 As filed with the Securities and Exchange Commission on January  , 1999

                                            Registration No. 333-66335 and

                                                             333-66335-01
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             Amendment No. 1

                                    to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                           CAPITAL ONE MASTER TRUST
                            (Issuer of Securities)
                               CAPITAL ONE BANK
                   (Depositor to the Trust described herein)
            (Exact Name of Registrant as Specified in Its Charter)

        Virginia                   6141                     54-1719855
     (State or Other         (Primary Standard           (I.R.S. Employer
      Jurisdiction              Industrial            Identification Number)
    of Organization)        Classification Code
                                  Number)

                               Capital One Bank

                         11011 West Broad Street
                              Richmond, VA 23060
                                (804) 967-1000
              (Address, Including Zip Code, and Telephone Number,

    Including Area Code, of Registrant's Principal Executive Offices)

                             John G. Finneran, Jr.
                               Capital One Bank
                   Senior Vice President and General Counsel

                         11011 West Broad Street
                              Richmond, VA 23060
                                (804) 967-1000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                  Copies to:

       Susanne Kogut, Esq.                   Paul Weiffenbach, Esq.

    Assistant General Counsel             Orrick, Herrington & Sutcliffe LLP

        Capital One Bank                            Washington Harbour
       2980 Fairview Park Drive                   3050 K Street, N.W.
        Falls Church, VA 22042                  Washington, D.C. 20007
            (703) 205-1079                       (202)339-8400

       Approximate date of commencement of proposed sale to the public:
   From time to time after this Registration Statement becomes effective as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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                                          Proposed     Proposed
                                           maximum     maximum
                               Amount     aggregate   aggregate     Amount of
Title of securities to be      to be        price      offering    registration
       registered            registered   per unit*     price*        fee**
-------------------------------------------------------------------------------
Asset Backed
 Certificates...........   $2,500,000,000   100%    $2,500,000,000   $695,000
-------------------------------------------------------------------------------
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

 *Estimated solely for the purpose of calculating the registration fee.

**$278 of the Registration Statement already has been paid.
                                --------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

  In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined Prospectus which also relates to $889,311,593 of unissued Asset Backed Certificates registered under Registration Statement No. 33-99276 of the Registrant. A Filing Fee of $306,659 was paid for such unissued Securities with Registration Statement No. 33-99276.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This information in this prospectus supplement and the accompanying           +
+prospectus is not complete and may be amended. We may not sell these          +
+securities until we deliver a final prospectus supplement and accompanying + +prospectus. This prospectus supplement and the accompanying prospectus are + +not an offer to sell nor are they seeking an offer to buy these securities in +
+any state where the offer or sale is not permitted.                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT

           Prospectus Supplement to Prospectus Dated January 28, 1999

                       [LOGO OF CAPITAL ONE APPEARS HERE]

                            Capital One Master Trust
                                     Issuer

                                Capital One Bank
                              Seller and Servicer

    $        Class A Floating Rate Asset Backed Certificates, Series 199 -
     $       Class B Floating Rate Asset Backed Certificates, Series 199 -

 You should consider carefully the risk
 factors beginning on page S-7 in                                      Class A             Class B
 this prospectus supplement and on                                  certificates        certificates
 page 6 in the prospectus.                                          ------------        ------------
                                        Principal amount        $                   $
 A certificate is not a deposit and     Certificate rate        One-Month LIBOR     One-Month LIBOR
 neither the certificates nor the                               plus [  ]% per year plus [  ]% per year
 underlying accounts or receivables     Interest paid           Monthly, beginning  Monthly, beginning
 are insured or guaranteed by the                                    , 199               , 199
 Federal Deposit Insurance              Expected final payment
 Corporation or any other                date                        , 200               , 200
 government agency.                     Legal final maturity         , 200               , 200
                                        Price to public per
 The certificates will represent         certificate              %                   %
 interests in the trust only, not       Underwriting discount
 interests in or obligations of          per certificate          %                   %
 Capital One Bank or any of its         Proceeds to seller per
 affiliates.                             certificate              %                   %

 This prospectus supplement may         The total price to public is $   , the total amount of the
 be used to offer and sell the          underwriting discount is $    and the total amount of proceeds
 certificates only if accompanied       plus accrued interest and before deduction of expenses is
 by the prospectus.                     $   .

                                        Credit Enhancement--

                                        . The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates
                                          provides credit enhancement for the Class A certificates.

                                        . The trust also is issuing Class C interests in the amount of
                                          $    that are subordinated to both the Class A certificates
                                          and the Class B certificates. Subordination of the Class C interests provides credit enhancement for both the Class A certificates and the Class B certificates.

                                        . The Seller will establish a cash collateral account in the
                                          amount of $   .


This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 Underwriters of the Series 199 -  certificates

A Co.
                                     B Co.
                                                                           C Co.

                                        , 199

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  Capital One Master Trust provides information to you about the Series 199 - certificates in two separate documents: (a) the accompanying prospectus, which provides general information about the Capital One Master Trust and the securities issued by it, some of which may not apply to your Series 199 - certificates and (b) this prospectus supplement, which describes the specific terms of your Series 199 - certificates. This prospectus supplement may be used to sell Class A certificates and Class B certificates only if accompanied by the prospectus.

  If the terms of your Series 199 - certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

  We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-48 in this document and under the caption "Index of Terms for Prospectus" beginning on page 71 in the accompanying prospectus. The capitalized terms are provided for your convenience, to avoid unnecessary duplication of terms.

                               ----------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY OF TERMS..........................................................  S-1
 The Trust................................................................  S-1
 The Bank.................................................................  S-1
 Offered Securities.......................................................  S-1
  Certificates............................................................  S-1
  Distribution Dates......................................................  S-1
  Interest................................................................  S-1
  Principal...............................................................  S-2
 Class C Interests........................................................  S-2
 Credit Enhancement.......................................................  S-2
  Cash Collateral Account.................................................  S-2
  Subordination...........................................................  S-2
 Other Interests In The Trust.............................................  S-2
  Other Series of Certificates............................................  S-2
  The Seller's Interest...................................................  S-3
 The Receivables..........................................................  S-3
 Collections by the Servicer..............................................  S-3
 Allocations..............................................................  S-3
  To Your Series..........................................................  S-3
  Among Classes...........................................................  S-3
 Application of Collections...............................................  S-3
  Finance Charge Collections..............................................  S-4
  Excess Spread...........................................................  S-4
  Principal Collections...................................................  S-4
 Pay Out Events...........................................................  S-5
 Optional Repurchase......................................................  S-5
 Registration.............................................................  S-5
 Tax Status...............................................................  S-5
 ERISA Considerations.....................................................  S-5
 Certificate Ratings......................................................  S-6
 [Exchange Listing........................................................ S-6]
RISK FACTORS..............................................................  S-7
 Credit Enhancement May Not Be Sufficient to Prevent Loss.................  S-7
 Class B Certificates Are Subordinate to the Class A Certificates; Trust
  Assets May Be Diverted from Class B to Pay Class A......................  S-7
INTRODUCTION..............................................................  S-8
MATURITY CONSIDERATIONS...................................................  S-8
THE BANK PORTFOLIO........................................................ S-10
 General.................................................................. S-10
 Delinquency and Loss Experience.......................................... S-11
 Revenue Experience....................................................... S-13
 Payment Rates............................................................ S-14
THE RECEIVABLES........................................................... S-14

                                                                           Page
                                                                           -----
USE OF PROCEEDS...........................................................  S-18
THE BANK..................................................................  S-18
SERIES PROVISIONS.........................................................  S-18
 Interest Payments........................................................  S-18
 [Prefunded Series........................................................ S-20]
 Principal Payments.......................................................  S-21
 Subordination............................................................  S-23
 Allocation Percentages...................................................  S-23
 Principal Funding Account................................................  S-27
 Reserve Account..........................................................  S-27
 Reallocation of Cash Flows...............................................  S-28
 Application of Collections...............................................  S-30
  Payment of Interest, Fees and Other Items...............................  S-30
  Excess Spread; Excess Finance Charges...................................  S-31
  Payments of Principal...................................................  S-33
 Cash Collateral Account..................................................  S-34
 Defaulted Receivables; Investor Charge-Offs..............................  S-36
 Shared Principal Collections[; Excess Shared Principal Collections]......  S-37
 [Extension of Initial Principal Payment Date............................. S-37]
 Issuance of Additional Investor Certificates.............................  S-38
 Paired Series............................................................  S-39
 Required Principal Balance; Addition of Accounts.........................  S-39
 Pay Out Events...........................................................  S-40
 Servicing Compensation and Payment of Expenses...........................  S-41
 Series Termination.......................................................  S-42
 Federal Income Tax Consequences..........................................  S-43
 Reports..................................................................  S-43
 Legal Matters............................................................  S-43
ERISA CONSIDERATIONS......................................................  S-43
 General..................................................................  S-43
 The Authorization........................................................  S-44
UNDERWRITING..............................................................  S-45
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT..................................  S-48
ANNEX I: PREVIOUS ISSUANCES OF CERTIFICATES...............................   A-1

                                SUMMARY OF TERMS

This summary highlights selected information and does not contain all of the information that you need in making your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the Series 199 - certificates.

To understand all of the terms of the offering of the Series 199 - certificates, you should carefully read this entire document and the accompanying prospectus.
THE TRUST

The certificates will be issued by Capital One Master Trust, which is a master trust formed in 1993.

The trustee is The Bank of New York.

THE BANK

Capital One Bank sells the receivables to the trust and services them. The bank is a Virginia state-chartered credit card bank. Its principal office currently is located at 11011 West Broad Street, Richmond, Virginia 23060 and its telephone number is (804) 967-1000.

OFFERED SECURITIES

Certificates

Capital One Master Trust is offering:

 . $     of Class A certificates; and

 . $     of Class B certificates.

In this document, references to Series 199 - certificates include both Class A and Class B.

Only the Class A certificates and the Class B certificates are offered by this prospectus supplement and the accompanying prospectus. The Class C interests are not offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the Series 199 - certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The Series 199 -  certificates are expected to be issued on      ,     .

[The Series 199 - certificates will be a prefunded series and an extendable series. See "Series Provisions--Prefunded Series" and "--Extension of Initial Principal Payment Date" in this prospectus supplement.]

Distribution Dates

Distribution dates for the Series 199 -  certificates will be      15, 199
and, after that, will be the 15th day of each month if the 15th is a business day and, if not, the following business day.

Interest

Interest on the Series 199 - certificates will be paid on each distribution date.

The Class A certificates will bear interest at [one-month LIBOR] as determined each month plus % per year.

The Class B certificates will bear interest at [one-month LIBOR] as determined each month plus % per year.

Interest for the Class A certificates and Class B certificates will be calculated as follows:

Principal amount               Number of days in                           Rate for
at end of prior       X        interest period              X              interest period
month                          -----------------
                               360

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (212) 815-5738.

See "Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

Principal

Principal of the Class A certificates is expected to be paid in full on the distribution date. We are scheduled to begin accumulating
collections of principal receivables starting on      , 200  for payment to the
Class A certificateholders on the expected final payment date, but we may begin accumulating at a later date.

Principal of the Class B certificates is expected to be paid in full on the distribution date. No principal will be paid on the Class B certificates, however, until the Class A certificates are paid in full or the full amount has been accumulated to pay principal on the Class A certificates. The amortization period for the Class B certificates is scheduled to begin on
the        distribution date.

The Series 199 - certificates are expected to be paid on the dates noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur [or if a principal payment event occurs], principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 199 - certificates are not paid on their expected final payment dates, collections of principal receivables will continue to be used to pay principal on the Series
199 -  certificates until the certificates are paid or until      , 200 ,
whichever occurs first.      , 200  is the legal final maturity date for Series
199 - .

See "Maturity Considerations," "Series Provisions--Allocation Percentages," "-- Principal Payments," ["--Prefunded Series" and "-- Extension of Initial Principal Payment Date"] in this prospectus supplement.

CLASS C INTERESTS

At the same time as the Class A certificates and the Class B certificates are
issued, the trust will issue $     of Class C floating rate asset backed
interests as part of Series 199 - . The Class C interests will be subordinated to both the Class A certificates and the Class B certificates.

The Class C interests are not offered by this document.

CREDIT ENHANCEMENT

Cash Collateral Account

The servicer will establish a cash collateral account to provide credit enhancement for the Series 199 - certificates and the Class C interests. $ will be deposited into the account when the Series 199 -certificates are issued. The cash collateral account will be used to make payments on the Series 199 - certificates and the Class C interests if collections of receivables allocated to Series 199 - are insufficient to make required payments.

Subordination

Credit enhancement for the Class A certificates is also provided by the subordination of the Class B certificates and the Class C interests.

Credit enhancement for the Class B certificates is also provided by the subordination of the Class C interests.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See "Series Provisions--Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates

The trust has issued numerous other series of certificates and expects to issue additional series. A summary of the outstanding series is in "Annex I:

Previous Issuances of Certificates" included at the end of this prospectus supplement. Annex I is hereby incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other certificateholder.

The Seller's Interest

The interest in the trust not represented by your series or by any other series is the seller's interest. The seller's interest is owned by the bank. The bank may, however, sell a portion of its interest in the seller's interest. The seller's interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES

The primary assets of the trust are receivables in MasterCard(R) and VISA(R)/1/ revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of        , 199 :

 . Receivables in the trust: $

 . Accounts designated to the trust:

See "The Receivables" in this prospectus supplement.

COLLECTIONS BY THE SERVICER

The bank, as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.

ALLOCATIONS

To Your Series

Each month the bank, as servicer, will allocate collections received among

 . your series;

 . other series outstanding; and

 . the seller's interest in the trust.
--------
/1/MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc. respectively.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 199 -
  certificates, the invested amount for Series 199 -  will be $     .

Among Classes

Amounts allocated to your series will be further allocated among the Class A certificates, the Class B certificates and the Class C interests on the basis of the invested amount of each class. Initially the invested amount of each class will be equal to the original principal amount of such class.

See "Series Provisions--Allocation Percentages" in this prospectus supplement.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of (a) the Class A invested amount, (b) the Class B invested amount and (c) the Class C invested amount.

If the invested amount of your series declines, amounts allocated and available for payment to your series and to you will be reduced. In addition, for purposes of allocating finance charge collections and amounts that are written off as uncollectible, the allocations to the Class A certificates will be based upon the Class A adjusted invested amount, which will be the Class A invested amount less amounts accumulated in the principal funding account for payment to the Class A certificateholders on the Class A expected final payment date. For a description of the events which may lead to these reductions, see "Series Provisions--Allocation Percentages" and "--Reallocation of Cash Flows" in this prospectus supplement.

APPLICATION OF COLLECTIONS

The following steps describe how the trust allocates and applies collections of finance charge receivables to your series.

Finance Charge Collections

 . Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

 . Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described below.

 . Collections of finance charge receivables allocated to the Class C interests will be used to pay the Class C portion of the servicing fee and any remaining amount will become excess spread and be applied as described below.

Excess Spread

Each month the trust will distribute the excess spread and your series' share of excess finance charges from other series in the following order of priority:

 . first to make up deficiencies with respect to Class A;

 . then to make up deficiencies with respect to Class B;

 . then to pay interest on the Class C interests and to make up deficiencies with respect to Class C;

 . then to make a deposit to the cash collateral account if the amount in the cash collateral account is less than the required cash collateral amount;

 . then, in limited circumstances, to fund a reserve account to cover Class A interest payment shortfalls during the Class A accumulation period;

 . then, if needed, to make a deposit into the spread account created for the benefit of the Class C interests; and

 . finally to other series or to the holders of the seller's interest in the trust.

See "Series Provisions--Application of Collections" in this prospectus supplement.

Principal Collections

The trust will apply your series' share of principal collections each month as follows:

 . First, principal collections allocated to the Class C interests and the Class
  B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates not made from finance charge collections, excess spread or funds in the cash collateral account or the reserve account.

 . During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will then be treated as shared principal collections and may be available to make principal payments for other series.

 . The Class A accumulation period is scheduled to begin on      , 200 , but may
  begin at a later date. During the Class A accumulation period, principal collections will then be deposited in a trust account, up to a controlled deposit amount, for payment to the Class A certificateholders on the Class A expected final payment date.

 . Upon payment in full of the Class A certificates, the Class B amortization period will begin. During the Class B amortization period, principal collections will then be paid to the Class B certificateholders on each distribution date.

 . Upon payment in full of the Class A and Class B certificates, the Class C amortization period will begin. During the Class C amortization period, principal collections will then be paid to the Class C interest holders on each distribution date.

 . If a pay out event (described below) that applies to Series 199 - or to all series occurs, the early amortization period will begin. [If a principal payment event occurs, the principal payment period will begin.] During the early amortization period [or the principal payment period], principal collections will then be paid first to the Class A certificateholders, then to the Class B certificateholders and then to the Class C interest holders.

 . Any remaining principal collections will be first made available to other series and then paid to the holders of the seller's interest or deposited in the excess funding account.

PAY OUT EVENTS

The documents under which the Series 199 - interests will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 199 - or to all series occurs, the trust will use collections of principal receivables allocated to Series 199 - each month to pay principal.

Pay out events may occur if the seller fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

The following also are pay out events:

 . The seller does not transfer additional assets to the trust when required;

 . The yield on the trust portfolio less the amount of receivables that are written off as uncollectible allocated to Series 199 - averaged over three months is less than the weighted average interest rate for Series 199 - , calculated by taking into account the interest rate for Class A, Class B and Class C, plus the servicing fee rate for Series 199 - ;

 . Certain defaults of the servicer;

 . The Class A certificates or the Class B certificates are not paid in full on their expected final payment dates;

 . The occurrence of certain events of insolvency or receivership relating to the seller (including any additional seller);

 . The seller is unable to transfer receivables to the trust as required under the pooling and servicing agreement; or

 . The trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of the pay out events, see "Series Provisions-- Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

The bank has the option to repurchase your Series 199 - certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount. See "Risk Factors--Optional Repurchase May Result in an Early Return of Principal and a Reinvestment Risk" in the accompanying prospectus.

REGISTRATION

The Series 199 - certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See "The Pooling Agreement Generally--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your Series 199 - certificates through The Depository Trust Company, in the United States, or Cedel Bank, societe anonyme or the Euroclear System in Europe. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates" in the accompanying prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank, is of the opinion that under existing law your Series 199 - certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Series 199 - certificate, you will agree to treat your Series 199 - certificates as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Prospectus Summary--Certificate Ratings" and "Risk Factors--Credit Ratings Assigned to Your Certificates Are Limited in Nature" in the accompanying prospectus.

[EXCHANGE LISTING

We will apply to list the series 199 - certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. No application will be made to list the Class C interests on the Luxembourg Stock Exchange.]

                                  RISK FACTORS

  In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies to all series, including yours. The information in this section applies more specifically to your series.

  Please carefully read the "Risk Factors" section in the prospectus and the risk factors discussed below before deciding whether to purchase any of the Series 199 - certificates.

Credit Enhancement May Not
Be Sufficient to Prevent
Loss Credit enhancement for the Series 199 - certificates is provided by a cash collateral account and through the subordination of the Class B certificates and the Class C interests. However, such credit enhancement is limited. The only sources of payment for your certificates are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables, or there are problems in the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

                               See "Series Provisions--Allocation
                               Percentages," "--Cash Collateral Account" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Class B Certificates Are
Subordinate to the Class A
Certificates; Trust Assets
May Be Diverted from Class B
to Pay Class A
                               If you purchase a Class B certificate, your right to receive principal payments is subordinated to the payment in full of the Class A certificates. No principal will be paid to you until the full amount of principal has been paid or accumulated for payment on the Class A certificates. In addition, if Class A's share of collections of finance charge receivables allocated to Series 199 - , excess spread, funds in the cash collateral account and Class C's share of principal collections are not sufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A. Also, if Class A's share of losses on the receivables exceeds collections and credit enhancement available to cover those losses and the Class C invested amount is reduced to zero, the Class B invested amount may be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced. Accordingly, you may receive payments of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you.

                               See "Series Provisions--Reallocation of Cash
                               Flows" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

                                  INTRODUCTION

  The following provisions of this Prospectus Supplement contain more detailed information concerning the asset backed certificates offered by this Prospectus Supplement and the accompanying Prospectus. The certificates will be issued by Capital One Master Trust (the "Trust") pursuant to a pooling and servicing agreement, dated as of September 30, 1993 (as amended, the "Pooling Agreement"), originally between a predecessor in interest to Capital One Bank (the "Bank"), as Seller and Servicer, and The Bank of New York, as trustee (the "Trustee").

  The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts (the "Accounts"), collections thereon and certain other property as more fully described herein.

  The Trust will issue $     of its Class A Floating Rate Asset Backed
Certificates, Series 199 -  (the "Class A Certificates"), $     of its Class B
Floating Rate Asset Backed Certificates, Series 199 - (the "Class B Certificates" and, together with the Class A Certificates, the "Investor
Certificates") and $     of Class C Floating Rate Asset Backed Interests,
Series 199 - (the "Class C Interests" and, together with the Investor Certificates, the "Series 199 - Interests").

  The Investor Certificates will be issued pursuant to the Pooling Agreement, together with the Series 199 -Supplement (the "Series 199 - Supplement"). The Class C Interests will be issued pursuant to the Pooling Agreement, the Series 199 - Supplement and the agreement relating to the Class C Interests (the "Class C Supplemental Agreement").

  The Series 199 -  Interests will be the     Series issued by the Trust and
the     Series outstanding, as of the Series Issuance Date, included in a group of Series ("Group One") issued by the Trust from time to time. See "Annex I:
Previous Issuances of Certificates." Annex I is incorporated into this Prospectus Supplement by reference.

  The Investor Certificates offered by this Prospectus Supplement and the accompanying Prospectus are investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

                            MATURITY CONSIDERATIONS

  The Pooling Agreement and the Series 199 - Supplement provide that the holders of the Class A Certificates (the "Class A Certificateholders") will not
receive payments of principal until the       Distribution Date (the "Class A
Expected Final Payment Date"), or earlier if a Pay Out Event [or a Principal Payment Event] occurs. Class A Certificateholders will receive payments of principal (i) on each Distribution Date following the Monthly Period in which a Pay Out Event occurs [and (ii) on each Distribution Date beginning with the commencement of the Principal Payment Period] (each such Distribution Date, a "Special Payment Date") until the earlier to occur of the date on which the
Class A Invested Amount has been paid in full or              200  (the "Series
199 - Termination Date" or the "Termination Date"). The holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Investor Certificateholders") will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made. The holders of the Class C Interests (the "Class C Interest Holders" and, together with the Investor Certificateholders, the "Series 199 - Holders") will not begin to receive payments of principal [(other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period)] until the final principal payment on the Class B Certificates has been made.

  On each Distribution Date during the Class A accumulation period (the "Class A Accumulation Period"), amounts equal to the least of (a) Available Investor Principal Collections (see "Series Provisions--Principal Payments" in this Prospectus Supplement) for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled

Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount and (c) the Class A Adjusted Invested Amount will be deposited in the principal funding account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Class A Invested Amount or, if earlier, the Class A Expected Final Payment Date. See "Series Provisions--Principal Payments" in this Prospectus Supplement for a discussion of circumstances under which the start of the Class A Accumulation Period may be delayed. Upon payment in full of the Class A Invested Amount, on each Distribution Date during the Class B amortization period (the "Class B Amortization Period"), an amount equal to the lesser of
(a) Available Investor Principal Collections for the related Monthly Period on deposit in the Collection Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution
Date) and (b) the Class B Invested Amount will be paid to the Class B Certificateholders.

  The Bank may, at or after the time at which the Class A Accumulation Period begins, cause another Series issued or to be issued by the Trust (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) to be a Paired Series with Series 199 - to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account for Series 199 - . Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other Series may vary from time to time (whether or not a Pay Out Event occurs with respect to Series 199 - ), and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Investor Certificates will vary from the terms of such other Series, the Pay Out Events for such other Series may vary from the Pay Out Events for Series 199 - and may include Pay Out Events that are unrelated to the status of the Bank or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur for any such Paired Series prior to the payment in full of the Series 199 - Interests, the Principal Allocation Percentage could be reduced and the final payment of principal to the Series 199 - Holders could be delayed.

  Should a Pay Out Event occur with respect to Series 199 - and the Early Amortization Period begins, [or if a Principal Payment Event occurs and the Principal Payment Period begins,] any amount on deposit (a) in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date and the Series 199 - Holders will be entitled to receive Available Investor Principal Collections on each Distribution Date for such Early Amortization Period [or Principal Payment Period] until the Invested Amount is paid in full or until the Termination Date occurs and (b) in the Excess Funding Account will be released and treated as Shared Principal Collections and Excess Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections or Excess Shared Principal Collections. See "Description of the Certificates--Pay Out Events" in the accompanying Prospectus and "Series Provisions--Pay Out Events" [and "-- Extension of Initial Principal Payment Date"] in this Prospectus Supplement.

  The ability of Investor Certificateholders to receive payments of principal on the applicable Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, the delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. See the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" in this Prospectus Supplement. The Bank cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Investor Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any such payment of principal. A significant amount of receivables initially originated by the Bank was attributable to customers who, attracted by the low introductory rates, transferred balances from competing card issuers. Accounts in the Bank's low introductory rate portfolio that reprice are subject to a significant risk of attrition, because cardholders that were initially attracted by the Bank's low introductory rates may determine to switch accounts or transfer account balances to lower price products offered by competing card issuers. See "Risk Factors--Ability to Continue the Trust Will Be Dependent Upon the Ability to Generate New Receivables" and "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus.

  In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the product mix of the Trust Portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Investor Certificateholders could expect to receive payments of principal on their Investor Certificates during the Early Amortization Period [or Principal Payment Period] or the rate at which the Principal Funding Account could be funded during the Class A Accumulation Period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio." As described under "Series Provisions--Principal Payments," the Bank may shorten the Class A Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date.

  The Trust, as a master trust, has previously issued Series, of which are still outstanding, and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Investor Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates could be significantly reduced.

  Due to the reasons set forth above, and the fact that the payment experience for the more recently originated accounts in the Bank Portfolio (from which the Accounts included in the Trust Portfolio have been selected) is limited (see "The Bank Portfolio" in this Prospectus Supplement), there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A and Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors--Ability to Continue the Trust Will Be Dependent Upon the Ability to Generate New Receivables" in the accompanying Prospectus.

                               THE BANK PORTFOLIO

General

  The Accounts included in the Trust as of July 30, 1993 (the "Trust Cut-Off Date") and subsequent Additional Cut-Off Dates (the "Trust Portfolio") were selected from the Bank Portfolio based on the eligibility criteria specified in the Pooling Agreement. The Trust Portfolio is comprised of the majority of
Eligible Accounts in the Bank Portfolio as of        , 199  (the "Series Cut-
Off Date"). The Trust Portfolio also includes certain charged-off accounts with zero balances (the "Zero Balance Accounts"), the recoveries on which will be treated as collections of Finance Charge Receivables. The Bank plans to continue to add Zero Balance Accounts to the Trust from time to time. See "The Accounts," "The Pooling Agreement Generally--Conveyance of Receivables" and "-- Representations and Warranties" in the accompanying Prospectus.

  The Bank Portfolio is primarily comprised of accounts originated by the Bank from 1992 to 199 , regardless of whether such accounts meet the eligibility requirements specified in the Pooling Agreement. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following pricing characteristics. The annual percentage rate on such receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period, a low fixed-rate of generally % to % or a non-introductory rate generally ranging between approximately % and %. Low introductory rates generally range from
approximately % to  % for introductory periods of   to   months after which the
rate converts to an annual percentage rate generally between approximately % and %. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products (excluding the low fixed-rate products) are more customized products and generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases, higher delinquencies and credit losses than the Bank's traditional low introductory rate products. The number of low-fixed rate products and non-introductory rate products in the Bank Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described in the preceding sentence will have a more significant effect on the Bank Portfolio. Receivables added to the Trust have and will include such low fixed-rate and non-introductory rate credit card receivables, which at the date of the initial issuance of the Investor Certificates (the "Series Issuance Date") constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio. See "Risk Factors--The Laws Relating to Insolvency and the Perfection of Security Interests Involve Discretion and Uncertainty and May Result in Other Interests Having Priority Over Your Certificates," "The Bank's Credit Card and Consumer Lending Business--Underwriting Procedures" and "Certain Legal Aspects of the Receivables--Transfer of Receivables" in the accompanying Prospectus.

  In the fourth quarter of 1997, the Bank adopted a more conservative accounting methodology for charge-offs and made an adjustment to its recognition of finance charges and fee income. The Bank modified its methodology for charging off credit card loans (net of any collateral) to 180 days past-due, from the prior practice of charging off loans during the billing cycle after 180 days past-due. This resulted in adjustments to delinquencies and losses, as well as a reduction in revenue as a result of a reversal of previously accrued finance charges and fee income. In addition, the Bank also began recognizing the estimated uncollectible portion of finance charges and fee income receivables, which resulted in a decrease in loans and a corresponding decrease in revenue. The 1997 impact of these adjustments is shown as a footnote in the tables that follow.

Delinquency and Loss Experience

  Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Bank Portfolio from approximately $1.985 billion at year end 1992, to approximately [$ ] billion as of the end of 199 , has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, it is expected that the charge-off rates and delinquencies will increase over time. The Bank's delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the Bank's accounts, the success of the Bank's collection efforts, the product mix of the portfolio and general economic conditions.

  The following tables set forth the delinquency and loss experience for the Bank Portfolio for each of the periods shown. The Bank Portfolio includes groups of accounts each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics
different from those of the overall Bank Portfolio. As of        , 199 , the
Trust Portfolio (including Receivables added to the Trust on        , 199 )
represented approximately % and % of the Bank Portfolio by account and receivables outstanding, respectively. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience for the Receivables is different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below for the Bank Portfolio.

           Delinquencies as a Percentage of the Bank Portfolio(1)(3)
                             (Dollars in Thousands)

                                                                          At Year End
                                               -----------------------------------------------------------------
                            At      , 199             199 (4)                199                   199
                         --------------------- --------------------- --------------------- ---------------------
Number of Days           Delinquent            Delinquent            Delinquent            Delinquent
Delinquent(2)              Amount   Percentage   Amount   Percentage   Amount   Percentage   Amount   Percentage
--------------           ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
30 - 59 days............
60 - 89 days............
90+ days................
 Total..................

--------

(1) The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 199 ,
    199  and 199  were [$      ], [$      ] and [$      ], respectively. The
    end of period receivables outstanding as of       , 199  were [$      ].

(2) The Bank uses billing cycles to determine delinquency. This table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.
(3) Figures and percentages in this table are reported on a processing month basis.
(4) The total delinquencies greater than or equal to 30 days as a percentage of the Bank Portfolio would have been % without the adjustments discussed above under "--General."

                     Loss Experience for the Bank Portfolio
                             (Dollars in Thousands)

                                                                Year Ended
                                                             -----------------
                                                      , 199  199 (1) 199  199
                                                 ----------- ------- ---- ----
Average Receivables Outstanding.................
Gross Losses....................................
Gross Losses as a Percentage of Average
 Receivables Outstanding........................
Recoveries......................................
Net Losses......................................
Net Losses as a Percentage of Average
 Receivables Outstanding........................

--------
(1) Net Losses as a Percentage of Average Receivables Outstanding would have
    been   % without the change in charge-off methodology discussed above under
    "--General."

Revenue Experience

  The following table sets forth the revenues from finance charges and fees billed and Interchange received with respect to the Bank Portfolio for the periods shown.

                   Revenue Experience for the Bank Portfolio
                             (Dollars in Thousands)

                                                                  Year Ended
                                                               -----------------
                                                        , 199  199 (2) 199  199
                                                   ----------- ------- ---- ----
Average Receivables Outstanding...................
Finance Charges and Fees(1).......................
Yield from Finance Charges and Fees...............
Interchange.......................................
Yield from Interchange............................

--------
(1) Finance Charges and Fees does not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees includes monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.
(2) Yield from Finance Charges and Fees would have been % without the adjustments discussed above under "--General."

  Because the Trust Portfolio is only a portion of the Bank Portfolio, actual revenue experience for the Receivables is different from that set forth above for the Bank Portfolio. There can be no assurance that the yield experience for the Receivables in the future will be similar to the historical experience set forth above for the Bank Portfolio. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Bank or the Servicer in such fees and charges or by other factors. See "Risk Factors--Seller's Ability to Change Terms of the Receivables Could Alter Payment Patterns" and "--Consumer Protection Laws May Restrict the Bank's Ability to Collect Receivables and Maintain Yield on Portfolio and Lead to an Early Amortization or Inability to Pay Certificates in Full" in the accompanying Prospectus.

  The revenue for the accounts in the Bank Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases. Furthermore, as the Bank Portfolio experiences growth in receivables through account origination and account management balance transfer programs which are assessed low introductory periodic rate finance charges and to the extent the Bank chooses to waive all or part of the rate increase for selected accounts in an effort to profitably retain balances, the yield related to monthly periodic rate finance charges would be adversely affected. The yield related to service charges varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

  The following table sets forth the highest and lowest accountholder monthly payment rates for the Bank Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables on the Accounts.

                      Accountholder Monthly Payment Rates
                           for the Bank Portfolio(1)

                                                                    Year Ended
                                                                  --------------
                                                           , 199  199  199  199
                                                       ---------- ---- ---- ----
Lowest Month(2).......................................
Highest Month(2)......................................
Average Payment Rate for the Period...................

--------
(1) The monthly payment rates include amounts which are payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

(2) The monthly payment rates are calculated as the total amount of payments received during the month divided by the average monthly receivables outstanding for each month.

                                THE RECEIVABLES

  The Receivables in the Trust Portfolio, as of       , 199  (including
Receivables in Accounts conveyed to the Trust on        , 199 , which
Receivables and Accounts are included in all figures set forth below in this
paragraph, the next paragraph and the following tables) included $     of
Principal Receivables and $     of Finance Charge Receivables. The Accounts had
an average balance of $     and an average credit limit of $    . The
percentage of the aggregate total Receivables balance to the aggregate total credit limit was %. The average age of the Accounts was approximately
months. As of       ,     , all of the Accounts in the Trust Portfolio were
VISA or MasterCard credit card accounts, of which  % were standard accounts and
 % were premium accounts, and the aggregate Receivables balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were % and %, respectively. Since the formation of the Trust,
and prior to the Series Issuance Date, the Bank has added approximately [$   ]
billion principal amount of Receivables in Additional Accounts to the Trust. The Receivables arising under such accounts added to the Trust since its formation are generally assessed finance charges having the following pricing characteristics. The annual percentage rate on such Receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period, a low fixed-rate of generally % to % or a non-introductory rate generally ranging between approximately % and %. Low introductory rates generally range from approximately % to % for introductory
periods of   to   months, after which the rate converts to an annual percentage rate generally between approximately % and %. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products (excluding the low fixed-rate products) are more customized products and generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases higher delinquencies and credit losses than the Bank's traditional low introductory rate products. Receivables added to the Trust have and will include such low fixed-rate and non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio.

  As of      ,     , approximately  % of the Trust Portfolio accounts were
assessed a variable rate periodic finance charge and approximately % were assessed a fixed rate periodic finance charge.

  The following tables summarize the Trust Portfolio by various criteria as of
       ,   . References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition and product mix of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         Composition by Account Balance
                                Trust Portfolio

                                            Percentage             Percentage
                                             of Total               of Total
                                  Number of Number of  Receivables Receivables
Account Balance Range             Accounts   Accounts  Outstanding Outstanding
---------------------             --------- ---------- ----------- -----------
Credit Balance(1)................
No Balance(2)....................
More than $0 and less than or
 equal to $1,500.00..............
$1,500.01 - $ 5,000.00...........
$5,000.01 - $10,000.00...........
Over $10,000.00..................
                                     ---       ---         ---         ---
  Total..........................
                                     ===       ===         ===         ===

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an Account. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future. Zero Balance Accounts are not included in these figures.

                         Composition by Credit Limit(1)
                                Trust Portfolio

                                             Percentage             Percentage
                                              of Total               of Total
                                   Number of Number of  Receivables Receivables
Credit Limit Range                 Accounts   Accounts  Outstanding Outstanding
------------------                 --------- ---------- ----------- -----------
Less than or equal to $1,500.00...
$1,500.01 - $5,000.00.............
$5,000.01 - $10,000.00............
Over $10,000.00...................
                                      ---       ---         ---         ---
  Total...........................
                                      ===       ===         ===         ===

--------
(1) References to "Credit Limit" herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to these receivables.

                        Composition by Payment Status(1)
                                Trust Portfolio

                                              Percentage             Percentage
                                               of Total               of Total
                                    Number of Number of  Receivables Receivables
Payment Status(2)                   Accounts   Accounts  Outstanding Outstanding
-----------------                   --------- ---------- ----------- -----------
Current to 29 days(3)..............
Past due 30 - 59 days..............
Past due 60 - 89 days..............
Past due 90+ days..................
                                       ---       ---         ---         ---
  Total............................
                                       ===       ===         ===         ===

--------
(1) Payment Status is determined as of the prior statement cycle date.
(2) The Bank uses billing cycles to determine delinquency. The table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.
(3) Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

                           Composition by Account Age
                                Trust Portfolio

                                             Percentage             Percentage
                                              of Total               of Total
                                   Number of Number of  Receivables Receivables
Account Age                        Accounts   Accounts  Outstanding Outstanding
-----------                        --------- ---------- ----------- -----------
Not More than 6 Months............
Over 6 Months to 12 Months........
Over 12 Months to 24 Months.......
Over 24 Months to 36 Months.......
Over 36 Months to 48 Months.......
Over 48 Months to 60 Months.......
Over 60 Months....................
                                      ---       ---         ---         ---
  Total...........................
                                      ===       ===         ===         ===

            Composition of Accounts by Accountholder Billing Address

                                              Percentage             Percentage
                                               of Total               of Total
                                    Number of Number of  Receivables Receivables
State or Territory                  Accounts   Accounts  Outstanding Outstanding
------------------                  --------- ---------- ----------- -----------
California.........................
Texas..............................
New York...........................
Florida............................
Illinois...........................
Pennsylvania.......................
Virginia...........................
Ohio...............................
New Jersey.........................
Michigan...........................
Georgia............................
Massachusetts......................
North Carolina.....................
Washington.........................
Maryland...........................
Missouri...........................
Indiana............................
Minnesota..........................
Tennessee..........................
Colorado...........................
Arizona............................
Connecticut........................
Alabama............................
Louisiana..........................
South Carolina.....................
Oregon.............................
Oklahoma...........................
Kentucky...........................
Kansas.............................
Arkansas...........................
Nevada.............................
Mississippi........................
West Virginia......................
New Hampshire......................
New Mexico.........................
Nebraska...........................
Utah...............................
Maine..............................
Idaho..............................
Hawaii.............................
Rhode Island.......................
Iowa...............................
Montana............................
Alaska.............................
Vermont............................
Delaware...........................
South Dakota.......................
North Dakota.......................
District of Columbia...............
Wyoming............................
Wisconsin..........................
Other..............................
                                       ---       ---         ---         ---
 Total.............................
                                       ===       ===         ===         ===

  As of       ,     , the Bank, like many other national credit card issuers,
had a significant concentration of credit card receivables outstanding in California. Adverse economic conditions affecting accountholders residing in California could affect timely payment by such accountholders of amounts due on the Accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See "Risk Factors--Consumer Protection Laws May Restrict the Bank's Ability to Collect Receivables and Maintain Yield on Portfolio and Lead to an Early Amortization or Inability to Pay Certificates in Full" in the accompanying Prospectus.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Investor Certificates will be paid to the Bank. The Bank will use such proceeds for general corporate purposes.

                                    THE BANK

  At      ,     , the Bank had assets of approximately $[ ] billion and
stockholder's equity of approximately $[ ] million. For a more detailed description of the Bank, see "The Bank" in the accompanying Prospectus.

                               SERIES PROVISIONS

  The Investor Certificates and the Class C Interests will be issued pursuant to the Pooling Agreement and the Series 199 - Supplement. The following summary describes certain terms applicable to the Investor Certificates. Reference should be made to the Prospectus for additional information concerning the Investor Certificates and the Pooling Agreement.

Interest Payments

  Interest on the Class A Certificates and the Class B Certificates will accrue from the Series Issuance Date on the outstanding principal balances of the Class A Certificates and the Class B Certificates. Interest will be distributed monthly on the 15th day of each month (or if any such day is not a business
day, the next succeeding business day), beginning on      , 199  (each, a
"Distribution Date") to Investor Certificateholders in whose names the Investor Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (the "Record Date"). For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than (a) a Saturday or Sunday, or (b) any other day on which national banking associations or state banking institutions in New York, New York or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or in the case of the first Distribution Date, from and including the Series Issuance Date) to but excluding such Distribution Date.

  "Class A Certificate Rate" means a rate per annum equal to [LIBOR for one-month United States dollar deposits, determined as of the LIBOR Determination Date as described below], plus %.

  "Class B Certificate Rate" means a rate per annum equal to [LIBOR for one-month United States dollar deposits, determined as of the LIBOR Determination Date as described below], plus %.

   Because each of the Class A Certificate Rate and the Class B Certificate Rate is a floating rate, interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, the Series Issuance Date) to but excluding such Distribution Date and a 360-day year.

  Interest payments on the Class A Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Record Date (or in the case of the initial Distribution Date, on the initial Class A principal balance) based upon the Class A Certificate Rate. On each Distribution Date, Class A Monthly Interest, Class A Outstanding Monthly Interest and Class A Additional Interest, if any, for such Distribution Date will be paid to the Class A Certificateholders. Payments to the Class A Certificateholders will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the holders of the Class A Certificates (the "Class A Certificateholders' Interest") for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 199 - , amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount will be used to make such payments or deposits.

  "Class A Available Funds" means, for any Monthly Period, an amount equal to the sum of (i) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 199 - Interests for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 199 - Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date for the Class A Accumulation Period, the Principal Funding Investment Proceeds, if any, for the related Distribution Date; [(iii) the Class A Certificateholders' pro rata share of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account;] and (iv) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 199 - Supplement for such Distribution Date.

  Interest payments on the Class B Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the initial Distribution Date, on the initial Class B principal balance) based upon the Class B Certificate Rate. On each Distribution Date, Class B Monthly Interest, Class B Outstanding Monthly Interest and Class B Additional Interest, if any, for such Distribution Date will be paid to the Class B Certificateholders. Payments to the Class B Certificateholders on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the holders of the Class B Certificates (the "Class B Certificateholders' Interest" and, together with the Class A Certificateholders' Interest, the "Investor Certificateholders' Interest") for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 199 - , amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Class C Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, will be used to make such payments or deposits.

  "Class B Available Funds" means, for any Monthly Period, an amount equal to the [sum of (i) the] Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 199 - Interests for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 199 - Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange) [; and (ii) the Class B Certificateholders' pro rata share of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account].

  Interest payments on the Class C Interests for each Distribution Date will be calculated on the outstanding principal balance of the Class C Interests as of the preceding Record Date (or in the case of the initial Distribution Date, on the initial Class C principal balance) based upon the Class C Interest Rate. "Class C Interest Rate" means a rate per annum specified in the Class C Supplemental Agreement not to exceed [LIBOR for one-month United States dollar deposits, determined as of the LIBOR Determination Date as described herein, plus %]. The Class C Interest Rate specified herein is a floating rate, so interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and a 360-day year. On each Distribution Date, Class C Monthly Interest for the related Monthly Period and any Class C Monthly Interest previously due but not distributed to the Class C Interest Holders will be paid to the Class C Interest Holders. Payments to the Class C Interest Holders on any Distribution Date will be funded from Excess Spread and Excess Finance Charges allocated to Series 199 - and amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or reductions in the Class B Invested Amount for such Monthly Period. To the extent such Excess Spread and Excess Finance Charges allocated to Series 199 - and amounts on deposit in the Cash Collateral Account for such Monthly Period are insufficient to pay such interest, amounts, if any, on deposit in the spread account maintained for the benefit of the Class C Interest Holders (the "Class C Spread Account") will be used to make such payments or deposits.

  For each of the Class A Certificate Rate, the Class B Certificate Rate and the Class C Interest Rate, the Servicer will determine LIBOR (i) for the initial Interest Period on the second business day prior to the Series Issuance Date and (ii) for each Interest Period following the initial Interest Period, on the second business day prior to the first day of such Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in U.S. Dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (beginning on the first day of such Interest Period). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. Dollars to leading international banks for a period equal to the relevant Interest Period (beginning on the first day of such Interest Period).

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  "Interest Period" means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will constitute a period from and including the Series Issuance Date to but excluding the
     Distribution Date.

[Prefunded Series

  Series 199 -  will be a prefunded Series.

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Series 199 - Holders, the prefunding account (the "Prefunding Account"), which will be an Eligible Deposit Account. During the period from the Series Issuance Date to the earliest to occur of (i) the start of the Early Amortization Period, (ii) the date on which the Invested Amount first equals
$    and (iii)    ,      (the "Funding Period"), the Prefunded Amount will be
maintained in the Prefunding Account. The

"Prefunded Amount" means the principal amount on deposit in the Prefunding
Account, which initially will equal $     (or  % of the Initial Investor
Amount).

  Funds on deposit in the Prefunding Account will be withdrawn on       (each,
a "Funding Date") to the extent of any increases in the Invested Amount during the Funding Period as a result of an increase in the Seller's Participation Amount in excess of % (the "Required Funding Percentage") of the sum of (A) the aggregate amount of Principal Receivables and (B) the principal amount on deposit in the Excess Funding Account on such date; provided that the Invested Amount will in no event exceed the Initial Investor Amount or increase by an amount in excess of the Prefunded Amount before giving effect to such increase. Should the Prefunded Amount be greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Prefunding Account will be withdrawn for pro rata distribution to the Class A Certificateholders, Class B Certificateholders and the Class C Interest Holders on the next succeeding Distribution Date, and result in a reduction of the Investor Amount. Any such payment would be made earlier than the expected final payment dates for the Series 199 - Interests and will not include any prepayment premium. There is no assurance that such partial prepayment could be reinvested at a rate equivalent to the interest rates on the Investor Certificates.

  All amounts on deposit in the Prefunding Account will be invested by the Trustee in Eligible Investments. On each Distribution Date for the Funding Period, the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account will be withdrawn from the Prefunding Account and deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to the Investor Certificateholders' Interest and the Class C Investors' Interest for the prior Monthly Period.]

Principal Payments

  During the revolving period for Series 199 - (the "Revolving Period") (which begins on the Series Cut-Off Date and ends on the day before the first day of the Class A Accumulation Period or, if earlier, the first day of the Early Amortization Period [or the Principal Payment Period]), no principal payments will be made to Investor Certificateholders [(other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period)]. During the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount. On each Distribution Date during the Class B Amortization Period, principal payments will be distributed to the Class B Certificateholders up to the Class B Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, [or during the Principal Payment Period, which will begin on the occurrence of a Principal Payment Event,] and until the Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full, and then to the Class C Interest Holders. No principal payments will be made to the Class C Interest Holders until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

  On each Distribution Date during the Revolving Period, collections of Principal Receivables allocable to the Investor Certificateholders' Interest and the holders of the Class C Interests (the "Class C Investors' Interest") will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid to the Bank to purchase additional Receivables in order to maintain the Invested Amount and, if necessary, be treated as Shared Principal Collections or deposited in the Excess Funding Account.

  On each Distribution Date for the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of
(a) Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date, (b) the applicable Controlled Deposit Amount for such

Distribution Date and (c) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date or, if earlier, the first Special Payment Date. Upon payment in full of the Class A Invested Amount, on each Distribution Date during the Class B Amortization Period, amounts equal to the lesser of (a) Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (b) the Class B Invested Amount will be paid to the Class B Certificateholders. The "Class B Expected Final Payment
Date" will be the       Distribution Date.

  If a Pay Out Event occurs with respect to Series 199 - , the Early Amortization Period will begin [or if a Principal Payment Event occurs, the Principal Payment Period will begin,] and [in each case] any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date. If, on the Class A Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount in full, a Pay Out Event will occur and the Early Amortization Period will begin. Upon payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.

  "Available Investor Principal Collections" means, for any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the product of the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period, minus (ii) the amount of Reallocated Principal Collections for such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount, plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 199 - , plus (c) any Shared Principal Collections from other Series that are allocated to Series 199 - , plus (d) the amount of any Excess Shared Principal Collections from other Series that are allocated to Series 199 - , plus (e) the amount, if any, of Class A Available Funds to be distributed to cover the Class A Investor Default Amount for the related Distribution Date, plus (f) any other amounts which pursuant to the Series 199 - Supplement are to be treated as Available Investor Principal Collections for the related Distribution Date, plus (g) the proceeds of any withdrawal from the Class C Spread Account in respect of the Class C Investor Default Amount (which proceeds will only be used to make principal payments on the Class C Interests).

  The Class A Accumulation Period is scheduled to begin at the close of
business on the last day of the            Monthly Period. However, the
Servicer may elect to postpone the start of the Class A Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Class A Accumulation Period Length (determined as described below) is less than twenty months. On each Determination Date until the Class A Accumulation Period begins, the Servicer will determine the "Class A Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (i) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving period during the Class A Accumulation Period. If the Class A Accumulation Period Length is less than twenty months, the Servicer may, at its option, postpone the start of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Class A Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. Notwithstanding the above, the Series 199 - Supplement may require that the number of months in the Class A Accumulation Period exceed the Class A Accumulation Period Length and that certain minimum deposits be made to the Principal Funding Account during the Class A Accumulation Period. The length of the Class A Accumulation Period will not be less than one month. If the start of the Class A Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the start of the Class A Accumulation Period, then it is probable that the Class A Certificateholders would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

  On each Distribution Date during the Early Amortization Period [or the Principal Payment Period] until the Class A Invested Amount has been paid in full or the Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Invested Amount. Upon payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive, on each Distribution Date, Available Investor Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Termination Date.

Subordination

  The Class B Certificateholders' Interest and the Class C Investors' Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Class C Investors' Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be decreased. Similarly, certain principal payments allocable to the Class C Investors' Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class C Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread; Excess Finance Charges" in this Prospectus Supplement.

Allocation Percentages

  Pursuant to the Pooling Agreement, the Servicer will allocate among the Investor Certificateholders' Interest and the Class C Investors' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest, all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount for such Monthly Period.

  Collections of Finance Charge Receivables and the Defaulted Amount for any Monthly Period will be allocated to Series 199 - based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or for the first Monthly Period, the Initial Invested Amount) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or for the first Monthly Period, the total amount of Principal Receivables in the Trust on the Series Cut-Off Date) and the principal amount on deposit in the Excess Funding Account as of such day; [provided, however, that if the Invested Amount has increased during the previous Monthly Period as a result of an increase in the Seller's Participation Amount during the Funding Period, then the numerator above shall instead be equal to the average Adjusted Invested Amount for such Monthly Period].

  Such amounts so allocated to Series 199 - will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Class C Floating Percentage. The "Class A Floating Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the Series

Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

  The "Class B Floating Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

  The "Class C Floating Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

  Collections of Principal Receivables will be allocated to Series 199 - based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and (b) during the Class A Accumulation Period, the Class B Amortization Period, the Class C amortization period (the "Class C Amortization Period"), [the Principal Payment Period] or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Series Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; [provided, however, that if the Invested Amount has increased during the previous Monthly Period as a result of payments made to the Seller from the Prefunding Account, then the numerator referred to in (a) above shall instead be equal to the average Invested Amount for such Monthly Period; and] provided further, however, that because the Investor Certificates are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a paired Series during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, [the Principal Payment Period] or the Early Amortization Period for Series 199 - , the Bank may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such paired Series and the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199 - .

  Such amounts so allocated to Series 199 - will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders based on the Class A Principal Percentage, the Class B Principal Percentage and the Class C Principal Percentage. The "Class A Principal Percentage" means, for any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, [the Principal Payment Period] or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  The "Class B Principal Percentage" means, for any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, [the Principal Payment Period] or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  The "Class C Principal Percentage" means, for any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class C Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period [, the Principal Payment Period] or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  As used herein, the following terms have the meanings indicated:

  "Class A Initial Invested Amount" means $    .

  "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, minus (ii) the amount of principal payments made to the Class A Certificateholders [(other than principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period)] on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date [, plus (iv) the amount of any increases in the Class A Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account]; provided, however, that the Class A Invested Amount may not be reduced below zero.

  "Class A Adjusted Invested Amount," for any date of determination, means an amount equal to the then current Class A Invested Amount, minus the funds on deposit in the Principal Funding Account on such date.

  "Class B Initial Invested Amount" means $    .

  "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, minus (ii) the amount of principal payments made to Class B Certificateholders [(other than principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period)] on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount for such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Class C Invested Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described below under "--Defaulted Receivables; Investor Charge-Offs," plus
(vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 199 - and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v) [, plus (vii) the amount of any increases in the Class B Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account]; provided, however, that the Class B Invested Amount may not be reduced below zero.

  "Class C Initial Invested Amount" means $     .

  "Class C Invested Amount" means an amount equal to (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to the Class C Interest Holders prior to such date (other than [principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period and] principal payments made from the proceeds of any withdrawal from the Class C Spread Account for the purpose of reimbursing previous reductions in the Class C Invested Amount), minus (iii) the aggregate amount of Reallocated Principal Collections allocable to the Class C Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (iv) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described below under "--Defaulted Receivables; Investor Charge-Offs," minus (v) an amount equal to the product of the Class C Floating Percentage and the Investor Default Amount (the "Class C Investor Default Amount") for any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 199 - and available for such purpose on such Distribution Date, plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v) [, plus (vii) the amount of any increases in the Class C Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account]; provided, however, that the Class C Invested Amount may not be reduced below zero.

  "Initial Invested Amount" means $     .

  "Invested Amount," for any date, means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

  "Adjusted Invested Amount," for any date, means an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

  ["Class A Investor Amount," for any date, means an amount equal to the sum of the Class A Invested Amount plus the Class A Floating Percentage of the amounts on deposit in the Prefunding Account.]

  ["Class A Initial Investor Amount" means $     .]

  ["Class B Investor Amount," for any date, means an amount equal to the sum of the Class B Invested Amount plus the Class B Floating Percentage of the amounts on deposit in the Prefunding Account.]

  ["Class B Initial Investor Amount" means $    .]

  ["Class C Investor Amount," for any date, means an amount equal to the sum of the Class C Invested Amount plus the Class C Floating Percentage of the amounts on deposit in the Prefunding Account.]

  ["Class C Initial Investor Amount" means $     .]

  ["Investor Amount," for any date, means an amount equal to the sum of the Invested Amount plus any amounts on deposit in the Prefunding Account.]

  ["Initial Investor Amount" means $     .]

Principal Funding Account

  The Servicer will establish and maintain in the name of the trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Class A Certificateholders. During the Class A Accumulation Period, the Servicer will transfer collections of Principal Receivables, Shared Principal Collections allocated to Series 199 - , Miscellaneous Payments allocated to Series 199 - and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described below under "--Application of Collections."

  Unless a Pay Out Event [or a Principal Payment Event] has occurred with respect to the Series 199 - Interests, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date for the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments for any such Distribution Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds for such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described below under "-- Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" means an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.


Reserve Account

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, a reserve account as an Eligible Deposit Account for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Class A Certificates during the Class A Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199 - (to the extent described below under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date for the Monthly Period that begins no later than one month prior to the Distribution Date for the Monthly Period during which the Class A Accumulation Period begins, or such earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of
$   and the Reserve Account Factor as of such Distribution Date. On each
Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the Seller. The "Reserve Account Factor" for any Distribution Date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A Accumulation Period (as it may have been postponed at the option of the Servicer) as of such Distribution Date and the denominator of which is twenty.

  If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables.

  On or before each Distribution Date for the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount for such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds for such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

  The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Class A Certificates are paid in full and (c) if the Class A Accumulation Period has not begun, the occurrence of a Pay Out Event [or a Principal Payment Event] with respect to Series 199 - or, if the Class A Accumulation Period has begun, the first Special Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be paid to the Seller. Any amounts withdrawn from the Reserve Account and paid to the Seller as described above will not be available for distribution to the Investor Certificateholders or the Class C Interest Holders.


Reallocation of Cash Flows

  On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (i) Class A Monthly Interest for the related Distribution Date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the Class A Available Funds for such Distribution Date.

  If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 199 - and available for such purpose will be used to fund the Class A Required Amount for such Distribution Date. If such Excess Spread and Excess Finance Charges available for such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Class C Interests and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections for the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 199 - and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class C Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount for such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount for such Distribution Date as described above. Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" below.

  Reductions of the Class A or Class B Invested Amount shall thereafter be reimbursed and the Class A or Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges allocated to Series 199 - available to reimburse such reductions. See "--Application of Collections--Excess Spread; Excess Finance Charges" below. When such reductions of the Class A and Class B Invested Amount have been fully reimbursed, reductions of the Class C Invested Amount will be reimbursed and the Class C Invested Amount increased in a similar manner.

  On each Determination Date, the Servicer will determine an amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for the related Distribution Date, (ii) any Class B Outstanding Monthly Interest, (iii) any Class B Additional Interest and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee exceeds the Class B Available Funds for such Distribution Date and (b) the Class B Investor Default Amount for the related Monthly Period.

  If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 199 - and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for such Distribution Date. If such Excess Spread and Excess Finance Charges available for such Distribution Date are less than the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Interests and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Class C Interests for the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class C Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Class C Invested Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" below.

Application of Collections
  Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Class A Available Funds, Class B Available Funds and Class C Available Funds (see "-- Interest Payments" above) on deposit in the Collection Account in the following priority:

  (A) On each Distribution Date, an amount equal to the Class A Available Funds for such Distribution Date will be distributed in the following priority:

    (i) an amount equal to Class A Monthly Interest for such Distribution
  Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date will be distributed to the Class A Certificateholders;
    (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);
    (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and
    (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess
  Finance Charges" below.
  (B) On each Distribution Date, an amount equal to the Class B Available Funds for such Distribution Date will be distributed in the following priority:

    (i) an amount equal to Class B Monthly Interest for such Distribution
  Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date will be distributed to the Class B Certificateholders;
    (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and
    (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess
  Finance Charges" below.
  (C) On each Distribution Date, an amount equal to the Class C Available Funds for such Distribution Date will be distributed in the following priority:
    (i) an amount equal to the Class C Servicing Fee for such Distribution Date, plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and
    (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess
  Finance Charges" below.

  "Class A Monthly Interest" means, for any Distribution Date, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the outstanding principal balance of the Class A Certificates as of the preceding Record Date; provided, however, for the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date; and provided further that, for the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class A Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date and the denominator of which is 360, (b) the Class A Certificate Rate and (c) the increase in the outstanding principal balance of the Class A Certificates as a result of such Additional Issuance.

  "Class A Outstanding Monthly Interest" means, for any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to the Class A Certificateholders.

  "Class A Additional Interest" means any additional interest on interest amounts that were due but not distributed to the Class A Certificateholders on a prior Distribution Date, at a rate equal to the Class A Certificate Rate plus 2% per annum.

  "Class B Monthly Interest" means, for any Distribution Date, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class B Certificate Rate and (C) the outstanding principal balance of the Class B Certificates as of the preceding Record Date; provided, however, for the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date; and provided further that, for the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class B Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date and the denominator of which is 360, (b) the Class B Certificate Rate and (c) the increase in the outstanding principal balance of the Class B Certificates as a result of such Additional Issuance.

  "Class B Outstanding Monthly Interest" means, for any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to the Class B Certificateholders.

  "Class B Additional Interest" means any additional interest on interest amounts that were due but not distributed to the Class B Certificateholders on a prior Distribution Date, at a rate equal to the Class B Certificate Rate plus 2% per annum.

  "Class C Available Funds" means, for any Monthly Period, an amount equal to [(a)] the Class C Floating Percentage of the collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 199 - Supplement, but excluding Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to Series 199 - [and (b) the Class C Interest Holders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account].

  "Excess Spread" means, for any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above, clause (B)(iii) above and clause (C)(ii) above.

  Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199 - for the related Monthly Period to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, for such Distribution Date will be used to fund any deficiency pursuant to clauses
  (A)(i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items"; provided that, in the event the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - , such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due for such Distribution Date pursuant to clause (A)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class A Servicing Fee pursuant to clause
  (A)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(iii) above under "--Payment of Interest, Fees and Other Items";

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, for such Distribution Date will be (I) used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "--Payment of Interest, Fees and Other Items" and (II) applied, up to the Class B Investor Default Amount, as a portion of Available Investor Principal Collections for such Distribution Date; provided that, in the event the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - , such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due on such Distribution Date pursuant to clause (B)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class B Servicing Fee pursuant to clause
  (B)(ii) above under "--Payment of Interest, Fees and Other Items" and the remainder applied as a portion of Available Investor Principal Collections for such Distribution Date pursuant to clause (c)(II);

    (d) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

    (e) an amount equal to the sum of (I) Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Outstanding Monthly Interest and (II) the amount of any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Interest Holders on a prior Distribution Date will be distributed to the Class C Interest Holders;

    (f) an amount equal to the Class C Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

    (g) an amount equal to the Class C Investor Default Amount shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

    (h) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class C Invested Amount" under "--Allocation Percentages" (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed, including from the Spread Account) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

    (i) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) shall be deposited into the Cash Collateral Account;

    (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

    (k) amounts required to be deposited in the Class C Spread Account pursuant to the Class C Supplemental Agreement will be deposited into the Class C Spread Account;

    (l) if applicable, an amount equal to the aggregate of any amounts then due to the depositor of funds into the Cash Collateral Account (or any successor or assignee thereto) pursuant to an agreement, as amended from time to time, among the Seller, the Servicer, such depositor and the Trustee (to the extent such amounts are payable pursuant to the terms of such agreement out of Excess Spread or Excess Finance Charges allocated to Series 199 - ) will be distributed to the depositor or its designee for application in accordance with such agreement; and

    (m) the balance, if any, will constitute a portion of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the Bank as described in "Description of the Certificates--Sharing of Excess Finance Charges" in the accompanying Prospectus.

  "Class C Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class C Interest Rate and (ii) the outstanding principal balance of the Class C Interests as of the preceding Record Date; provided, however, that for the first Distribution Date, Class C Monthly Interest shall be equal to the interest accrued on the Class C Initial [Investor][Invested] Amount at the Class C Interest Rate for the period from the Series Issuance Date to but excluding the first Distribution Date.

  "Class C Outstanding Monthly Interest" means, for any Distribution Date, the amount of Class C Monthly Interest previously due but not paid to the Class C Interest Holders.

  "Class C Additional Interest," for any Distribution Date, means additional interest on Class C Monthly Interest due but not paid to the Class C Interest Holders on a prior Distribution Date at a rate equal to the Class C Interest Rate.

  Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

    (i) on each Distribution Date for the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus; and

    (ii) on each Distribution Date for the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period [, the Principal Payment Period] or the Early Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

    (w) an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, will be distributed to the Class A Certificateholders;

    (x) for each Distribution Date beginning on the Distribution Date on which the Class A Invested Amount is paid in full (the "Class B Principal Commencement Date"), an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Invested Amount on such Distribution Date, will be distributed to the Class B Certificateholders;

    (y) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full (the "Class C Principal Commencement Date"), an amount equal to Class C Monthly Principal, up to the Class C Invested Amount on such Distribution Date, will be distributed to the Class C Interest Holders; and

    (z) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus.

  "Class A Monthly Principal" for any Distribution Date relating to the Class A Accumulation Period[, the Principal Payment Period] or the Early Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date, (ii) for each Distribution Date for the Class A Accumulation Period, and on or prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Adjusted Invested Amount on such Distribution Date.

  "Class B Monthly Principal" for any Distribution Date relating to the Class B Amortization Period [, the Principal Payment Period] or the Early Amortization Period, after the Class A Certificates have been paid in full, will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (ii) the Class B Invested Amount on such Distribution Date.

  "Class C Monthly Principal" for any Distribution Date relating to the Class C Amortization Period [, the Principal Payment Period] or the Early Amortization Period, after the Class B Certificates have been paid in full, will equal the lesser of (i) the Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and
(ii) the Class C Invested Amount on such Distribution Date.

  "Controlled Accumulation Amount" means $ ; provided, however, that if the start of the Class A Accumulation Period is delayed as described above under "--Principal Payments," the Controlled Accumulation Amount may be different for each Distribution Date for the Class A Accumulation Period and will be determined by the Servicer in accordance with the Series 199 - Supplement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) that are scheduled to be in their revolving periods and able to create Shared Principal Collections during the Class A Accumulation Period.

  "Controlled Deposit Amount" means, for any Distribution Date relating to the Class A Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

  "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date for the Class A Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date for the Class A Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal for such subsequent Distribution Date.

Cash Collateral Account

  The Trust will have the benefit of a cash collateral account that will be held in the name of the Trustee for the benefit of the Series 199 - Holders (the "Cash Collateral Account"), which will be invested in Eligible Investments.

  The Cash Collateral Account will be fully funded on the Series Issuance Date
with a deposit of $     (the "Initial Cash Collateral Amount") to be made by
the Seller. The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Class A Certificates, Class B Certificates and the Class C Interests are paid in full, (b) the Series 199 - Termination Date and (c) the termination of the Trust.

  On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to or withdrawal from the Cash Collateral Account to be made on such Distribution Date) and the Required Cash Collateral Amount.

  On each Distribution Date, a withdrawal will be made from the Cash Collateral Account in an amount up to the Available Cash Collateral Amount, to fund the following amounts in the following order of priority:

    (a) the excess, if any, of the Class A Required Amount for such Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - available to fund such Class A Required Amount will be used first to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest and any current or overdue Class A Additional Interest, second to fund any deficiency in the Class A Servicing Fee, and third to fund the Class A Investor Default Amount not funded from Class A Available Funds and Excess Spread and Excess Finance Charges allocated to Series 199 - for such Distribution Date;

    (b) the excess, if any, of the Class B Required Amount for such Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - available to fund such Class B Required Amount will be used first to fund any deficiency in current Class B Monthly Interest, overdue Class B Monthly Interest and any current or overdue Class B Additional Interest, second to fund any deficiency in the Class B Servicing Fee, and third to fund the Class B Investor Default Amount not funded from Excess Spread and Excess Finance Charges allocated to Series 199 - for such Distribution Date;

    (c) the excess, if any, of the current Class C Monthly Interest, overdue Class C Monthly Interest and any current or overdue Class C Additional Interest over the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - and available to fund such amount;

    (d) the excess, if any of the accrued and unpaid Class C Servicing Fee for such Distribution Date over the amount of Class C Available Funds and Excess Spread and Excess Finance Charges allocated to Series 199 - and available to fund such amount; and

    (e) the excess, if any, of the Class C Investor Default Amount for such Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - and available to fund such amount.

  "Required Cash Collateral Amount" means, for any Distribution Date, the greater of (I) the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date [, and the Prefunded Amount], and (b) [ %], and (II) $ ; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account (other than withdrawals from the Cash Collateral Account because the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount), or a Pay Out Event occurs with respect to Series 199 - , then the Required Cash Collateral Amount shall equal the Required Cash Collateral Amount on the Distribution Date immediately preceding such withdrawal or Pay Out Event, (ii) in no event shall the Required Cash Collateral Amount exceed the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount on any such date and
(iii) the Required Cash Collateral Amount may be reduced without the consent of the Series 199 - Holders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Investor Certificates or the Class C Interests and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199 - .

  If the Available Cash Collateral Amount on any Distribution Date is less than the Required Cash Collateral Amount, certain Excess Spread and Excess Finance Charges allocated to Series 199 - will be deposited into the Cash Collateral Account to the extent of such shortfall.

  If on any Distribution Date the Available Cash Collateral Amount exceeds the Required Cash Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Series 199 - Supplement and the Class C Supplemental Agreement and will not be available to the Investor
Certificateholders.

Defaulted Receivables; Investor Charge-Offs

  On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage for such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 199 - or from amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections and applied as described above in "-- Application of Collections--Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 199 - or from amounts available under the Cash Collateral Account and Reallocated Principal Collections allocable to the Class C Interests and applied as described above in "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

  On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 199 - , amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections, the Class C Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

  On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 199 - and not required to pay the Class A Required Amount, amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Class C Investors' Interest and not required to pay the Class A Required Amount, then the Class C Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor

Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

Shared Principal Collections[; Excess Shared Principal Collections]

  Series 199 - is a Principal Sharing Series [and a Subordinated Excess Principal Series]. See "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus.

  The "Principal Shortfall" for Series 199 - will be (a) for any Distribution Date for the Revolving Period, zero, (b) for any Distribution Date for the Class A Accumulation Period and the Class B Amortization Period (but not including the Class B Expected Final Payment Date), the excess, if any, of the sum of (i) the Controlled Deposit Amount and (ii) if such Distribution Date is the Distribution Date immediately following the Class A Expected Final Payment Date, one-half of the Class B Initial Invested Amount, over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion of Available Investor Principal Collections attributable to Shared Principal Collections or Excess Shared Principal Collections), (c) for any Distribution Date for the Early Amortization Period, the excess, if any, of the Invested Amount over the Available Investor Principal Collections for such Distribution Date (excluding any portion of the Available Investor Principal Collections attributable to Shared Principal Collections or Excess Shared Principal Collections) [and (d) for any Distribution Date for the Principal Payment Period, the excess, if any, of the amount that would have been the Controlled Deposit Amount if the related Principal Payment Event had not occurred over the Available Investor Principal Collections for such Distribution Date (excluding any portion of Available Investor Principal Collections attributable to Shared Principal Collections or Excess Shared Principal Collections).

  [The "Subordinated Excess Principal Shortfall" for Series 199 - will be (a) for any Distribution Date for [the Principal Payment Period and for] each Distribution Date from and including the Class B Principal Commencement Date, the excess, if any, of the Invested Amount over the Available Investor Principal Collections for such Distribution Date (excluding any portion of Available Investor Principal Collections attributable to Excess Shared Principal Collections but including any portion attributable to Shared Principal Collections), and (b) for any other Distribution Date, zero.]

[Extension of Initial Principal Payment Date

  Series 199 -  will be an extendable Series.

  Unless a Pay Out Event has occurred, principal on the Class A Certificates is expected to be paid on the Class A Expected Final Payment Date and the final principal payment on the Class B Certificates is expected to be paid on the
           Distribution Date (the "Class B Expected Final Payment Date"). The
"Initial Principal Payment Date" will initially be the            Distribution
Date, but will successively be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Servicer, at least 30 days prior to the then-current Initial Principal Payment Date, elects not to cause such extension (a "Principal Payment Event"); provided that the Initial Principal Payment Date may not be later than the Class A Expected Final Payment Date.

  In the event that the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Class A Accumulation Period, as applicable, will end, and the principal payment period (the "Principal Payment Period") will begin. During the Principal Payment Period, amounts then on deposit in the Principal Funding Account and Available Investor Principal Collections for each Distribution Date starting on the Initial Principal Payment Date will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Invested Amount is paid in full or the Series 199 - Termination Date, and, after payment in full to the Class A Certificateholders, then to the Class B Certificateholders until the earlier of the date on which the Class B Invested Amount is paid in full or the Series
199 -  Termination Date.

  The payment in full of the Invested Amount on the Initial Principal Payment Date is dependent on Available Investor Principal Collections for such date and any amounts then on deposit in the Principal Funding Account. For certain principal payments during the Principal Payment Period made prior to the Class A Expected Final Payment Date, other Series will have priority over the Investor Certificates in the allocation of Shared Principal Collections, as described under "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus and "-- Shared Principal Collections; Excess Shared Principal Collections" in this Prospectus Supplement.

  The Servicer will cause the Trustee to provide written notice to each Series 199 - Holder, the Seller and each Rating Agency of any Principal Payment Event. The Servicer will cause the Trustee to provide such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.

  If a Principal Payment Event occurs, Class A Certificateholders will likely receive full principal payment on their Class A Certificates before the Class A Expected Final Payment Date and Class B Certificateholders will likely receive full principal payment on their Class B Certificates before the Class B Expected Final Payment Date. No prepayment premium will be payable to the Investor Certificateholders for a Principal Payment Event. There is no assurance that any such prepayment could be reinvested at a rate equivalent to the rate on the Investor Certificates.]

Issuance of Additional Investor Certificates

  The Series 199 - Supplement provides that, from time to time during the Revolving Period, the Bank may, subject to certain conditions described below, cause the Trustee to issue (each such issuance, an "Additional Issuance") additional Investor Certificates ("Additional Investor Certificates"). When issued, the Additional Investor Certificates of each Class will be identical in all respects to the other outstanding Investor Certificates of that Class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series 199 - Supplement without preference, priority or distinction.

  In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an Additional Issuance may take the form of an increase in the Class C Investors' Interest, an increase in the amount on deposit in the Cash Collateral Account or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

  Following an Additional Issuance, the Controlled Accumulation Amount will be increased proportionately to reflect the principal amount of Additional Investor Certificates.

  Additional Investor Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 199 - Supplement, including the following: (a) on or before the fifth business day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Bank shall have given the Trustee and the Servicer written notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance; (c) the Bank shall have delivered to the Trustee any additional Credit Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement; (d) the Bank shall have received written notice from each Rating Agency that such Additional Issuance will not have a Ratings Effect; (e) the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such Additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199 - ; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount of Credit Enhancement with respect to Series 199 - , together with any additional Credit Enhancement, shall not be less than the amount required so that the Additional Issuance will not result in a Ratings Effect; (g) as of the date of the Additional

Issuance, all amounts due and owing to the holders of Investor Certificates shall have been paid, and there shall not be any unreimbursed Class A Investor Charge-Offs or Class B Investor Charge-Offs; (h) the excess of the principal amount of the Additional Investor Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; (i) the Bank's remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; and (j) the Bank shall have delivered to the Trustee a Tax Opinion with respect to the Additional Issuance.

  There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount and the Class B Invested Amount will be increased to reflect the initial principal balance of the Additional Investor Certificates of the respective Classes.

Paired Series

  The Series 199 - Interests may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series could be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or could have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Investor Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series could be released (which funds will be distributed to the Bank) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount could be sold by the Trust (and the proceeds thereof will be distributed to the Bank) and, in either case, the invested amount in the Trust of such Paired Series could increase by up to a corresponding amount. Upon payment in full of Series 199 - , assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series could have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Investor Certificateholders and the Class C Interest Holders.

  The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the calculation of the Principal Allocation Percentage or the timing or amount of payments received by an Investor Certificateholder. The full extent by which the timing or amount of payments received by an Investor Certificateholder may be affected will be dependent upon a number of factors and will not be readily determinable by the change that may occur in the Principal Allocation Percentage. See "--Allocation Percentages" in this Prospectus Supplement and "Risk Factors--Issuance of Additional Series by the Trust May Adversely Affect Your Payments or Rights" in the accompanying Prospectus.

Required Principal Balance; Addition of Accounts

  The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of each Series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the

Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

  If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the Bank shall on or before the tenth business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

Pay Out Events

  The Pay Out Events with respect to Series 199 - will include each of the events specified in the accompanying Prospectus under "Description of the Certificates--Pay Out Events" and the following:

    (a) failure on the part of the Seller (i) to make any payment or deposit required under the Pooling Agreement or the Series 199 - Supplement within five business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Seller set forth in the Pooling Agreement or the Series 199 - Supplement, which failure has a material adverse effect on the Series 199 -
    Holders and which continues unremedied for a period of 60 days after written notice;

    (b) any representation or warranty made by the Seller in the Pooling Agreement or the Series 199 - Supplement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 199 - Holders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the Seller has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

    (c) a failure by the Seller to make an Addition to the Trust within five business days after the day on which it is required to make such Addition pursuant to the Pooling Agreement or the Series 199 - Supplement;

    (d) the occurrence of any Servicer Default;

    (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 199 - for such three Monthly Periods;

    (f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date, or the Class B Invested Amount on the Class B Expected Final Payment Date; and

    (g) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement or the Series 199 - Supplement.

  Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Series 199 - Interests evidencing more than 50% of the aggregate unpaid principal amount of Series 199 - by notice then given in writing to the Seller and the Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 199 - as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 199 - , without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

  If, contrary to the opinion of Tax Counsel described under "Federal Income Tax Considerations--General" in the accompanying Prospectus, it is determined that the Class A Certificates or the Class B

Certificates do not constitute indebtedness for Federal income tax purposes, such determination will not constitute a Pay Out Event with respect to Series 199 - .

  For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows for Series 199 - :

  "Base Rate" means, for any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and the Monthly Servicing Fee for Series 199 - for the related Distribution Date and the denominator of which is the [Investor][Invested] Amount as of the last day of the preceding Monthly Period; provided, however, that if the Seller receives written notice from each Rating Agency that the following will not have a Ratings Effect, for purposes of determining the Base Rate, the Monthly Servicing Fee will be replaced with an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount.

  "Portfolio Yield" means, for any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement) for such Monthly Period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, [plus (c) the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account,] plus (d) any Excess Finance Charges that are allocated to Series 199 - , plus (e) the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds for the Distribution Date for such Monthly Period, minus (f) the Investor Default Amount for the Distribution Date for such Monthly Period, and the denominator of which is the [Investor][Invested] Amount as of the last day of the preceding Monthly Period.

  If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Seller, as described in the accompanying Prospectus under "Description of the Certificates--Pay Out Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the accompanying Prospectus for a discussion of the impact of Federal law on the Trustee's ability to liquidate the Receivables.

Servicing Compensation and Payment of Expenses

  The share of the Servicing Fee allocable to Series 199 - for any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.00% (the "Servicing Fee Rate") and (b) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that the Monthly Servicing Fee for the first Distribution Date (the "Initial Servicing Fee") will be equal to the Servicing Fee accrued on the Initial Invested Amount at the Net Servicing Fee Rate for the period from the Series Issuance Date to but excluding the first Distribution Date. On each Distribution Date, but only if the Bank or The Bank of New York is the Servicer, Servicer Interchange for the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee for such Monthly Period.

  The "Servicer Interchange" for any Monthly Period for which the Bank or The Bank of New York is the Servicer will be equal to the product of (a) the Floating Allocation Percentage for such Monthly Period and (b) the portion of collections of Finance Charge Receivables allocated to Series 199 - for such Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Servicing Base Amount as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee for such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Class C Interest Holders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Monthly Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) for any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, for the first Distribution Date, the Class A Servicing Fee shall be equal to the product of the Class A Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The "Net Servicing Fee Rate" means (a) so long as the Bank is the Servicer, 0.75% per annum, (b) if The Bank of New York is the Servicer, 1.25% per annum and (c) if the Bank or The Bank of New York is not the Servicer, 2.00%.

  The share of the Monthly Servicing Fee allocable to the Class B Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, for the first Distribution Date, the Class B Servicing Fee shall be equal to the product of the Class B Floating Percentage as of the first Distribution Date and the Initial Servicing Fee.

  The share of the Monthly Servicing Fee allocable to the Class C Interest Holders (after giving effect to the distribution of any Servicer Interchange to the Servicer) for such Distribution Date (the "Class C Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class C Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, for the first Distribution Date, the Class C Servicing Fee shall be equal to the product of the Class C Floating Percentage as of the first Distribution Date and the Initial Servicing Fee.

  The remainder of the Servicing Fee will be paid by the Seller or the certificateholders of other Series (as provided in the related Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Class C Interest Holders be liable for the share of the Servicing Fee to be paid by the Seller or the Certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Class C Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items" above.

Series Termination

  If on the Distribution Date that is two months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date). The Seller will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Investor Certificateholders and the Class C Interest Holders. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection

Account for allocation (together with the Available Final Distribution Amount) to the Investor Certificateholders' Interest and the Class C Investors' Interest.

Federal Income Tax Consequences

  Subject to the matters discussed under "Federal Income Tax Consequences" in the accompanying Prospectus, Tax Counsel will deliver its opinion that, under existing law, the Investor Certificates offered hereby will properly be characterized as debt for federal income tax purposes.

Reports

  No later than the fourth business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information about the Trust, the Investor Certificates and the Class C Interests, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period;
(b) the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the close of business on the last day of the preceding Monthly Period; (c) the Floating Allocation Percentage and, during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period [, the Principal Payment Period] or Early Amortization Period with respect to such Series, the Principal Allocation Percentage for the Investor Certificates and the Class C Interests; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount for such Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest; (g) the amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Class C Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class C Invested Amount;
(h) the Monthly Servicing Fee; (i) the Portfolio Yield for such Monthly Period;
(j) amounts on deposit in the Cash Collateral Account for such Distribution Date; and (k) Reallocated Principal Collections.

Legal Matters

  Certain legal matters relating to the Investor Certificates will be passed upon for the Underwriters by [Cravath, Swaine & Moore, New York, New York].

                              ERISA CONSIDERATIONS

General

  Subject to the considerations described below and in the Prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Class A Certificates. See "ERISA Considerations" in the accompanying Prospectus.

  The Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a Plan or (ii) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption 95-60.

The Authorization

  On October 28, 1998, the DOL authorized Capital One (the "Authorization") to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by Plans of Senior Certificates representing an undivided interest in a credit card trust with respect to which Capital One is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the Authorization are satisfied. The Authorization will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Authorization to apply are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Class A Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition in one of the two highest generic rating categories from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of such acquisition;

    (4) The Trustee is not an affiliate of any Underwriter, the Seller, the Servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to Series 199 - , or any of their respective affiliates (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Class A Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

    (7) The Trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Investor Certificateholders, including Plans;

    (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any Plan pursuant to the Authorization;

    (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Pooling Agreement and the Rating Agencies require the Seller to maintain a Seller's Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

    (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Pooling Agreement, and the Pooling Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by Capital One which are part of the same program or have the same or substantially similar characteristics;

    (11) The Pooling Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period, 15% of the number of existing Accounts designated to the Trust as of the first day of such period, and (b) with respect to any twelve-month period, 20% of the number of existing Accounts designated to the Trust as of the first day of such twelve-month period;

    (12) The Pooling Agreement requires the Seller to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust if such an opinion is not delivered with respect to each interim addition; and

    (13) The Pooling Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of (a) a proposed transfer of Receivables in newly originated Accounts to the Trust, or (b) the transfer of Receivables in all newly originated Accounts added to the Trust during the preceding three-month period (beginning at quarterly intervals specified in the Pooling Agreement and ending in the calendar month prior to the date such confirmation is issued); provided that a Rating Agency confirmation shall not be required under clause (b) for any three-month period in which any additions of Receivables in newly originated Accounts occurred only after receipt of prior Rating Agency confirmation pursuant to clause (a).

  The Seller believes that the Authorization will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Authorization, other than those within the control of the investors, will be met.

  Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of, or with "plan assets" of, a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment. Among other things, before purchasing any Class A Certificates, a Plan fiduciary should make its own determination as to the availability of the relief provided in the Authorization and also consider the availability of any other prohibited transaction exemptions.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement for the Class A Certificates and the underwriting agreement for the Class B Certificates (collectively, the "Underwriting Agreement") between the Bank and the underwriters named below (the "Underwriters"), the Bank has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase, the Class A Certificates and the Class B Certificates set forth opposite its name below.

                                                        Principal    Principal
                                                          Amount       Amount
                                                        of Class A   of Class B
Underwriters                                           Certificates Certificates
------------                                           ------------ ------------
A Co. ................................................     $            $
B Co. ................................................
C Co. ................................................
                                                           ----         ----
  Total...............................................     $            $
                                                           ====         ====

  The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Investor Certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Investor Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Investor Certificates offered hereby, if any are taken.

  The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of % of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of % of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class A Certificates and other selling terms may be changed by the Underwriters.

  The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of % of the principal amount of the Class B Certificates. The Underwriters may allow, and such dealers may reallow concessions not in excess of % of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class B Certificates and other selling terms may be changed by the Underwriters.

  The price to public, the Underwriters' discounts and commissions and the proceeds to the Seller are as follows:

                                                   Per Class A Per Class B
                                                   Certificate Certificate Total
                                                   ----------- ----------- -----
   Public Offering Price..........................       %           %     $
   Underwriting Discounts and Commissions.........       %           %     $
   Proceeds to Seller.............................       %           %     $

  Additional offering expenses are estimated to be $   .

  Each Underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Investor Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Investor Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Investor Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Investor Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids may cause the price of the Investor Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Bank nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  The Bank will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The closing of the sale of each Class of Investor Certificates is conditional upon the closing of the sale of the other Class.

  In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Bank and its affiliates.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                  Page
----                                  ----
Accounts.......................        S-8
Additional Investor
 Certificates..................       S-38
Additional Issuance............       S-38
Adjusted Invested Amount.......       S-26
Authorization..................       S-44
Available Cash Collateral
 Amount........................       S-34
Available Final Distribution
 Amount........................       S-42
Available Investor Principal
 Collections...................       S-22
Available Reserve Account
 Amount........................       S-28
Bank...........................        S-8
Base Rate......................       S-41
Cash Collateral Account........       S-34
Class A Accumulation Period....        S-8
Class A Accumulation Period
 Length........................       S-22
Class A Additional Interest....       S-31
Class A Adjusted Invested
 Amount........................       S-25
Class A Available Funds........       S-19
Class A Certificate Rate.......       S-18
Class A Certificateholders.....        S-8
Class A Certificateholders'
 Interest......................       S-19
Class A Certificates...........        S-8
Class A Expected Final Payment
 Date..........................        S-8
Class A Floating Percentage....       S-23
Class A Initial Invested
 Amount........................       S-25
Class A Initial Investor
 Amount........................       S-26
Class A Invested Amount........       S-25
Class A Investor Amount........       S-26
Class A Investor Charge-Off....       S-36
Class A Investor Default
 Amount........................       S-36
Class A Monthly Interest.......       S-30
Class A Monthly Principal......       S-33
Class A Outstanding Monthly
 Interest......................       S-31
Class A Principal Percentage...       S-24
Class A Required Amount........       S-28
Class A Servicing Fee..........       S-42
Class B Additional Interest....       S-31
Class B Amortization Period....        S-9
Class B Available Funds........       S-19
Class B Certificate Rate.......       S-18
Class B Certificateholders.....        S-8
Class B Certificateholders'
 Interest......................       S-19
Class B Certificates...........        S-8
Class B Expected Final Payment
 Date.......................... S-22, S-37
Class B Floating Percentage....       S-24

Term                                   Page
----                                   ----
Class B Initial Invested Amount..      S-25
Class B Initial Investor Amount..      S-26
Class B Invested Amount..........      S-25
Class B Investor Amount..........      S-26
Class B Investor Charge-Off......      S-36
Class B Investor Default Amount..      S-36
Class B Monthly Interest.........      S-31
Class B Monthly Principal........      S-34
Class B Outstanding Monthly
 Interest........................      S-31
Class B Principal Commencement
 Date............................      S-33
Class B Principal Percentage.....      S-25
Class B Required Amount..........      S-29
Class B Servicing Fee............      S-42
Class C Additional Interest......      S-33
Class C Amortization Period......      S-24
Class C Available Funds..........      S-31
Class C Floating Percentage......      S-24
Class C Initial Invested Amount..      S-26
Class C Initial Investor Amount..      S-26
Class C Interest Holders.........       S-8
Class C Interest Rate............      S-19
Class C Interests................       S-8
Class C Invested Amount..........      S-26
Class C Investor Amount..........      S-26
Class C Investor Default Amount..      S-26
Class C Investors' Interest......      S-21
Class C Monthly Interest.........      S-33
Class C Monthly Principal........      S-34
Class C Outstanding Monthly
 Interest........................      S-33
Class C Principal Commencement
 Date............................      S-33
Class C Principal Percentage.....      S-25
Class C Servicing Fee............      S-42
Class C Spread Account...........      S-20
Class C Supplemental Agreement...       S-8
Controlled Accumulation Amount...      S-34
Controlled Deposit Amount........      S-34
Covered Amount...................      S-27
Deficit Controlled Accumulation
 Amount..........................      S-34
Distribution Date................      S-18
DOL..............................      S-43
ERISA............................      S-43
Excess Spread....................      S-31
Excluded Series..................      S-39
Floating Allocation Percentage...      S-23
Funding Date.....................      S-21

Term                                   Page
----                                   ----
Funding Period...................      S-20
Group One........................       S-8
Highest Bid......................      S-42
Initial Cash Collateral Amount...      S-34
Initial Invested Amount..........      S-26
Initial Investor Amount..........      S-26
Initial Principal Payment Date...      S-37
Initial Servicing Fee............      S-41
Interest Period..................      S-20
Invested Amount..................      S-26
Investor Amount..................      S-26
Investor Certificateholders......       S-8
Investor Certificateholders'
 Interest........................      S-19
Investor Certificates............       S-8
Investor Default Amount..........      S-36
LIBOR............................      S-20
LIBOR Determination Date.........      S-20
Monthly Report...................      S-43
Monthly Servicing Fee............      S-41
Net Servicing Fee Rate...........      S-42
Paired Series....................      S-39
Plan.............................      S-43
Pooling Agreement................       S-8
Portfolio Yield..................      S-41
Prefunded Amount.................      S-21
Prefunding Account...............      S-20
Principal Allocation Percentage..      S-24
Principal Funding Account........       S-9
Principal Funding Account
 Balance.........................      S-27
Principal Funding Investment
 Proceeds........................      S-27
Principal Payment Event..........      S-37
Principal Payment Period.........      S-37
Principal Shortfall..............      S-37
Reallocated Principal
 Collections.....................      S-28

Term                                   Page
----                                   ----
Receivables......................       S-8
Record Date......................      S-18
Reference Banks..................      S-20
Regulations......................      S-46
Required Cash Collateral Amount..      S-35
Required Funding Percentage......      S-21
Required Principal Balance.......      S-39
Required Reserve Account Amount..      S-27
Reserve Account..................      S-27
Reserve Account Factor...........      S-27
Reserve Account Funding Date.....      S-27
Restricted Group.................      S-44
Revolving Period.................      S-21
Series 199 -  Holders............       S-8
Series 199 -  Interests..........       S-8
Series 199 -  Supplement.........       S-8
Series 199 -  Termination Date...       S-8
Series Cut-Off Date..............      S-10
Series Issuance Date.............      S-11
Servicer Interchange.............      S-41
Servicing Base Amount............      S-41
Servicing Fee Rate...............      S-41
Special Payment Date.............       S-8
Subordinated Excess Principal
 Shortfall.......................      S-37
Telerate Page 3750...............      S-20
Termination Date.................       S-8
Trust............................       S-8
Trust Cut-Off Date...............      S-10
Trust Portfolio..................      S-10
Trustee..........................       S-8
Underwriters.....................      S-46
Underwriting Agreement...........      S-46
Zero Balance Accounts............      S-10

                                                                         ANNEX I

                       PREVIOUS ISSUANCES OF CERTIFICATES

  The table below sets forth the principal characteristics of the Class A and Class B Asset Backed Certificates of the only outstanding Series that have been issued by the Trust prior to the date hereof. For more specific information with respect to any Series, prospective investors should contact the Servicer (in care of Capital One Bank, attention: Treasury Department) at (703) 205-1000. The Servicer will provide, without charge, to any prospective purchaser of the Investor Certificates, a copy of the Prospectus Supplement for any previous publicly-issued Series.

 1.Series 1993-4 Certificates

   Initial Series 1993-4 Invested Amount...........................$700,000,000
   Initial Class A Invested Amount.................................$609,000,000
   Initial Class B Invested Amount..................................$91,000,000
   Class A Certificate Rate...................One-month LIBOR + 0.25% per annum
   Class B Certificate Rate...............................................5.80%
   Class A Expected Final Payment Date.............................January 1999
   Class B Expected Final Payment Date...............................March 1999
   Class A Controlled Accumulation Amount........................$30,450,000/1/
   Class B Controlled Accumulation Amount...........................$45,500,000
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.............................................May 2002


 2.Series 1994-3 Certificates

   Initial Series 1994-3 Invested Amount...........................$452,530,818
   Initial Class A Invested Amount.................................$357,500,000
   Initial Class B Invested Amount..................................$40,727,000
   Class A Certificate Rate...................One-month LIBOR + 0.20% per annum
   Class B Certificate Rate...............................................7.35%
   Class A Expected Final Payment Date................................June 1999
   Class B Expected Final Payment Date..............................August 1999
   Class A Controlled Accumulation Amount........................$17,875,000/1/
   Class B Controlled Accumulation Amount...........................$20,363,500
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.......................................September 2002

  The Series 1994-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an invested amount of $54,303,818.

 3.Series 1994-A Certificates


   Initial Series 1994-A Invested Amount...........................$550,000,000
   Maximum Certificate Invested Amount...........................$1,500,000,000
   Certificate Rate...............................................Floating Rate
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Termination Date...............................................December 2003

--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

 4.Series 1995-1 Certificates

   Initial Series 1995-1 Invested Amount...........................$900,000,000
   Initial Class A Invested Amount.................................$720,000,000
   Initial Class B Invested Amount..................................$81,000,000
   Class A Certificate Rate...................One-month LIBOR + 0.19% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date................................June 2000
   Class B Expected Final Payment Date..............................August 2000
   Class A Controlled Accumulation Amount........................$36,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2003

  The Series 1995-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an invested amount of $99,000,000.

 5.Series 1995-3 Certificates

   Initial Series 1995-3 Invested Amount.........................$1,050,000,000
   Initial Class A Invested Amount.................................$840,000,000
   Initial Class B Invested Amount.................................$136,500,000
   Class A Certificate Rate...................One-month LIBOR + 0.15% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date..............................August 2000
   Class B Expected Final Payment Date.............................October 2000
   Class A Controlled Accumulation Amount........................$42,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date........................................December 2003

  The Series 1995-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $73,500,000.

 6.Series 1996-1 Certificates

   Initial Series 1996-1 Invested Amount...........................$845,000,000
   Initial Class A Invested Amount.................................$676,000,000
   Initial Class B Invested Amount.................................$109,850,000
   Class A Certificate Rate.................Three-month LIBOR + 0.12% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date..............................August 2001
   Class B Expected Final Payment Date.............................October 2001
   Class A Controlled Accumulation Amount........................$33,800,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2004

  The Series 1996-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $59,150,000.
--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

 7.Series 1996-2 Certificates

   Initial Series 1996-2 Invested Amount...........................$750,000,000
   Initial Class A Invested Amount.................................$600,000,000
   Initial Class B Invested Amount..................................$82,500,000
   Class A Certificate Rate...................One-month LIBOR + 0.10% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date............................December 2001
   Class B Expected Final Payment Date............................February 2002
   Class A Controlled Accumulation Amount........................$30,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date........................................February 2005

  The Series 1996-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $67,500,000.

 8.Series 1996-3 Certificates

   Initial Series 1996-3 Invested Amount...........................$500,000,000
   Initial Class A Invested Amount.................................$400,000,000
   Initial Class B Invested I Amount................................$55,000,000
   Class A Certificate Rate...................One-month LIBOR + 0.12% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date.............................January 2004
   Class B Expected Final Payment Date...............................March 2004
   Class A Controlled Accumulation Amount........................$20,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date...........................................March 2007

  The Series 1996-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $45,000,000.

 9.Series 1997-1 Certificates

   Initial Series 1997-1 Invested Amount...........................$608,275,000
   Initial Class A Invested Amount.................................$486,620,000
   Initial Class B Invested Amount..................................$66,910,250
   Class A Certificate Rate.................Three-month LIBOR - 0.03% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date................................June 2002
   Class B Expected Final Payment Date..............................August 2002
   Class A Controlled Accumulation Amount........................$24,331,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date............................................June 2007

  The Series 1997-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $54,744,750.
--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

10.Series 1997-2 Certificates

   Initial Series 1997-2 Invested Amount...........................$502,212,500
   Initial Class A Invested Amount.................................$401,770,000
   Initial Class B Invested Amount..................................$55,243,375
   Initial Class C Invested Amount..................................$45,199,125
   Class A Certificate Rate................Three-month LIBOR + 0.049% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date..............................August 2002
   Class B Expected Final Payment Date.............................October 2002
   Class A Controlled Accumulation Amount........................$20,088,500/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2005


11.Series 1998-1 Certificates

   Initial Series 1998-1 Invested Amount...........................$591,016,549
   Initial Class A Invested Amount.................................$500,000,000
   Initial Class B Invested Amount..................................$50,236,407
   Initial Class C Invested Amount..................................$40,780,142
   Class A Certificate Rate..............................................6.310%
   Class B Certificate Rate..............................................6.356%
   Class A Expected Final Payment Date...............................April 2008
   Class B Expected Final Payment Date................................June 2008
   Class A Controlled Accumulation Amount........................$25,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date............................................June 2011

12.Series 1998-2 Certificates


   Initial Series 1998-2 Invested Amount...........................$501,638,814
   Initial Class A Invested Amount.................................$410,000,000
   Initial Class B Invested Amount..................................$55,270,000
   Initial Class C Invested Amount..................................$36,368,814
   Class A Certificate Rate..............................................7.625%
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date..............................August 1999
   Class B Expected Final Payment Date.............................October 1999
   Class A Controlled Accumulation Amount........................$41,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2000

--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

13.Series 1998-3 Certificates


   Initial Series 1998-3 Invested Amount...........................$486,472,629
   Initial Class A Invested Amount.................................$410,000,000
   Initial Class B Invested Amount..................................$38,771,000
   Initial Class C Invested Amount..................................$37,701,629
   Class A Certificate Rate...............................................7.25%
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date..............................August 2001
   Class B Expected Final Payment Date.............................October 2001
   Class A Controlled Accumulation Amount........................$20,500,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2004

14.Series 1998-4 Certificates


   Initial Series 1998-4 Invested Amount...........................$750,000,000
   Initial Class A Invested Amount.................................$631,875,000
   Initial Class B Invested Amount..................................$60,000,000
   Initial Class C Invested Amount..................................$58,125,000
   Class A Certificate Rate...............................................5.43%
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date............................November 2003
   Class B Expected Final Payment Date.............................January 2004
   Class A Controlled Accumulation Amount........................$31,593,750/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................January 2007

15.Series 1998-5 Certificates


   Initial Series 1998-5 Invested Amount.....................................$0
   Maximum Certificate Invested Amount.............................$531,000,000
   Certificate Rate...............................................Floating Rate
   Group....................................................................One
   Termination Date..................................................March 2007

16.Series 1998-6 Certificates


   Initial Series 1998-6 Invested Amount.....................................$0
   Maximum Certificate Invested Amount.............................$750,000,000
   Certificate Rate...............................................Floating Rate
   Group....................................................................One
   Termination Date...............................................February 2005

--------

/1/Subject to change if the commencement of the Accumulation Period is delayed.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus and accompanying prospectus supplement is + +not complete and may be amended. We may not sell these securities until we +
+deliver a final prospectus and accompanying prospectus supplement. This       +
+prospectus and the accompanying prospectus supplement are not an offer to + +sell nor are they seeking an offer to buy these securities in any state where +
+the offer or sale is not permitted.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                   Prospectus

                     [LOGO OF CAPITAL ONE(R) APPEARS HERE]

                            Capital One Master Trust
                                     Issuer

                                Capital One Bank
                              Seller and Servicer

                         ASSET BACKED CERTIFICATES

                  The Trust--
 Consider         . may periodically issue asset backed certificates in one or
 carefully          more series with one or more classes; and
 the risk
 factors          . will own--
 beginning on
 page 6 in          . receivables in a portfolio of revolving credit card
 this                 accounts;
 prospectus.
                    . payments due on those receivables; and

 A                  . other property described in this prospectus and in the
 certificate          accompanying prospectus supplement.
 is not a
 deposit and      The Certificates--
 neither the
 certificates     . will represent interests in the trust and will be paid
 nor the            only from the trust assets;
 underlying
 accounts or      . offered with this prospectus will be rated in one of the
 receivables        four highest rating categories by at least one nationally
 are insured        recognized rating organization;
 or
 guaranteed       . may have one or more forms of credit enhancement; and
 by the
 Federal          . will be issued as part of a designated series which may
 Deposit            include one or more classes of certificates and credit
 Insurance          enhancement.
 Corporation
 or any other     The Certificateholders--
 government
 agency.          . will receive interest and principal payments from a
                    varying percentage of credit card account collections.

 The
 certificates
 represent
 interests in
 the trust
 only and do
 not
 represent
 interests in
 or
 obligations
 of Capital
 One Bank or
 any of its
 affiliates.


 This
 prospectus
 may be used
 to offer and
 sell
 certificates
 of a series
 only if
 accompanied
 by the
 prospectus
 supplement
 for that
 series.






Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                             January 28, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  Information about the certificates is presented to you in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

  . the terms, including interest rates, for each class;
  . the timing of interest and principal payments;
  . information about the receivables;

  . information about credit enhancement, if any, for each class;

  . the ratings for each class being offered; and . the method for selling the certificates.

  If the terms of a particular series of certificates vary between the description contained in this prospectus and the description in the prospectus supplement, you should rely on the information in the prospectus supplement.

  You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

  We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 71 in this prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY........................................................   1
 The Trust And The Trustee................................................   1
 The Bank.................................................................   1
 Trust Assets.............................................................   1
 The Certificates.........................................................   1
 The Seller's Interest....................................................   2
 Collections By The Servicer..............................................   2
 Allocation Of Trust Assets...............................................   2
 Interest Payments On The Certificates....................................   2
 Principal Payments On The Certificates...................................   2
  Revolving Period........................................................   2
  Accumulation Period.....................................................   3
  Controlled Amortization Period..........................................   3
  Principal Payment Period................................................   3
  Early Amortization or Accumulation Period...............................   4
  Pay Out Events..........................................................   4
 Shared Excess Finance Charge Collections.................................   4
 Shared Principal Collections.............................................   4
 Credit Enhancement.......................................................   4
 Tax Status...............................................................   5
 Certificate Ratings......................................................   5
 Optional Repurchase......................................................   5
RISK FACTORS..............................................................   6
 Ability to Resell Certificates Not Assured...............................   6
 Social, Economic and Geographic Factors Affect Credit Card Payments and
  Are Unpredictable and May Cause a Delay or Default in Payment...........   6
 Credit Ratings Assigned to Your Certificates Are Limited in Nature.......   6
 Issuance of Additional Series by the Trust May Adversely Affect Your
  Payments or Rights......................................................   7
 Use of Discount Option May Slow Payment Rate.............................   7
 Credit Quality of Trust Assets May Be Eroded by the Addition of New
  Assets..................................................................   7
 The Laws Relating to Insolvency and the Perfection of Security Interests
  Involve Discretion and Uncertainty and May Result in Other Interests
  Having Priority Over Your Certificates..................................   8
 Consumer Protection Laws May Restrict the Bank's Ability to Collect
  Receivables and Maintain Yield on Portfolio and Lead to an Early
  Amortization or Inability to Pay Certificates in Full...................  10

                                                                           Page
                                                                           ----
 Ability to Continue the Trust Will Be Dependent Upon the Ability to
  Generate New Receivables.................................................  10
 Timing of Principal Payments Is Not Certain...............................  12
 Seller's Ability to Change Terms of the Receivables Could Alter Payment
  Patterns.................................................................  12
 For Some Purposes, Certificateholders of Other Series or Classes May Take
  Actions Which Are Opposed to Your Interests..............................  13
 Optional Repurchase May Result in an
  Early Return of Principal and a Reinvestment Risk........................  13
THE BANK'S CREDIT CARD AND CONSUMER LENDING BUSINESS.......................  14
 Business Overview.........................................................  14
 Underwriting Procedures...................................................  14
 Customer Service..........................................................  16
 Billing and Payments......................................................  16
 Delinquencies and Collections--Collection Efforts.........................  17
 Interchange...............................................................  17
 Year 2000.................................................................  18
THE ACCOUNTS...............................................................  19
THE BANK...................................................................  20
ASSUMPTION OF THE BANK'S OBLIGATIONS.......................................  21
USE OF PROCEEDS............................................................  21
THE TRUST..................................................................  21
DESCRIPTION OF THE CERTIFICATES............................................  22
 General...................................................................  22
 Interest..................................................................  23
 Principal.................................................................  23
 Addition of Trust Assets..................................................  26
 Removal of Accounts.......................................................  28
 New Issuances.............................................................  29
 Collection Account........................................................  30
 Allocation Percentages....................................................  31
 Deposits in Collection Account............................................  32
 Shared Principal Collections; Excess Shared Principal Collections.........  33
 Excess Funding Account....................................................  34
 Sharing of Excess Finance Charges.........................................  34

                                                                            Page
                                                                            ----
 Funding Period............................................................  35
 Paired Series.............................................................  35
 Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.........  35
 Credit Enhancement........................................................  36
 Pay Out Events............................................................  40
 Servicing Compensation and Payment of Expenses............................  40
 Record Date...............................................................  41
 Optional Termination; Final Payment of Principal..........................  41
 Reports...................................................................  42
THE POOLING AGREEMENT GENERALLY............................................  42
 Book-Entry Registration...................................................  42
 Definitive Certificates...................................................  46
 The Bank Certificate; Additional Sellers..................................  46
 Defeasance................................................................  47
 Termination of Trust......................................................  47
 Conveyance of Receivables.................................................  48
 Representations and Warranties............................................  48
 Indemnification...........................................................  51
 Collection and Other Servicing Procedures.................................  51
 Servicer Covenants........................................................  52
 Certain Matters Regarding the Servicer....................................  53
 Servicer Default..........................................................  53
 Evidence as to Compliance.................................................  54
 Amendments................................................................  54
 Trustee...................................................................  55

                                                                           Page
                                                                           ----
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES..................................  55
 Transfer of Receivables..................................................  55
 Certain Matters Relating to Receivership.................................  57
 Consumer Protection Laws.................................................  59
FEDERAL INCOME TAX CONSEQUENCES...........................................  60
 General..................................................................  60
 Treatment of the Certificates as Debt....................................  60
 Treatment of the Trust...................................................  61
 Taxation of Interest Income of U.S. Certificateholders...................  62
 Sale or Exchange of Certificates.........................................  63
 Non-U.S. Certificateholders..............................................  63
 Information Reporting and Backup Withholding.............................  64
 State and Local Taxation.................................................  65
ERISA CONSIDERATIONS......................................................  65
PLAN OF DISTRIBUTION......................................................  68
LEGAL MATTERS.............................................................  69
REPORTS TO CERTIFICATEHOLDERS.............................................  69
WHERE YOU CAN FIND MORE
 INFORMATION..............................................................  69
INDEX OF TERMS FOR PROSPECTUS.............................................  71
ANNEX I: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.... A-1

                               PROSPECTUS SUMMARY

 . This summary highlights selected information and does not contain all of the information that you need in making your investment decision. Prior to making your decision, you should carefully read this entire document and the accompanying prospectus supplement.

 . It also provides an overview of the trust assets including, in particular, the receivables and how such receivables will be allocated. This summary is qualified by the full description of such information in this prospectus and the accompanying prospectus supplement.

THE TRUST AND THE TRUSTEE

Capital One Master Trust was formed in 1993 pursuant to a pooling and servicing agreement between Capital One Bank, as seller and servicer, and The Bank of New York, as trustee.

The trust is a master trust under which multiple series of certificates may be issued. Each series is issued pursuant to a supplement to the pooling and servicing agreement. The terms of a series are set forth in the series supplement.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

THE BANK

The bank is a Virginia state-chartered credit card bank, which owns the credit card accounts from which the receivables are sold to the trust. The bank is the seller and servicer under the pooling and servicing agreement and owns all or a portion of the seller's interest.

TRUST ASSETS

The bank and its predecessor have designated selected MasterCard(R) and VISA(R)* revolving credit card accounts to the trust and have sold the receivables in such accounts to the trust. The bank may designate additional accounts to the trust. The bank selects the accounts to be designated to the trust on the basis of criteria established in the
--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.
pooling and servicing agreement. All receivables in the accounts when designated to the trust were transferred to the trust and all new receivables generated in those accounts have been and will be transferred automatically to the trust. The receivables transferred to the trust are the primary trust assets. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

The trust assets also include or may include:

 . funds collected on the receivables;

 . any collateral securing a cardholder's payment obligations under an account;

 . rights to certain interchange fees that the bank receives through VISA and MasterCard;

 . monies and investments in the trust's bank accounts;

 . recoveries (net of collection expenses) and proceeds of credit insurance policies relating to the receivables;

 . participations in other pools of secured or unsecured revolving credit card accounts or other consumer revolving credit accounts owned by the bank; and

 . credit enhancement that varies from one series to another and, within a series, may vary from one class to another.

See "The Trust" in this prospectus.

THE CERTIFICATES

The trust has issued, and in the future will issue, asset backed certificates, each evidencing an undivided interest in the trust. The certificates are issued in series. A series may contain one or more classes. The terms of any future series or class will not be subject to your prior review or consent. There can be no assurance that the terms of any future series might not have an impact on the timing or amount of payments received by a certificateholder.

THE SELLER'S INTEREST

The interest in the assets not allocated to any series of certificates is the seller's interest. The principal amount of the seller's interest fluctuates with the amount of the principal receivables held in the trust and the amount of certificates outstanding. The pooling and servicing agreement requires the seller to designate additional accounts to the trust if the seller's interest is less than a designated amount, referred to as the required seller's interest. The bank may sell part, but not all, of its interest in the seller's interest by issuing a supplemental certificate. The bank must retain an interest in the trust. The seller's interest does not provide credit enhancement for your series or any other series.

COLLECTIONS BY THE SERVICER

The bank services the receivables under the pooling and servicing agreement. In limited cases, the bank may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.

The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as finance charge receivables or principal receivables. The servicer then allocates those collections as summarized below. See "Description of the Certificates--Deposits in Collection Account" in this prospectus.

ALLOCATION OF TRUST ASSETS

The trust assets are allocated among the series of certificates outstanding and the seller's interest. The servicer allocates (a) collections of finance charge receivables and principal receivables and (b) receivables in accounts written off as uncollectible, to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates. See "Description of the Certificates--General," "--Interest" and "--Principal" in this prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each certificate entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to series enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates. See "Description of the Certificates--Interest" in this prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each certificate entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement. See "Description of the Certificates--Principal" in this prospectus.

Revolving Period

Each series of certificates will begin with a period during which the trust will not pay or accumulate principal for payment to the certificateholders. The period when no principal is paid or accumulated is known as the revolving period. The trust, during the revolving period, will pay available principal to certificateholders of other series as shared principal collections or to the bank as holder of the seller's interest, or in certain circumstances will deposit the available principal in the excess funding account. The revolving period for a series begins on the series cut-off date described in the applicable prospectus supplement, and ends at the start of either an amortization period or an accumulation period.

Following the revolving period, each class of certificates will have one or more of the following periods in which:

 . principal is accumulated in specified amounts per month and paid on a scheduled date;

 . principal is paid in fixed amounts at scheduled intervals;

 . principal is paid, at the option of the bank, in amounts and on dates designated by the bank; or

 . principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following certain adverse events or following the servicer's decision not to extend an initial principal payment date.

Accumulation Period

If a series or class of certificates is in an accumulation period during which principal is accumulated in specified amounts per month and paid on an expected final payment date, the trust is expected to pay available principal to those certificateholders on the date specified in the prospectus supplement for such series. If the series has more than one class, each class may have a different priority for payment. For a period of time prior to the scheduled principal payment date, the trust will deposit specified amounts of available principal in a trust account. The accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

 . the certificates of such series or class are paid in full;

 . the beginning of a period in which principal is paid or accumulated in the amount of available principal up to the full principal amount owing on the certificates each month following certain adverse events or following the servicer's decision not to extend an initial principal payment date; or

 . the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Controlled Amortization Period

If a series or class of certificates is in a controlled amortization period during which principal is paid in fixed amounts at scheduled intervals, the trust will pay available principal up to such fixed amount to the certificateholders on each distribution date during such period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment. The controlled amortization period for a series or class starts on the date specified in the prospectus supplement for such series and ends when any one of the following occurs:

 . the certificates of such series or class are paid in full;

 . the beginning of a period in which principal is paid or accumulated in the amount of available principal up to the full principal amount owing on the certificates each month following certain adverse events or following the servicer's decision not to extend an initial principal payment date; or

 . the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Principal Payment Period

A series or class may have a principal payment period that begins if the servicer decides not to extend an initial principal payment date. The first initial principal payment date will be a distribution date described in the applicable prospectus supplement, but will be automatically extended each month to the next distribution date unless the servicer elects to stop the automatic extension, causing a principal payment event to occur. A principal payment event can occur during the revolving period, the controlled amortization period or the accumulation period. A principal payment event will most likely cause investors to receive payment of principal on their certificates earlier than expected.

During a principal payment period, the trust will pay certificateholders the available principal up to the full principal amount on their certificates on each distribution date until any of the following occurs:

 . the certificates of such series or class are paid in full;

 . the beginning of the early amortization period; or

 . the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Early Amortization or Accumulation Period

If a series of certificates is in an early amortization or accumulation period during which principal is paid or accumulated in the amount of available principal up to the full principal amount owing on the certificates following certain adverse events called pay out events, the trust will pay available principal to those certificateholders on each distribution date or accumulate amounts by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment. The early amortization period or early accumulation period starts on the day a pay out event occurs and ends when any of the following occurs:

 . the certificates of such series are paid in full; or

 . the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Pay Out Events

A pay out event for any series of certificates will include adverse events described in the prospectus supplement for such series. In addition, the following will be pay out events for all series:

 . the occurrence of certain events of insolvency or receivership relating to the seller (including any additional seller); or

 . the trust becomes an "investment company" under the Investment Company Act of 1940.

See "Description of the Certificates--Pay Out Events" in this prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any series may be included in a group of series. If specified in the prospectus supplement for such series, to the extent that collections of finance charge receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same group. See "Description of the Certificates--Sharing of Excess Finance Charges" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

If a series is identified in its prospectus supplement as a principal sharing series, to the extent that collections of principal receivables allocated to such series are not needed for that series, those collections may be applied to cover principal payments for other principal sharing series, and vice versa. Certain principal payments for certain principal sharing series may have priority in receiving those collections over other principal payments for other principal sharing series. See "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement. Credit enhancement for the certificates of any class may take the form of one or more of the following:
 . subordination     . letter of
 . collateral          credit
  interest          . surety bond
 . insurance         . spread
  policy              account
 .cash collateral    . reserve
                      account
guaranty or account
 . swap arrangements

The type, characteristics and amount of any credit enhancement for a series will be:

 . based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

 . established based on the requirements of the rating agencies.

See "Description of the Certificates--Credit Enhancement" in this prospectus.

TAX STATUS

For information concerning the application of the United States federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes, see "Federal Income Tax Consequences" in this prospectus and "Summary of Terms--Tax Status" in the accompanying prospectus supplement.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Credit Ratings Assigned to Your Certificates are Limited in Nature" in this prospectus.

OPTIONAL REPURCHASE

The bank has the option to repurchase any series of certificates once the principal amount of the series has been reduced to an amount specified in the prospectus supplement for such series.

                                  RISK FACTORS

  You should consider the following risk factors before you decide whether or not to purchase the certificates.

Ability to Resell
Certificates Not Assured   The underwriters may assist in resales of the
                            certificates, but they are not required to do so. A secondary market for any series or class of certificates may not develop. If a secondary market does develop, it may not continue throughout the life of the series or it may not be sufficiently liquid to allow you to meet your needs. As a result, it may be difficult for you to resell the certificates.

Social, Economic and
Geographic Factors
Affect Credit Card
Payments and Are
Unpredictable and May
Cause a Delay or Default
in Payment                 Changes in credit card use, payment patterns and
                            the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the certificates of any series.

Credit Ratings Assigned
to Your Certificates Are
Limited in Nature          The credit rating assigned to your certificates
                            reflects only the rating agencies' assessment of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected. These ratings are based on the rating agencies' determination of the value of receivables in the trust and the availability of any credit enhancement.

                           The ratings do not address the following:

                             . the likelihood that the principal or interest
                               on your certificate will be prepaid, paid on an expected final payment date or paid on any particular date before the termination date of your series;

                             . the possibility that your certificates will be
                               paid early or the possibility of the imposition of United States withholding tax for non-U.S. certificateholders;

                             . the marketability of the certificates, or any
                               market price; or

                             . that an investment in the certificates is a
                               suitable investment for you.

                           A rating is not a recommendation to purchase, hold
                            or sell certificates of a series or class of a series. Furthermore, there is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If a rating assigned to your certificates is reduced or withdrawn, the market value of your certificates could be reduced.

Issuance of Additional
Series by the Trust May
Adversely Affect Your
Payments or Rights        The trust is a master trust that has issued other
                           series of certificates and is expected to issue additional series from time to time. All such certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its earlier rating. Nevertheless, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.

                          The owners of the certificates of any new series
                           will have voting rights that will reduce the percentage interest represented by your series. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

Use of Discount Option
May Slow Payment Rate     The bank has the option, from time to time and
                           without your consent, to designate a fixed or variable percentage of receivables to be treated as finance charge receivables instead of principal receivables. Such a designation could result in an increase in the amount of finance charge receivables and a slower payment rate of collections of the principal receivables.

                          See "Description of the Certificates--Credit
                           Enhancement--Discount Option" in this prospectus.

Credit Quality of Trust
Assets May Be Eroded by
the Addition of New
Assets                    The assets of the trust are always changing.
                           Receivables are collected and new receivables are added to the trust daily as cardholders pay their credit card bills and charge new amounts to their accounts. In addition, the bank periodically adds additional accounts to the trust. The bank may voluntarily add such additional accounts or it may, at times, be obligated to make such additions to maintain the level of receivables in the trust. Additional accounts may include accounts that were originated using criteria that are different from those applicable to the accounts currently designated to the trust. There are many factors that could explain such differences, including that the additional accounts were originated at a different date or were acquired from an institution that used different underwriting standards or procedures. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the trust or that the characteristics of the receivables will be the same as those currently in the trust.

                           In addition, the pooling and servicing agreement
                            allows the bank to add participation interests in other assets to the trust. The addition of such participation interests and of additional accounts will be subject to the satisfaction of certain conditions described in this prospectus under "Description of the Certificates--Addition of Trust Assets."

The Laws Relating to
Insolvency and the
Perfection of Security
Interests Involve
Discretion and
Uncertainty and May
Result in Other
Interests Having
Priority Over Your
Certificates
                           The seller has represented in the pooling and
                            servicing agreement that the transfer of the receivables to the trust is either a sale or the grant of a security interest in the receivables. To protect the purchasers of the certificates, the bank has taken and will take the necessary actions to ensure that if a court determines the transfer to be a grant of a security interest and not a transfer of the receivables to the trust, the trust will have a "first priority perfected security interest" in the receivables. However, there are circumstances where, regardless of the first priority perfected security interest, other creditors may take priority over your interests:

                             . a tax, government or other nonconsensual lien
                               on the bank's property arising before new receivables come into existence may have priority over the trust's interests in the receivables;

                             . if the Federal Deposit Insurance Corporation
                               (the United States agency that insures the bank's deposits) were appointed conservator or receiver of the bank, the FDIC's administrative expenses may be paid before the certificateholders are paid;

                             . if there is an insolvency of the bank, the
                               operation of insolvency laws and procedures could cause delays in payment on your certificates; and

                             . the bank, as servicer, receives collections on
                               the receivables and may hold such collections for a period of time before depositing them into the collection account; if the bank were to become insolvent, or under certain circumstances, if certain time periods were to pass, the trust may not have a first priority perfected security interest in the collections held by the bank and not deposited into the collection account, which may result in a loss to the certificateholders.

                           For certain receivables, the accountholder has
                            provided the bank with collateral to secure the bank's interest in those receivables. The collateral typically takes the form of a check or money order that is deposited in a federally-insured depository institution. The bank will take all necessary action to perfect its security interest in the collateral. The Uniform Commercial Code as in effect in Virginia may not govern the perfection of a security interest in such collateral, and the common law does not provide a definitive method to perfect the lien. Therefore:

                             . It is not entirely clear whether the grant of
                               the security interest in the collateral by accountholders to the bank and by the bank to the trust will be treated as a first priority perfected security interest.

                             . In connection with the transfer of receivables
                               to the trust, the bank will sell and assign the bank's interest as secured party in any related collateral. The collateral will, however, continue to be in the possession of the depository institution and will not be transferred to the trustee; furthermore, the trust will not have a direct claim to the collateral.

                             . The bank will take all necessary actions to
                               perfect the trust's interests in the
                               receivables and the collateral, if any. There can be no definite assurance, however, that the bank's first priority perfected security interest in the collateral will exist for the benefit of the trust.

                           The Federal Deposit Insurance Act, as amended by
                            the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and policy statements issued by the FDIC provide that the FDIC should respect a security interest granted by a bank where the security interest (a) is validly perfected before the bank's insolvency and (b) was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

                           FDIC staff positions taken prior to the passage of
                            FIRREA do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables.

                           If the FDIC were to assert a different position,
                            your payments of outstanding principal and interest could be delayed and possibly reduced. For example, under the FDIA, the FDIC could--

                             . require the trustee to go through an
                               administrative claims procedure to establish its right to those payments;

                             . request a stay of proceedings on the bank; or

                             . reject the bank's sales contract and limit the
                               trust's resulting claim to "actual direct compensatory damages."

                           If a conservator or receiver were appointed for the
                            bank, this could cause an early amortization of principal on all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the trust. The trustee would sell the receivables unless a sufficient amount of the holders of the certificates, and anyone else authorized to vote on those matters, gave the trustee other instructions. The trust then would terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient amounts to pay you in full. However, the conservator or receiver may have the power--

                             . regardless of the terms of the pooling and
                               servicing agreement, (a) to prevent the early amortization of the certificates, (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

                             . regardless of the instructions of those
                               authorized to direct the trustee's actions under the pooling and servicing agreement, (a) to require the early sale of the receivables,
                               (b) to require termination of the trust and retirement of the certificates or (c) to prohibit the continued transfer of principal receivables to the trust.

                           In addition, if a conservator or receiver is
                            appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the certificateholders from appointing a new servicer. See "Certain Legal Aspects of the Receivables-- Transfer of Receivables" and "-- Certain Matters Relating to Receivership" in this prospectus.

Consumer Protection Laws
May Restrict the Bank's
Ability to Collect
Receivables and Maintain
Yield on Portfolio and
Lead to an Early
Amortization or
Inability to Pay
Certificates in Full
                           Federal and state consumer protection laws regulate
                            the creation and enforcement of consumer loans. The United States Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect the servicer's ability to collect the receivables or the bank's ability to maintain previous levels of finance charges or fees.

                           The bank makes representations and warranties about
                            its compliance with legal requirements. The bank also makes certain representations and warranties in the pooling and servicing agreement about the validity and enforceability of the accounts and the receivables. However, the trustee will not make any examination of the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the seller or the servicer must accept the transfer and reassignment of receivables affected by the breach.

                           Receivables also may be written off as
                            uncollectible if a debtor seeks relief under federal or state bankruptcy laws. This could result in a loss of available funds to pay the certificateholders. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries" in this prospectus.

Ability to Continue the
Trust Will Be Dependent
Upon the Ability to
Generate New Receivables
                           The continuation of the trust will depend upon the
                            generation, on an ongoing basis, of new
                            receivables for the trust. As accountholders make payments on their accounts, receivables in the trust decline.

                            When accountholders charge additional amounts or when new accounts are designated to the trust, receivables increase. Continued generation of new receivables depends, in part, on the number of accounts or account balances lost to competing card issuers and the bank's ability to designate new accounts to the trust. The credit card industry is highly competitive and the bank must compete with numerous other credit card providers for new accounts and for use of the credit cards. In addition, the bank's ability to grow and generate new accounts will also depend on its ability to obtain funding through continued securitization of credit card loans and access to the capital markets at attractive rates and terms.

                           The bank has offered accounts with introductory
                            rates, which are generally at low levels during some initial period and which generally rise to higher variable rates after the initial period expires. Much of the initial growth in the bank's account originations was attributable to customers who, attracted by the bank's low introductory rates, transferred balances from competing card issuers. Accounts in the bank's low introductory rate portfolio that reprice are subject to a significant risk of attrition, because cardholders that were initially attracted by the bank's low introductory rates may decide to switch accounts or transfer account balances to competing card issuers. Although the bank has developed methodologies to retain these accounts after expiration of the initial period, there can be no assurance that attrition in these accounts will not be significant.

                           Credit card customers choose their credit card
                            issuers largely on the basis of price, credit limit and other product features and once an account is originated, customer loyalty may be limited. Customers can and frequently do move accounts from one credit card issuer to another, or cease or limit use of one credit card in favor of another.

                           The credit card and consumer revolving loan
                            industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition, incentive programs and new credit card issuers seeking to expand or to enter the market and compete for customers. Certain credit card issuers and other revolving credit providers assess periodic rate finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the accounts and more of the bank's competitors have begun to do so. In addition, some of the bank's competitors are now attempting to employ programs similar to the specialized marketing programs and information based strategies through which the bank has solicited new accounts. The bank may also solicit existing accountholders to open other revolving credit card accounts or revolving credit accounts which offer special benefits such as lower periodic rate finance charges or reduced late charges.

                           The pooling and servicing agreement requires that
                            the bank make an addition to the trust in the event that the seller's interest is not maintained at the required minimum level. The required minimum level is 5% but may be reduced under certain circumstances described in this prospectus under "Description of the Certificates--Addition of Trust Assets." The bank may not always be able to make such additions. If the bank fails to make an addition and if the terms of your series so provide, a pay out event will occur with respect to your series.

                           A decline in the amount of receivables in the
                            accounts for any reason (including the decision by accountholders to use competing sources of credit, an economic downturn, increased convenience use or other factors) could result in the occurrence of a pay out event and the start of an early amortization period. In such event, you would bear the risk of reinvestment of the principal amounts of your certificates.

Timing of Principal
Payments Is Not Certain    The receivables may be paid at any time. We cannot
                            assure you that the creation of additional receivables in the accounts will occur or that any particular pattern of cardholder payments will occur. The timing of the payment of principal on your certificates may be different than expected if the principal payment pattern of the receivables is different than expected or if certain adverse events happen to the bank or the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay out event for one or more series. If a pay out event occurs for your series, you could receive payment of principal sooner than expected. In addition to other factors discussed above in this "Risk Factors" section, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during a controlled amortization period or accumulation period.

Seller's Ability to
Change Terms of the
Receivables Could Alter
Payment Patterns           The bank, as seller, transfers the receivables to
                            the trust but continues to own the accounts. As owner of the accounts, the bank retains the right to change various account terms (including the periodic interest rate, fees and the required monthly minimum payment). A pay out event could occur if the seller reduced the periodic interest rate and any fees, resulting in a corresponding decrease in the collection of finance charges. In addition, changes in the account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than expected.

                           The bank ordinarily will not reduce the interest
                            rate it charges on the receivables or any fees if that action would result in a pay out event, unless the bank is required by law to do so or it determines that such reduction is necessary to maintain its credit card business on a competitive basis.

                           The bank may change the terms of the accounts or
                            its servicing practices (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of periodic interest rates, fees and charge offs) if it takes the same action on its other substantially similar accounts.

                           The seller has no restrictions on its ability to
                            change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace, including recent announcements by other credit card issuers lowering interest rates, or prudent business practices could impel the bank to change account terms.

For Some Purposes,
Certificate-holders of
Other Series or Classes
May Take Actions Which
Are Opposed to Your
Interests
                           In some circumstances, the consent or approval of a
                            specified percentage of certificateholders of all outstanding series or by each class of a series is required. As a result, the certificateholders of any one series or class may control notwithstanding the concerns of other series or classes. Such circumstances include:

                             . requiring the appointment of a successor
                               servicer following a servicer default;

                             . amending the pooling and servicing agreement
                               and directing a reassignment of the entire portfolio of accounts;

                             . voting, by an aggregate of more than 50% of the
                               certificateholders or by each class of a series, to direct the trustee not to sell or liquidate the receivables, following an insolvency event for the bank.

Optional Repurchase May
Result in an Early
Return of Principal and
a Reinvestment Risk
                           When the amount of certificates of a series is
                            reduced to a stated percentage of such series' original amount, the seller may repurchase the remaining certificates. It is possible that the repurchase option could be exercised when 10% or more of the principal amount of your series remains outstanding. Such repurchase may result in an early return of your investment. It is not expected that the trust or the seller will pay any premium if the seller exercises the repurchase option, and there can be no assurance that you will be able to invest such early repayment amount at a similar rate of return.

              THE BANK'S CREDIT CARD AND CONSUMER LENDING BUSINESS

Business Overview

  Capital One Bank, a Virginia banking corporation (the "Bank" or "Capital One") is engaged in secured and unsecured consumer lending nationwide, principally through prescreened direct mail and telemarketing. The Bank's consumer revolving receivables portfolio (the "Bank Portfolio") consists primarily of unsecured consumer loans for which the credit extension vehicle is principally a check or credit card. The Bank is a member of both the VISA and MasterCard associations. References in this Prospectus to the "Bank" shall, unless the context otherwise requires, mean Signet Bank prior to November 22, 1994 and Capital One for all periods after November 22, 1994.

  The receivables (the "Receivables") conveyed initially and to be conveyed by the Bank to the Capital One Master Trust (the "Trust") pursuant to the Pooling and Servicing Agreement (the "Pooling Agreement") between the Bank, as seller (in such capacity, the "Seller") and servicer (together with any successors in such capacity, the "Servicer"), and The Bank of New York, as trustee (the "Trustee"), have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts (the "Accounts"). Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts have higher initial credit limits. In addition, premium accounts offer a wider variety of services to accountholders.

  The consumer credit card and revolving loan industry is highly competitive. See "Risk Factors--Ability to Continue the Trust Will Be Dependent Upon the Ability to Generate New Receivables" and "--Seller's Ability to Change Terms of the Receivables Could Alter Payment Patterns" in this Prospectus. The Bank has responded to this competition by targeting its origination of new accounts through the creation of products for multiple customer segments using various marketing channels. For example, the Bank offers credit cards and revolving loans with different periodic rate finance charges and annual fee combinations or other special features such as a balance transfer option. The Bank approves prospective accountholders through preapproval as well as full application underwriting procedures as described below under "--Underwriting Procedures." Using information derived from proprietary statistical models, the Bank matches prospective accountholders who meet the various applicable underwriting criteria with an acceptable credit card or revolving loan product.

  The Bank and its affiliate Capital One Services, Inc. currently service the credit card accounts through facilities in Richmond, Virginia, Fredericksburg, Virginia, Tampa, Florida and Dallas, Texas. The Bank's underwriting, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the Bank's business objectives may require. In addition, the Bank or its affiliates may acquire accounts originated by third parties from time to time in the future.

Underwriting Procedures

  The Bank originates accounts through (i) applications mailed directly to prospective accountholders, (ii) direct mail and telemarketing solicitations for accounts from individuals whose creditworthiness was prescreened, (iii) arrangements with affinity groups, (iv) conversion of existing non-premium accounts to premium accounts, (v) application information taken over the telephone from prospective accountholders, (vi) newspaper, magazine, radio and television advertisements and (vii) location or event marketing. For account originations and solicitation activity since 1990, the Bank has focused largely on prescreened direct mail and telemarketing targeted to multiple customer segments with varying combinations of product structure and pricing. In general, the Bank's prescreening and underwriting criteria are intended to identify and avoid potential losses. These procedures are based on limited information, however, and it is not possible for the Bank to identify all potential losses. The following describes the process by which the Bank originates accounts.

  Generally, the credit risk of each applicant is evaluated by use of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, further verification of information by telephone or in writing may be required. Credit limits, and with respect to the secured credit card program, deposit amounts, are determined based on information obtained from the application and the independent credit reporting agency. Accountholder requests for increased credit limits are evaluated based on a current credit reporting agency report, updated application data and prior account performance.

  The Bank's accounts are grouped into solicitations for purposes of administrative convenience. A solicitation represents a group of accounts established from replies to a specific mailing, telemarketing program or advertisement program. Each program has a discrete set of underwriting criteria corresponding to it. Product information for a particular solicitation is mailed within a discrete period, normally two to three weeks in length.

  The Bank's prescreened account solicitation process generally utilizes information from credit reporting agencies to identify consumers who are likely to be approved for a credit card account. In the prescreening process, the Bank is provided anonymous credit report information on potential customers which is screened against underwriting standards determined by the Bank to produce appropriate lists of anonymous credit reports with desired credit attributes. The list of names associated with the anonymous credit bureau reports is also refined through the use of appropriate criteria developed by the Bank. The resulting lists of names and anonymous credit reports are linked together by a third party vendor to produce the final list of consumers who will receive direct mail solicitations. The sets of underwriting criteria used to prescreen potential applicants vary from time to time in accordance with the Bank's established policies and procedures relating to the operation of its consumer revolving lending business, as such policies may be changed from time to time (the "Lending Guidelines") and include various models, including risk models, designed to predict the credit risk of potential cardholders.

  In order to establish the amount of the customer's credit line, returned applications are subject to the back-end verification process. Each customer whose credit request meets all of the underwriting criteria is generally offered a line of credit in excess of a minimum level, which is currently $200, although lower levels may also be offered.

  The Bank tracks and continually tests the results of each mailing. Extensive management information systems and processes enable management to monitor continuously the effectiveness of prescreening and underwriting criteria. Criteria are periodically modified based on the results obtained from this process.

  Each accountholder is subject to an agreement governing the terms and conditions of the account under which the Bank reserves the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic rate finance charges, other charges, minimum payments or, with respect to secured credit card accounts, the amount of the related deposit). The terms of the lending agreements are governed by Virginia law. Credit limits are adjusted periodically based upon the Bank's continuing evaluation of an accountholder's credit behavior.

  For non-preapproved solicitations, the Bank acquires prospect names from a variety of sources, including list vendors, and then edits the list utilizing internal and external sources to ensure quality and accuracy. The prospective customers on the final list are mailed solicitations. Respondents are approved or declined based on both the characteristics drawn from the application and a credit reporting agency check.

  Under the Bank's secured credit card program, an accountholder provides the Bank with a sum of money in the form of a check or money order (the "Funds") as security for such accountholder's payment obligations arising under the secured credit card. The Funds equal all, or a portion, of the credit limit available to the accountholder and are deposited by the Bank, on behalf of the accountholder, in an FDIC-insured deposit account (the "Deposit Account," and together with the Funds, the "Funds Collateral") at an FDIC-insured depositary institution, which may be the Bank, an affiliate of the Bank or an unaffiliated third party (a "Depositary") as selected by the Bank. Pursuant to a security agreement, each such accountholder pledges and assigns to the Bank all of its right, title and interest in any and all Funds delivered by the accountholder to the Bank and in the Deposit Account to secure the full performance and payment of the obligations of such accountholder. If a secured credit card account becomes delinquent, the Bank may immediately withdraw funds from the Deposit Account to satisfy the accountholder's payment obligations. Notwithstanding this right to immediately withdraw funds, the Bank typically will not withdraw funds until shortly before the secured credit card account is charged off as uncollectible. See "--Delinquencies and Collections--Collection Efforts" below.

Customer Service

  Customer service representatives are currently available 24 hours a day, seven days a week. Such representatives have on-line access to the customer's account history in order to resolve immediately the majority of questions. When charges are in dispute, the Bank's current policy is to credit the accountholder's monthly billing statement for such portion of the balance that is in dispute. If the dispute is resolved so that the customer accepts the charge, it is re-billed to the customer's account. However, finance charges are not applied retroactively on any disputed balances. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

Billing and Payments

  The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

  Currently, monthly billing statements are sent by the Bank to accountholders with balances at the end of each billing period. Generally, with some exceptions, each month an accountholder must make a minimum payment equal to the sum of (i) the greater of a percentage (either 2% or 3%) of the outstanding balance (including purchases, cash advances, finance charges and fees posted to the account) or $10.00 plus (ii) any past due amounts. If the accountholder's outstanding balance is less than $10.00, then the minimum monthly payment equals the amount of the outstanding balance. With certain exceptions, accountholders are also permitted to make payments in advance for up to three months.

  A daily periodic rate finance charge is assessed on the accounts in the Bank Portfolio. Accounts may have a different periodic rate finance charge for purchase, cash and account management balance transfer activity. Daily periodic rate finance charges are calculated from the date that a purchase, cash advance or balance transfer is made and are equal to the sum of the amount computed for each day during the billing cycle by multiplying the daily periodic rate by the daily balance of the account during the billing cycle. No periodic rate finance charges are assessed on new purchases if the accountholder's balance from the preceding billing cycle is paid in full by the due date and if new purchases are paid in full by the next statement cycle date. The Bank does not currently offer products that have no grace period for purchases.

  There can be no assurance that periodic rate finance charges, fees and other charges on Accounts the Receivables in which are included in the Trust from time to time will remain at current levels. See "Risk Factors--Seller's Ability to Change Terms of the Receivables Could Alter Payment Patterns" in this Prospectus.

  Currently, payments by accountholders to the Bank are processed at the Bank's credit card operations center and other offices in Richmond, Virginia and Fredericksburg, Virginia. Payments are applied first to finance charges assessed with respect to the preceding billing period, then to any fees billed to the account and then to the principal balance outstanding at the end of such billing period. See "The Pooling Agreement Generally--Collection and Other Servicing Procedures" in this Prospectus.

Delinquencies and Collections--Collection Efforts

  The Bank generally considers an account delinquent if a minimum payment due thereunder is not received by the Bank by the accountholder's payment due date. The Bank makes use of behavioral scoring models designed to predict the probability of an account charging off. Based on the behavioral score and certain other factors, the Bank determines the timing of the collection activity to be implemented for the account. Delinquent accounts are currently referred for contact by phone between seven and 60 days after contractual delinquency, depending on the accountholder's risk profile. In any event, the accountholder's statement reflects the request for payment of past due amounts. Efforts to collect delinquent credit card accounts are generally made by the Bank's regular collection group, supplemented in certain cases by collection agencies.

  The focus of the Bank's response to an early stage delinquency is rehabilitation and identification of the causes for delinquency. The Bank's policies and procedures are designed to encourage cardholders to pay delinquent amounts; for example, once a delinquent account has re-established a payment pattern with three consecutive minimum monthly payments, it can be re-aged as current. An account generally can be re-aged once in the life of the account.

  The Bank reserves the right to suspend charging privileges at any time after an account enters the collections process. In most cases, an account is restricted and charging privileges are suspended no later than 105 days after contractual delinquency. The Bank may also, at its discretion, enter into arrangements with delinquent accountholders to extend or otherwise change payment schedules. During the fourth quarter of 1997, the Bank modified its methodology for charging off credit card accounts. The Bank now charges off an account (net of collateral) at 180 days past due. The Bank's prior practice had been to charge off as uncollectible an account in the next billing cycle after the account became 180 days past due. In connection with a secured credit card account, except as set forth below, funds will generally be withdrawn from the Deposit Account by the Servicer shortly before the secured credit card account is charged off as uncollectible in an amount equal to the lesser of (i) all Principal Receivables plus all Finance Charge Receivables related to such secured credit card account and (ii) the amount of funds for such secured credit card account in the Deposit Account. The Bank generally charges off bankrupt customers' accounts within 30 days after the Bank receives the bankruptcy petition and with respect to secured credit card accounts, funds will be withdrawn from the Deposit Account and applied as set forth above, only after the bankruptcy automatic stay is lifted. The Bank charges off accounts of deceased accountholders within 60 days of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the business judgment of the Bank, applicable law and guidelines established by applicable regulatory authorities.

Interchange

  Members participating in the VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the VISA and MasterCard systems, Interchange in connection with accountholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange paid to the Bank will be allocated to the Trust for each Monthly Period on the basis of the percentage equivalent of the ratio that the amount of accountholder sales charges in the Accounts bears to the total amount of accountholder sales charges for all accounts in the Bank Portfolio, in each case for such Monthly Period. This percentage is an estimate of the actual Interchange paid to the Bank from time to time in respect of the Accounts and may be greater or less than the actual amount of Interchange so paid. The Bank will be required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust for the benefit of holders of interests in Certificates (the "Certificateholders") the percentage of the Interchange allocable to the Certificateholders' Interest. All or a portion of Interchange allocable to the Certificates as specified in the related Prospectus Supplement for a Series will be used exclusively to pay the Servicer part of its Monthly Servicing Fee. See "Description of the Certificates-- Servicing Compensation and Payment of Expenses" in this Prospectus. Interchange, if any, in excess of the portion required to be used exclusively to pay the Servicer part of its Monthly Servicing Fee will be included in Finance Charge Receivables pursuant to the Pooling Agreement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments to the Certificateholders. Interchange (including the portion used exclusively to pay the Servicer a portion of its Monthly Servicing Fee) will be included in Finance Charge Receivables for purposes of calculating the average yield on the portfolio of Accounts included in the Trust applicable to any Series as specified in the related supplement to the Pooling Agreement (each, a "Supplement").

Year 2000

  The year 2000 problem is a result of computer systems using two digits rather than four digits to define an applicable year and therefore may not recognize a date using "00" as the Year 2000. The Bank utilizes a significant number of internal computer software programs and operating systems across its entire organization. In addition, the Bank depends on its external business partners and vendors to provide external services for its operations. To the extent the software applications of the Bank or its vendors contain a code that is unable to appropriately interpret the year 2000 and beyond, some level of modification, or even possibly replacement of such applications may be necessary.

  In October 1996, the Bank formed a Year 2000 Project Office to identify software systems and computer-related devices that required modification for the year 2000. Shortly after its inception, the Project Office executed a five step program for the Bank's information technology computer based systems. This strategy calls for awareness of the existence of information technology systems at the Bank, assessment of those systems for year 2000 readiness, renovation of those systems and their date coding functions, validation of those renovations and implementation of all renovations made. This strategy is based in large part on the regulatory guidelines published by the Federal Financial Institutions Examination Counsel (the "FFIEC").

  The Bank has substantially completed the awareness and assessment stages of this strategy and is in the process of renovating, validating and testing its systems. The Bank expects to have all system renovations and applications in place and fully tested by the end of first quarter 1999, and will use the remaining time in 1999 for any system refinements that may be needed. In addition, the Bank is assessing the year 2000 readiness of its external business partners and vendors, placing extensive focus on its high priority vendors. These vendors include credit bureaus, collection agencies, utilities and other related service providers, the U.S. postal service, telephone companies, technology vendors, banks that are creditors of the Company or which provide cash management, trustee, paying agent, stock transfer agent or other services. The Bank will continue to actively monitor the efforts of its vendors and develop contingency plans to mitigate exposure to year 2000 issues resulting from the failure of its business partners and vendors to be compliant.

  The Bank's expectations on its year 2000 readiness, including year 2000 compliance by its business partners and vendors, are forward-looking statements that are based on management's reasonable estimates and assumptions about future events and are subject to risks and uncertainties. Although the Bank believes that it has taken the necessary precautionary measures to assure that the year 2000 will not adversely affect its business and operations, unforeseen problems could arise in the year 2000, giving rise to delays and malfunctions which may impact the Bank's business and operations, including the timely payment of obligations to Certificateholders.

                                  THE ACCOUNTS

  The Receivables arise in certain Eligible Accounts selected by the Bank from the Bank Portfolio. The Bank has identified a pool of accounts, from which the Initial Accounts were selected, based on the eligibility and other criteria specified in the Pooling Agreement.

  The Bank has transferred and will transfer to the Trust all Receivables existing in each Account and any Funds Collateral on the date of transfer to the Trust and all Receivables and any Funds Collateral generated in such Account after such date. All monthly calculations for such Accounts are computed based on activity occurring during a processing month (each, a "Monthly Period"), which is a period of approximately 30 days, that (a) contains a full set of processing cycles with respect to the Accounts, as defined by the Servicer, (b) commences on the day immediately succeeding the last day of the immediately preceding Monthly Period and (c) ends prior to the date, on or about the fourth business day preceding each Distribution Date, when the Servicer calculates the amounts to be allocated to the Certificateholders of each Class or Series and the Bank (the "Determination Date") for the related Distribution Date, provided that the initial Monthly Period for any Series will commence on the series cut-off date for such Series. The "Distribution Date" is the 15th day of each calendar month (or, if any such 15th day is not a business day, the following business day). The Initial Accounts do (and any Additional Accounts may) include certain Accounts for which Receivables have been charged off as uncollectible prior to their addition to the Trust in accordance with the Bank's normal servicing policies and the Lending Guidelines. On the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust automatically transfers the Defaulted Receivables to the Bank together with all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds. Pursuant to the Pooling Agreement, the Bank has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying secured or unsecured VISA or MasterCard consumer revolving credit card accounts and other consumer revolving credit accounts to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Accounts as of the date the Bank designates such accounts as Additional Accounts. Since the Trust Cut-Off Date, the Bank has conveyed Receivables to the Trust in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. In addition, as of the Trust Cut-Off Date (or as of the addition date for any Account) and on the date any new Receivables are created, the Bank will represent and warrant to the Trust that each of the Receivables in any Account or Additional Account which is conveyed to the Trust on such day meets the eligibility requirements specified in the Pooling Agreement. See "The Pooling Agreement Generally--Representations and Warranties" in this Prospectus. However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust. The Pooling Agreement also provides that the Bank may convey Participations to the Trust, which may have different eligibility requirements, characteristics and risks than the Accounts. See "Description of the Certificates--Addition of Trust Assets" in this Prospectus.

  Accounts may also include any account or accounts (each, a "Related Account") having the following characteristics: (a) such Related Account was established in compliance with the Lending Guidelines pursuant to a lending agreement; (b) the accountholder or accountholders with respect to such Related Account are the same person or persons as the accountholder or accountholders of the Account; (c) such Related Account is originated (i) as a result of the credit card for the Account being lost or stolen; (ii) as a result of the accountholder requesting a change in his or her billing cycle; (iii) as a result of the accountholder requesting the discontinuance of responsibility for an Account; (iv) as a result of the accountholder requesting a product change; or (v) for any other reasons permitted by the Lending Guidelines; and (d) such Related Account can be traced or identified by reference to or by way of the computer or other records of the Bank.

  Subject to certain limitations and restrictions, the Bank may also designate certain Accounts ("Removed Accounts") the Receivables and Funds Collateral in which will be removed from the Trust. In such case, the Receivables and Funds Collateral in the Removed Accounts, together with any related Funds Collateral, will be reassigned to the Bank. Throughout the term of the Trust, the Accounts will consist of the Initial Accounts, plus any Additional Accounts and Participations added to the Trust, and minus any Removed Accounts.

  Additional Accounts might not be accounts of the same type or with the same characteristics as those the Receivables in which were previously included in the Trust. Therefore, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables in which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts described in this Prospectus. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described in this Prospectus as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic rate finance charges may have the effect of reducing the average yield of the portfolio of Accounts in the Trust. The Bank may add Participations to the Trust from time to time without the approval of Certificateholders of any Series. In addition to the periodic reports otherwise required to be filed by the Bank with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Bank intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition of Accounts which would have a material effect on the composition of the Accounts or any addition of Participations.

                                    THE BANK

  Capital One is a limited purpose Virginia state-chartered credit card bank, a subsidiary of Capital One Financial Corporation and a member of the Federal Reserve System whose deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (the "FDIC"). Capital One (i) engages only in credit card operations, (ii) does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others, (iii) does not accept any savings or time deposit of less than $100,000 although it may accept deposits of under $100,000 as collateral for extension of credit, (iv) maintains only one office that accepts deposits and (v) does not engage in the business of making commercial loans. Capital One (through its predecessor) is one of the oldest continually operating bank card issuers in the United States, having commenced operations in 1953, the same year as the formation of what is now MasterCard International.

  Prior to November 22, 1994, Capital One conducted its operations as a division of Signet Bank ("Signet Bank"), a wholly-owned subsidiary of Signet Banking Corporation ("Signet"). Pursuant to the terms of an agreement among Signet, Signet Bank and Capital One Financial Corporation (the "Separation Agreement"), Signet Bank contributed designated assets and liabilities of its credit card division and $358 million of equity capital to Capital One on November 22, 1994 (the "Separation"). Following the contribution of assets and the assumption of liabilities, Signet Bank distributed the capital stock of Capital One to Signet, which then contributed such stock to Capital One Financial Corporation. Concurrently with the Separation, Capital One Financial Corporation consummated an initial public offering of 7,125,000 shares of its common stock (or approximately 10.8% of its outstanding shares), the net proceeds of which were approximately $102 million. Approximately $92 million of such net proceeds were contributed as capital to Capital One. On February 28, 1995, Signet divested its remaining ownership interest in Capital One Financial Corporation by means of a tax-free distribution to its stockholders. Signet Bank and Signet have since been acquired by First Union National Bank and First Union Corporation, respectively, as of November 30, 1997.

  Capital One was incorporated under the laws of Virginia on May 3, 1994. Its main office is currently located at 11011 West Broad Street, Richmond, Virginia 23260. Capital One's telephone number is (804) 967-1000.

                      ASSUMPTION OF THE BANK'S OBLIGATIONS

  The Pooling Agreement permits a transfer of all of the Bank's consumer revolving credit card accounts and other revolving credit accounts and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and the Bank's remaining interest in the Receivables arising thereunder, its interest in Participations and its interest in the Trust (collectively, the "Assigned Assets"), together with all servicing functions and other obligations under the Pooling Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may or may not ultimately be affiliated with the Bank. Pursuant to the Pooling Agreement, the Bank is permitted to assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Certificates, if the following conditions, among others, are satisfied: (i) the Assuming Entity, the Bank and the Trustee shall have entered into an Assumption Agreement (as defined in the Pooling Agreement) providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under the Pooling Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, (ii) each provider of Series Enhancement, if any, shall have consented to the transfer and assumption, (iii) all filings required to perfect the interest of the Trustee in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered by the Bank to the Trustee, (iv) if the Assuming Entity is a savings and loan association, a national banking association, a bank or other entity that is not subject to Title 11 of the United States Code (a "Non-Code Entity"), the Bank shall have delivered notice of such transfer and assumption to each Rating Agency (in which case there is no requirement that such transfer and assumption will not have a Ratings Effect) or, if the Assuming Entity is not a Non-Code Entity, the Bank shall have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect, (v) the Trustee shall have received an opinion of counsel about clause (iii) above and as to certain other matters specified in the Pooling Agreement, and (vi) the Trustee shall have received an opinion of counsel acceptable to the Trustee that for Federal income tax purposes and Virginia income and franchise tax purposes and for income and franchise tax purposes of the jurisdiction in which the Assuming Entity engages in its principal servicing activities, if different from Virginia, (x) following the transaction the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and
(y) such transaction will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and will not cause a taxable event to the holders of the Certificates (an opinion of counsel about any matter to the effect referred to in clauses (x) and (y) about any action is referred to in this Prospectus as a "Tax Opinion"). The Pooling Agreement provides that the Bank, the Assuming Entity and the Trustee may enter into amendments to the Pooling Agreement to permit the transfer and assumption described above without the consent of the holders of any Certificates. After any permitted transfer and assumption, the Assuming Entity will be considered to be the "Bank" for all purposes hereof, and the Bank will have no further liability or obligation under the Pooling Agreement. It was pursuant to this provision of the Pooling Agreement that Capital One assumed the roles of Seller and Servicer under the Trust. See "Prospectus Summary--The Bank" in this Prospectus.

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Bank and will be used for general corporate purposes.

                                   THE TRUST

  The Trust, as a master trust, previously has issued other series (each, a "Series") of asset-backed certificates (the "Certificates") and is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the exchangeable certificate evidencing the Seller's Interest (the "Bank Certificate" and, together with any Supplemental Certificates, collectively, the "Seller's Certificate") and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust is formed under and administered in accordance with the laws of the State of New York.

  The Bank has conveyed to the Trust, without recourse, its interest in all Receivables arising under the Accounts. The assets of the Trust (the "Trust Assets") consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, recoveries (net of collection expenses) received by the Servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to the Receivables, the right to receive certain Interchange attributed to accountholder charges for merchandise and services in the Accounts, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, Funds Collateral relating to secured accounts and any Series Enhancements. The Receivables consist of all amounts charged by accountholders for goods and services and cash advances ("Principal Receivables") and all related periodic rate finance charges, annual membership fees, cash advance fees, late charge fees, returned check charges, overlimit fees and any other fees and charges billed on the Accounts from time to time ("Finance Charge Receivables"). The Trust Assets are expected to change over the life of the Trust as secured and unsecured consumer revolving credit card accounts, other consumer revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. The Pooling Agreement provides that, subject to certain limitations and conditions, Trust Assets may also include Participations. Pursuant to the Pooling Agreement, the Bank will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates--Addition of Trust Assets" in this Prospectus. In addition, the Bank will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Description of the Certificates--Removal of Accounts" in this Prospectus.

  The Trust was originated by Signet Bank in 1993 as Signet Master Trust. In connection with the Separation and as permitted by the Pooling Agreement, (i) Signet Bank transferred to Capital One, and Capital One accepted and assumed, all of Signet Bank's rights and obligations under the Pooling Agreement,
(ii) Capital One became Seller and Servicer of the Trust, (iii) Signet Bank was released from any continuing obligations under the Pooling Agreement, (iv) the Trust's name was changed to Capital One Master Trust and (v) Signet Bank and Capital One filed with the appropriate governmental authorities Uniform Commercial Code ("UCC") financing statements and amendments to financing statements reflecting the transfer to and assumption by Capital One.

                        DESCRIPTION OF THE CERTIFICATES

General

  The Certificates of a Series will be issued pursuant to the Pooling Agreement, a supplement to the Pooling Agreement (a "Supplement") relating to such Certificates, between the Bank, as seller of the interests in the Receivables and servicer of the Accounts, and the Trustee. See "Description of the Certificates--New Issuances" in this Prospectus. Each Series will consist of one or more classes of Certificates (each, a "Class"). The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Certificateholders upon written request. The following summary describes certain terms generally applicable to the Certificates of each Series.

  Unless otherwise specified in a prospectus supplement for a Series of Certificates offered hereby (the "Prospectus Supplement"), the Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company ("DTC") or Cedel or

Euroclear (together with any successor depository selected by the Bank, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Bank has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates" in this Prospectus.

  The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated among the holders of an interest in the Certificates (the "Certificateholders") of a particular Series (the "Certificateholders' Interest"), representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

Interest

  Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. If the Prospectus Supplement for a Series of Certificates so provides, the interest rate and interest payment dates applicable to each Certificate of that Series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus Supplement for such Series. Except as otherwise provided in this Prospectus or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified in the related Prospectus Supplement; provided that if an Early Amortization Period begins for such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each, an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

Principal

  The method for payment of principal for each Series of Certificates offered by this Prospectus will be described in the Prospectus Supplement for such Series. Generally, the principal for a Series will be scheduled to be paid either in full on an expected date (the "Expected Final Payment Date"), in which case such Series will have an Accumulation Period as described below, or in installments each month beginning on a specified date (the "Principal Commencement Date"), in which case such Series will have a Controlled Amortization Period as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date or Principal Commencement Date, may be assigned to each Class. The payment of principal on the Certificates of a Series or Class may start earlier than the Expected Final Payment Date or Principal Commencement Date if a Pay Out Event or Principal Payment Event happens with respect to such Series or Class. See "Risk Factors--Timing of Principal Payments Is Not Certain" in this Prospectus for a description of factors that may affect the timing of principal payments on Certificates.

  The Certificates of each Series will have a revolving period (the "Revolving Period") which will begin on a date described in the Prospectus Supplement (the "Series Cut-Off Date") and continue to the earlier of (a) the beginning of the Early Amortization Period or Principal Payment Period and (b) the date specified in the Prospectus Supplement as the end of the Revolving Period. During the Revolving Period, collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of a Series, including Miscellaneous Payments so allocated, will not be paid to the Certificateholders, but instead will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series, if the Supplement therefor so provides, or the Bank or deposited in the Excess Funding Account. Unless an Early Amortization Period begins for a Series, following the Revolving Period for such Series, to the extent specified in the related Prospectus Supplement, such Series will have either an accumulation period (the "Accumulation Period") or a controlled amortization period (the "Controlled Amortization Period").

  The Certificates of any Series or Class may have an Accumulation Period that will begin on a date certain or on a date determined in the manner described in the Prospectus Supplement and will continue until the earliest of (a) the start of an Early Amortization Period or Principal Payment Period for such Series,
(b) the payment in full of the Certificates of such Series or Class or (c) the Series Termination Date for such Series. During the Accumulation Period for a Series or any Class, collections of Principal Receivables and certain other amounts allocable to such Series or such Class (including Miscellaneous Payments and, if the Supplement so provides, Shared Principal Collections, if any, allocable to such Series or such Class) will be deposited on each Distribution Date in a trust account established for the benefit of the Certificateholders of such Series or such Class (a "Principal Funding Account") and used to make principal distributions to the Certificateholders of such Series or such Class when due on the applicable Expected Final Payment Date. The amount to be deposited in a Principal Funding Account for any Series or any Class thereof on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any existing deficit Controlled Accumulation Amount arising from prior Distribution Dates (the "Deficit Controlled Accumulation Amount"). If a Series has more than one Class of Certificates that has an Accumulation Period, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

  The Certificates of any Series or Class may have a Controlled Amortization Period that will begin on a date certain or on a date determined in the manner described in the Prospectus Supplement and will continue until the earliest of
(a) the start of an Early Amortization Period or Principal Payment Period, (b) the payment in full of the Certificates of such Series or Class or (c) the Series Termination Date for such Series. During the Controlled Amortization Period for a Series or any Class, collections of Principal Receivables and certain other amounts allocable to such Series or such Class (including Miscellaneous Payments and, if the Supplement so provides, Shared Principal Collections, if any, allocable to such Series or such Class) will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series or any Class thereof offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus Supplement plus any existing deficit Controlled Amortization Amount arising from prior Distribution Dates (the "Deficit Controlled Amortization Amount"). If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

  If a Series is designated an extendable Series in its Prospectus Supplement, the Certificateholders of a Series may receive payments of principal earlier than the Expected Final Payment Date or Principal Commencement Date if the Servicer elects not to extend the "Initial Principal Payment Date." The first Initial Principal Payment Date will be a Distribution Date specified in the Prospectus Supplement, and will be automatically extended to the next Distribution Date (which will then automatically become the current Initial Principal Payment Date) each month unless the Servicer, at least 30 days before a Distribution Date, elects to stop the automatic extensions of the Initial Principal Payment Date.

  If the Servicer elects to stop the automatic extensions of the Initial Principal Payment Date (any such election called a "Principal Payment Event"), the Revolving Period, the Controlled Amortization Period or the Accumulation Period will end and a period called the "Principal Payment Period" will begin. During the

Principal Payment Period, interest will be payable on each Distribution Date (if interest had previously been payable less frequently) and collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Miscellaneous Payments and, if the Supplement so provides, Shared Principal Collections, if any, allocable to such Series) will be distributable as principal payments to the Certificateholders monthly on each Distribution Date starting with the Initial Principal Payment Date. During the Principal Payment Period, distributions of principal will not be limited to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, any funds on deposit in a Principal Funding Account for such Series will be paid to the Certificateholders of the relevant Class or Classes on the Initial Principal Payment Date. No prepayment premium will be payable to the Certificateholders of a Series that experiences a Principal Payment Event unless the Prospectus Supplement specifically provides otherwise. There can be no assurance that any prepayment of principal that a Certificateholder receives as a result of a Principal Payment Event could be reinvested at a rate equivalent to the rate being earned on the Certificates held by such Certificateholder.

  During the period (the "Early Amortization Period") beginning at the close of business on the business day immediately preceding the day on which a Pay Out Event occurs with respect to a Series and ending upon the earlier to occur of
(i) the payment in full of the Invested Amount of such Series or (ii) the Series Termination Date for a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Miscellaneous Payments and, if the Supplement so provides, Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period for a Series, distributions of principal to Certificateholders of such Series will not be limited to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the start of the Early Amortization Period, any funds on deposit in a Principal Funding Account for such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Description of the Certificates--Pay Out Events" in this Prospectus for a discussion of the events which might lead to the start of the Early Amortization Period for a Series.

  Funds on deposit in any Principal Funding Account established for a Class or Series offered by this Prospectus will be invested in Eligible Investments, and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates at the end of its Accumulation Period, such Class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant Prospectus Supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the Certificates on a certain date.

  Certificates of a Series may also be subject to purchase from time to time, generally at their respective principal amounts, in connection with a remarketing, under the terms of a liquidity facility established for the benefit of such Series or in the event that the Seller's Interest is less than the minimum level equal to the Required Seller's Percentage of the aggregate amount of Principal Receivables in the Trust (the "Required Seller's Interest") on the last business day of any Monthly Period, in each case if so specified in the related Prospectus Supplement. The "Required Seller's Percentage" is equal to 5% but may be reduced under certain circumstances described below under "Description of the Certificates--Addition of Trust Assets." A purchase of Certificates of such a Series, depending on the circumstances giving rise to such purchase, may result in a decrease in the outstanding principal amount of such Series prior to the start of any Controlled Amortization Period, Accumulation Period or Early Amortization Period. The Prospectus Supplement for any Series subject to purchase as described in this paragraph will describe the conditions to and procedures for any such purchase. The proceeds of any such purchase would be paid to the holders of the Certificates so purchased.

Addition of Trust Assets

  If, as of the close of business on the last business day of any Monthly Period, the Seller's Interest is less than the Required Seller's Interest on such date, the Bank shall on or prior to the close of business on the tenth business day following the last business day of such Monthly Period (the "Required Designation Date") unless the Seller's Interest exceeds the Required Seller's Interest as of the close of business on any day after the last business day of such Monthly Period and prior to the Required Designation Date, make an Addition to the Trust as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such Addition, the Seller's Interest as of the close of business on the date of such Addition (the "Addition Date") is at least equal to the Required Seller's Interest on such date. An "Addition" will consist of (i) receivables arising in Eligible Accounts owned by the Bank and related Funds Collateral, if any, or
(ii) participations representing undivided interests in a pool of assets primarily consisting of secured and unsecured consumer revolving credit card accounts or other consumer revolving credit accounts owned by the Bank or any affiliate thereof and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing or similar agreement (a "participation agreement") entered into by the Bank or an affiliate of the Bank that entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those described in this Prospectus. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the participation agreement. The Bank may, upon 30 days' prior notice to the Trustee, each Rating Agency and certain providers of Series Enhancement, reduce the Required Seller's Percentage; provided that (a) the Bank shall have received written notice from each nationally recognized statistical rating organization selected by the Bank (the rating agency or agencies rating any series, a "Rating Agency") that such reduction will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to in this Prospectus as a "Ratings Effect") and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such reduction will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series; and provided further that the Required Seller's Percentage shall never be less than 2%, unless the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion about the lowering of such percentage. In addition, the Bank may from time to time, at its sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

  The Bank may from time to time, at its sole discretion, designate certain types of Eligible Accounts approved by the Rating Agencies to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph. Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts plus the number of Accounts added to maintain the Seller's Interest as specified above, without prior Rating Agency notice, shall not either (i) for any three consecutive Monthly Periods, exceed 15% of the number of Accounts at the end of the ninth Monthly Period before the start of such three Monthly Periods (or, the Trust Cut-Off Date, whichever is later) and (ii) for any twelve Monthly Periods, exceed 20% of the number of Accounts as of the first day of such twelve Monthly Periods (or, the Trust Cut-Off Date, whichever is later) (the "Aggregate Addition Limit"). On or before March 31, June 30, September 30 and December 31 of each calendar year, or more frequently if required by any Rating Agency, the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel about the Automatic Additional Accounts included as Accounts during the preceding three-month period that confirms the validity and perfection of each transfer of such Automatic Additional Accounts. Such opinion of counsel shall be provided by outside counsel. If such opinion of counsel for any Automatic Additional Accounts is not so received, the ability of the Bank to designate Automatic Additional

Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or such Accounts are removed from the Trust. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts and other revolving credit accounts either (i) not originated by the Bank or (ii) not of a type included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon compliance with the conditions described below about Additions. Additions of Participations must also comply with such conditions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to in this Prospectus as "Additional Accounts."

  In connection with an Addition, the Bank will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the fifth business day immediately preceding such Addition the Bank shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice that the Additional Accounts or Participations will be included as Trust Assets; (b) within ten business days of the date on which any such Receivables or Participations are added to the Trust, the Bank shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts or Participations specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account, the aggregate amount of Principal Receivables outstanding in such Account or comparable information in the case of Participations and, for any Funds Collateral relating to such Account, the account number for, and the amount of Funds on deposit in, the applicable Deposit Account; (c) the Bank shall have delivered to the Trustee copies of all filings necessary to perfect the Trust's interest in the Receivables in Additional Accounts; (d) in the case of an addition other than a required Addition, the Bank shall have received written notice from each Rating Agency that such Addition will not have a Ratings Effect; (e) in the case of a required Addition that exceeds the Aggregate Addition Limit, the Bank shall have provided each Rating Agency with 15 days' prior written notice and each Rating Agency shall have notified the Bank in writing that such Addition will not have a Ratings Effect; (f) the Bank shall have delivered to the Trustee, each Rating Agency and any provider of Series Enhancement entitled thereto an opinion of counsel that for Federal income tax purposes and Virginia income and franchise tax purposes (or, if there has been a transfer and assumption as described under "Assumption of the Bank's Obligations" in this Prospectus, for income and franchise tax purposes of the jurisdiction in which the Assuming Entity engages in its principal servicing activities, if other than Virginia), such Addition will not cause a taxable event to the holders of the Certificates and certain other opinions of counsel; and (g) prior to or on the date any such Receivables or Participations are added to the Trust, the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that any related Additional Accounts are Eligible Accounts and that, in the reasonable belief of the Bank, (i) such Addition will not, based on the facts known to such officer at the time, cause a Pay Out Event or an event that, after the giving of notice or lapse of time, would cause a Pay Out Event, to occur with respect to any Series and (ii) in the case of Additional Accounts, no selection procedure was utilized by the Bank that would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Bank) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the Addition.

  Affiliates of the Bank may originate or acquire portfolios of revolving credit card accounts or other revolving credit accounts the receivables in which may be participated to the Bank and sold to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Additions.

  Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a different date or were part of a portfolio of revolving credit card accounts or other revolving credit accounts which were not part of the Bank Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts may not be accounts or assets of the same type or having the same characteristics as those previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties" in this Prospectus. Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust.

  Additional Accounts of a type different than the Initial Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables in this Prospectus and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables. The Pooling Agreement provides that the Bank may add Participations to the Trust that may have characteristics substantially different than those of Accounts or Additional Accounts, including substantially different eligibility requirements, payment characteristics and risks.

Removal of Accounts

  On any day of any Monthly Period, the Bank will have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables and the related Funds Collateral, if any, then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts owned and designated by the Bank, upon satisfaction of the following conditions: (a) on or before the fifth business day (the "Removal Notice Date") immediately preceding the date upon which the Removed Accounts are to be removed from the Trust, the Bank shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date"); (b) on or prior to the date that is ten business days after the Removal Date, the Bank shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account and, for any Funds Collateral relating to such Account, the account number for, and the amount of Funds on deposit in, the applicable Deposit Account; (c) the aggregate amount of Principal Receivables to be removed shall not equal or exceed 5% of the aggregate amount of Principal Receivables in the Trust; (d) the Bank shall have represented and warranted as of each Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal Date, is true and complete in all material respects; (e) the Bank shall have received written notice from each Rating Agency that such removal will not have a Ratings Effect; and (f) as of the Removal Notice Date, either (i) the Removed Accounts are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Removed Accounts is not more than 60 days or (ii) the Removed Accounts are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Removed Accounts does not exceed 90 days. Such removal could occur for a number of reasons, including a determination by the Bank that the Trust contains more Receivables than the Bank is obligated to retain in the Trust under the Pooling Agreement and any applicable Supplements and a determination that the Bank does not desire to obtain additional financing at the time through the Trust. In addition, the Pooling Agreement permits the Bank to designate as a Removed Account without the consent of the Trustee, any Certificateholders or any Rating Agency any Account that has had a zero balance with no activity for the twelve months preceding such designation.

  Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Bank a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the Bank or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

  In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Trust shall automatically be deemed to transfer, set over and otherwise convey to the Bank all right, title and interest of the Trust in and to the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that Recoveries of such Account which include any proceeds of the sale or securitization of such Defaulted Receivables shall be applied as provided in the Pooling Agreement. See "--Allocation Percentages" below.

New Issuances

  The Pooling Agreement provides that, pursuant to any one or more Supplements, the Bank may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Seller's Interest to the extent of the Invested Amount of such new Series.

  Under the Pooling Agreement, the Bank may designate, for any newly issued
Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"); (iii) its certificate rate (or method for the determination thereof) and the manner, if any, in which such rate may be adjusted from time to time; (iv) the interest payment date or dates (the "Interest Payment Dates") and the manner, if any, in which the Interest Payment Dates may be reset from time to time and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the method of calculating its servicing fee; (viii) the provider and the terms of any form of Series Enhancement for such Series; (ix) the terms on which the Certificates of such Series may be exchanged for Certificates of another Series, repurchased by the Bank or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class;
(xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the rating agency or agencies, if any, rating the Series; (xvi) the name of the clearing agent, if any; (xvii) the base rate applicable to any Series; (xviii) the minimum amount of Principal Receivables required to be maintained through the designation of Additional Accounts; (xix) any deposit into any account maintained for the benefit of Certificateholders; (xx) the rights of the holders of the Seller's Certificate that have been transferred to the holders of such Series; (xxi) the Group, if any, in which the Series will be included;
(xxii) whether or not such Series is entitled to receive Shared Principal Collections; and (xxiii) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Bank, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Bank may offer any Series to the public under a Prospectus Supplement or other disclosure document in transactions either registered under the Securities Act of 1933, as amended (the "Act"), or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution" in this Prospectus. Any such Series may be issued in fully registered, bearer or book-entry form in minimum denominations determined by the Bank. The Bank intends to offer, from time to time, additional Series.

  The Pooling Agreement provides that the Bank may designate Principal Terms such that each Series has an Accumulation Period or a Controlled Amortization Period that may have different lengths and begin on different dates than such periods for any other Series or Class. Further, one or more Series or Classes may be in their Accumulation or Controlled Amortization Periods while other Series or Classes are not. Collections of Principal Receivables and Miscellaneous Payments otherwise allocable to a Series or Class which is not amortizing or accumulating principal will be treated as Shared Principal Collections and, if the Supplement for another Series which is amortizing or accumulating principal so provides, reallocated to such Series. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement for any other Series. Under the Pooling Agreement, the Trustee will hold any Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Bank may deliver a different form of Series Enhancement agreement. Additionally, if specified in the related Prospectus Supplement, certain Series may be subordinated to certain other Series, or Classes within a Series may have different priorities. The Bank also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Bank or remarketed to other investors. There is no limit to the number of New Issuances that the Bank may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

  Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to issue the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Bank shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Bank shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Bank shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Bank shall have received written notice from each Rating Agency that such New Issuance will not have a Ratings Effect; (e) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that, based on the facts known to such officer at the time, the Bank reasonably believes that such issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series;
(f) the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion; (g) the Bank's remaining interest in Principal Receivables shall not be less than 2% (unless the Bank shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion with respect to a lower percentage) of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee will execute the Supplement and issue to the Bank the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

Collection Account

  The Servicer has established and maintains for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or
(b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade. "Eligible Institution" means (a) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody's Investors

Service, Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (ii) has either (x) a long-term unsecured debt rating of AA by Standard & Poor's Ratings Group ("Standard & Poor's") or (y) a certificate of deposit rating of A-1+ by Standard & Poor's and (iii) is a member of the FDIC or (b) any other institution that is acceptable to each Rating Agency.

  The Collection Account is maintained with The Bank of New York. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account must be moved so that it will again be qualified as an Eligible Deposit Account.

  Funds in the Collection Account generally will be invested in (i) direct obligations of, and obligations fully guaranteed by, the United States of America, (ii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt of such depository institution or trust company shall be in the highest rating category from each Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC, with an entity the commercial paper of which has a credit rating from each Rating Agency in its highest rating category, (v) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (ii) above, (vi) investments in money market funds that have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits (having maturities of not more than 30 days) other than as referred to in clause (iv) above, with an entity the commercial paper of which has the highest rating from each Rating Agency and (viii) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of the Bank or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to, or at the direction of, the Bank except as otherwise specified in any Supplement.

  The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. Unless specified otherwise in the related Prospectus Supplement, the "Paying Agent" for each Series will be Harris Trust and Savings Bank.

Allocation Percentages

  Pursuant to the Pooling Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and interest in the Trust Assets not allocated to the Certificateholders' Interest of any Series (the "Seller's Interest") all amounts collected for Finance Charge Receivables and Principal Receivables and the Defaulted Amount for any Monthly Period and will allocate among the Certificateholders' Interest of each Series all Adjustment Payments and Transfer Deposit Amounts (collectively, "Miscellaneous Payments") for any Monthly Period as follows:

    (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage for such Series;

    (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of a Series based on the Principal Allocation Percentage for such Series; and

    (c) Miscellaneous Payments will at all times be allocated among the Certificateholders' Interests of each Series based on their respective Invested Amounts.

  The "Floating Allocation Percentage" and the "Principal Allocation Percentage" for any Series will be determined as set forth in the related Supplement and, for each Series offered by this Prospectus, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Seller's Interest.

  Notwithstanding the foregoing, amounts collected as annual membership fees for any Monthly Period will be held in the Collection Account and will be amortized in twelve equal installments over twelve Monthly Periods beginning with the Monthly Period following the Monthly Period in which the annual fee is billed. Each such installment of annual membership fees will be treated as a collection of Finance Charge Receivables in the Monthly Period in which it is amortized and allocated in the manner described above.

  With respect to Recoveries constituting the proceeds of any sale or initial securitization of Defaulted Receivables, such Recoveries will be treated as Finance Charge Collections and allocated as described above over a period of time. With respect to each Monthly Period, the amount of Recoveries received from the sale or initial securitization of Defaulted Receivables which shall be treated as collections of Finance Charge Receivables for such Monthly Period shall be an amount equal to the total amount of such Recoveries collected during the three Monthly Periods ending with such Monthly Period divided by three.

  Collections of Receivables for any Monthly Period will be allocated by the Servicer first to annual membership fees billed during the preceding Monthly Period, second to Finance Charge Receivables, to the extent of Finance Charge Receivables billed (or, in the case of annual membership fees, amortized) during the preceding Monthly Period, and third to Principal Receivables. The Servicer will, to the extent it is required to make daily deposits into the Collection Account, make an estimated allocation of collections between annual membership fees, Finance Charge Receivables and Principal Receivables on each deposit date and will deposit amounts into the Collection Account as set forth above in accordance with such allocation.

Deposits in Collection Account

  For as long as (i) the Bank remains the Servicer under the Pooling Agreement and (ii) either (x) the Bank, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from such Rating Agency) or (y) if the Collection Account is maintained with the Bank, the Bank has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by each Rating Agency, the Bank may use for its own benefit all collections received on the Receivables in each Monthly Period until the business day before the related Distribution Date or, in the case of any collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, at which time the Bank will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described in this Prospectus and in the related Prospectus Supplement on the date of such deposit. However, if the Bank is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the business day a record of any transaction is first recorded on the Servicer's computer file of consumer revolving accounts (without regard to the effective date of such recordation) (the "Date of Processing") or, in the case of collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement plus the aggregate amount of the unamortized portion of any collections of annual membership fees plus the aggregate amount of the unamortized portion of any collections representing Recoveries and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by each Rating Agency, if at any time the Bank or another eligible affiliate of the Bank is not the Servicer, the Collection Account will be moved from the Bank, if then maintained there.

  On the earlier of (i) the second business day after the Date of Processing and (ii) the day any such deposit is made into the Collection Account or, in the case of any collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, the Servicer will pay to the holder of the Seller's Interest (i) the portion of collections on Principal Receivables allocated to the Seller's Interest; provided that the Seller's Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day) exceeds the Required Seller's Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance and otherwise such amounts will be deposited into the Excess Funding Account; and (ii) the portion of collections on Finance Charge Receivables allocated to the Seller's Interest. The "Required Principal Balance" is an amount, as of any date of determination, equal to (a) the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of each Series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus (b) the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the Invested Amount of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

Shared Principal Collections; Excess Shared Principal Collections

  The Prospectus Supplement for any Series offered by this Prospectus will designate whether a Series is a "Principal Sharing Series." Collections on Principal Receivables and certain other amounts, including Miscellaneous Payments, for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). If a Series is a Principal Sharing Series, the Servicer will then determine the amount of collections of Principal Receivables for any Monthly Period (plus Miscellaneous Payments and certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Principal Sharing Series (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Principal Sharing Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and Miscellaneous Payments and certain other amounts for such Series; provided that all or a portion of such shortfall may be subordinated as described below if a Series is a Subordinated Excess Principal Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Principal Sharing Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Seller; provided, however, that such Shared Principal Collections will be distributed to the Seller only if the Seller's Interest on such Distribution Date exceeds the Required Seller's Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance and otherwise such amounts will be deposited into the Excess Funding Account. The Prospectus Supplement for any Series offered by this Prospectus will designate whether a Principal Sharing Series is a "Subordinated Excess Principal Series." If a Principal Sharing Series is a Subordinated Excess Principal Series, then the excess of the Shared Principal Collections over the Principal Shortfalls for all Principal Sharing Series ("Excess Shared Principal Collections") will also be allocated to each such Series in an amount equal to the lesser of (i) the Subordinated Excess Principal Shortfall for such Series and (ii) the product of (x) the Excess Shared Principal Collections and (y) a fraction, the numerator of which is the

Subordinated Excess Principal Shortfall for such Series and the denominator of which is the sum of Subordinated Excess Principal Shortfalls for all Subordinated Excess Principal Series. The "Subordinated Excess Principal Shortfall" for a Subordinated Excess Principal Series will be defined in the Supplement and, for any Series offered by this Prospectus, the Prospectus Supplement for such Series.

  Any such reallocation of collections on Principal Receivables and other amounts will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections or Excess Shared Principal Collections for any Monthly Period.

Excess Funding Account

  If on any date the Seller's Interest is less than or equal to the Required Seller's Interest or the aggregate amount of Principal Receivables is less than the Required Principal Balance, the Servicer will not distribute to the Bank any Shared Principal Collections that otherwise would be distributed to the Bank, but will deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Excess Funding Account"). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Seller on any business day to the extent that the Seller's Interest exceeds the Required Seller's Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance; provided, however, that if an Accumulation Period, Controlled Amortization Period, Principal Payment Period or Early Amortization Period starts for any Principal Sharing Series, any funds on deposit in the Excess Funding Account will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

  Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as collections of Finance Charge Receivables for such Monthly Period.

Sharing of Excess Finance Charges

  Any Series offered by this Prospectus may be included in a group of Series (a "Group"). Each Series in a specific Group will be entitled to share Excess Finance Charges in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement for a Series offered by this Prospectus will specify whether such Series will be included in a Group and whether any previously issued Series have been included in such Group. Subsequently issued Series may also be included in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series that is included in a Group in excess of the amounts necessary to make required payments for such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables ("Excess Finance Charges") will be applied to cover any shortfalls in amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, for each other Series in such Group; provided, however, that the sharing of Excess Finance Charges among Series in any Group will continue only until such time, if any, at which the Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank or its counsel, the continued sharing of Excess Finance Charges among Series in any Group would have adverse regulatory implications for the Bank. Following the delivery by the Bank of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charges among the Series in any Group. In all cases, any Excess Finance Charges remaining after covering shortfalls for all outstanding Series in a Group will be paid to the Seller. While any Series offered hereby may be included in a Group, there can be no assurance that (i) any other Series will be included in such Group, (ii) there will be any Excess Finance Charges for such Group for any Monthly Period or
(iii) the

Bank will not at any time deliver a certificate as described above. While the Bank believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

Funding Period

  For any Series, the related Prospectus Supplement may specify that during a period beginning on the Series Issuance Date for such Series and ending on a specified date before the start of the Controlled Amortization Period or Accumulation Period for such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such series may be less than the aggregate principal amount of the Certificates of such Series. If so specified in the related Prospectus Supplement, the amount of such deficiency (the "Prefunded Amount") will be held in a Prefunding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Certificateholders' Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest for such Series, the Initial Investor Amount and the date by which the Certificateholders' Interest is expected to equal the Initial Investor Amount. The Certificateholders' Interest will increase as Receivables are delivered to the Trust or as the Certificateholders' Interests of other Series of the Trust are reduced. The Certificateholders' Interest may also decrease due to charge-offs or the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

  During the Funding Period, funds on deposit in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Prefunding Account") for a Series will be withdrawn and paid to the Bank to the extent of any increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not for any reason equal the initial principal amount of the Certificates of such Series (the "Initial Investor Amount") by the end of the Funding Period, any amount remaining in the Prefunding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, monies in the Prefunding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Prefunding Account during the related Monthly Period will be withdrawn from the Prefunding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Paired Series

  If so provided in the Prospectus Supplement for a Series, a Series of Certificates may be paired with another Series issued by the Trust (a "Paired Series"). As the Certificateholders' Interest of the Series having a Paired Series is reduced, the Certificateholders' Interest in the Trust of the Paired Series may increase by an equal amount. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when the Series is in a Controlled Amortization Period, the Principal Allocation Percentage in respect of collections of Principal Receivables for the Series and the Principal Allocation Percentage for the Paired Series may be reset as provided in the related Prospectus Supplement.

Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries

  "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged off as uncollectible in such Monthly Period in accordance with the Lending Guidelines and the Servicer's customary and usual servicing procedures for servicing consumer revolving credit card and other consumer revolving credit account receivables comparable to the Receivables other than due to any Adjustment Payment. The

"Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of Principal Receivables that became Defaulted Receivables for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables of which the Bank or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event has occurred with respect to the Bank or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of Recoveries (net of collection expenses) received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) for such Monthly Period over the amount of Principal Receivables that became Defaulted Receivables in such Monthly Period.

  The current policy of the Bank is to charge off as uncollectible an account at 180 days past due. The Bank generally charges off a bankrupt customer's account within 30 days after the Bank receives the bankruptcy petition. The Bank charges off accounts of deceased accountholders within 60 days of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. Generally, shortly before a secured credit card account is charged off as uncollectible or in the case of a bankruptcy, after the bankruptcy automatic stay is lifted, the Servicer will withdraw funds from the Deposit Account in an amount equal to the lesser of (i) all Principal Receivables plus all Finance Charge Receivables related to such secured credit card account and
(ii) the amount of funds for such secured credit card account in the Deposit Account, and the Servicer will allocate such amount for treatment as Collections of Principal Receivables and Finance Charge Receivables.

  On the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Trust will automatically transfer to the Bank all right, title and interest of the Trust in and to the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that Recoveries of such Account shall be applied as provided in the Pooling Agreement. See "--Allocation Percentages" above. "Recoveries," as defined in the Pooling Agreement and as used in this Prospectus, means all amounts, excluding insurance proceeds, received by the Servicer with respect to Receivables which have previously become Defaulted Receivables (including any related Finance Charge Receivables), net of any out-of-pocket costs and expenses of collection (including attorneys' fees and expenses) deducted therefrom, plus the net proceeds of any sale or securitization of such Defaulted Receivables (plus any related Finance Charge Receivables), plus any residual payments from any such securitization, but excluding any interest, principal and servicing fees or other fees payable with respect to the securitization of such Defaulted Receivables and the related Finance Charge Receivables.

  If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to the Bank) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an accountholder or such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or, if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Seller's Interest in Principal Receivables at such time to be a negative number, the Bank shall be required to pay an amount equal to such deficiency into the Collection Account (each such payment, an "Adjustment Payment" with respect to such Distribution
Date).

Credit Enhancement

  General. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. "Credit Enhancement" for one or more Classes of a Series offered by this Prospectus may include a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables, or another form of credit enhancement described in the related Prospectus Supplement or any combination of the foregoing. The term "Series Enhancement" means any Credit Enhancement for the benefit of Certificateholders of a particular Series or Class. Credit Enhancement may also be provided to a Series or Class or Classes of a Series by subordination provisions that require that distributions of principal and/or interest be made for the Certificates of such Series or such Class or Classes before distributions are made to one or more Series or one or more Classes of such Series, if the Supplements so provide. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein.

  The presence of Credit Enhancement for a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the Prospectus Supplement for a Series offered by this Prospectus, the Credit Enhancement, if any, for a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

  If Credit Enhancement is provided for a Series offered hereby, the accompanying Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described in this Prospectus, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information about the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement for a Series offered by this Prospectus may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such an event and in certain other instances described in the related Prospectus Supplement, the Credit Enhancer may have a subordinated interest in the Receivables or certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

  Subordination. If so specified in the related Prospectus Supplement, one or more Series or one or more Classes of a Series offered by this Prospectus may be subordinated to one or more other Series or one or more Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to the rights of the holders of the Certificates that are senior to the subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Series or Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

  Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit for a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, an L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

  Cash Collateral Guaranty or Cash Collateral Account. If specified in the related Prospectus Supplement, support for the Certificates of any Class or Series offered by this Prospectus will be provided by (i) a guaranty (the "Cash Collateral Guaranty") issued by a cash collateral trust (the "Cash Collateral Trust") or similar entity and secured by the deposit of cash or certain Eligible Investments in an account (the "Cash Collateral Guaranty Account") owned by the beneficiaries of the Cash Collateral Trust or (ii) an account of the Trust (a "Cash Collateral Account"). A Cash Collateral Account for a Class or Series will be funded by cash or certain Eligible Investments on the Series Issuance Date. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Guaranty Account or the Cash Collateral Account, as the case may be, and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Trust or funds are to be released from the Cash Collateral Account, as the case may be.

  The Servicer will determine on each Determination Date for the Series enhanced by a Cash Collateral Account or a Cash Collateral Guaranty whether a deficiency exists in the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it will instruct the Trustee to draw an amount equal to such deficiency from the Cash Collateral Account or Cash Collateral Guaranty Account, as the case may be, up to the maximum amount available thereunder.

  Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, insurance for any Series or Class of Certificates offered by this Prospectus may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

  Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered by this Prospectus may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the "Spread Account") intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

  Reserve Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement or any combination thereof. The Reserve Account will be established to help assure the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

  Swap Agreement. If so provided in the related Prospectus Supplement, the Trustee, on behalf of the Trust, may enter into one or more interest rate swap agreements for the benefit of a Class or Series, the terms of which will be specified in the related Prospectus Supplement.

  Discount Option. The Pooling Agreement provides that the Bank may at any time and from time to time, but without any obligation to do so, designate a fixed percentage or a variable percentage based on a formula (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such designation becomes effective that would otherwise constitute Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Bank will do so, such designation may occur because the Bank determines that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from Finance Charge Receivables or to avoid the occurrence of a Pay Out Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the Supplement for a Series provides for such a Pay Out Event. After any such designation, pursuant to the Pooling Agreement, the Bank may, without notice to or the consent of Certificateholders, from time to time reduce or eliminate the percentage of Receivables subject to such designation or reduction; provided, however, that such reduction or elimination will only occur at such time, if any, at which the Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such reduction or elimination would not have adverse regulatory or other accounting implications for the Bank. The Bank must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and any Credit Enhancer of any such designation or reduction, and such designation or reduction will become effective on the date specified therein only if (i) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, the Bank reasonably believes that such designation or reduction will not at the time of its occurrence cause a Pay Out Event or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and
(ii) the Seller shall have received written notice from each Rating Agency that such designation or reduction will not have a Ratings Effect.

  On the Date of Processing of any collections on or after the date the exercise of the Discount Option takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables (other than Discount Option Receivables) and the Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and
(b) collections of Principal Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed "Discount Option Receivables Collections." An amount equal to the product of (i) the aggregate Floating Allocation Percentages with respect to all Series of Certificates issued and outstanding and (ii) the aggregate amount of such Discount Option Receivables Collections processed in such day will be deposited by the Bank into the Collection Account and an amount equal to the balance of such Discount Option Receivables Collections will be paid to the Seller. The former amount deposited into the Collection Account will be applied as provided in this Prospectus regarding payments of collections of Finance Charge Receivables.

  The Pooling Agreement also provides that the Bank may at any time and from time to time designate an amount of Principal Receivables in Additional Accounts to be treated as Finance Charge Receivables (such amount, the "Addition Discount Receivables"); provided, however, that the Bank may not make such designation unless (i) the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee and (ii) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement an Officer's Certificate of the Bank, to the effect that the Bank reasonably believes that such designation will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series. On or prior to each Determination Date after such designation is made, the Servicer shall deliver to the Trustee a certificate setting forth (a) the amount of Addition Discount Receivables to be included as collections of Finance Charge Receivables with respect to the preceding Monthly Period, as calculated in accordance with the formula set forth in the applicable Assignment of Receivables or accretion designation letter delivered to the Trustee, and (b) the portion of such Addition Discount Receivables which have not been treated as Collections of Finance Charge Receivables for the preceding Monthly Period.

Pay Out Events

  As described above, the Revolving Period for a Series will continue until the start of the Accumulation Period or the Controlled Amortization Period, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date for such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. A "Pay Out Event" with respect to a Series refers to any of the following events and any other events specified as such in the related Prospectus Supplement:

    (a) the occurrence of an Insolvency Event relating to the Seller (including any Additional Seller); or

    (b) the Trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended.

  In the case of either event described above, a Pay Out Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders of any Series immediately upon the occurrence of such event. The Early Amortization Period for a Series will begin at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, including any Distribution Date following a Principal Payment Event, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account for such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

  In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for the Bank or if certain other events relating to the bankruptcy, insolvency or receivership of the Bank (an "Insolvency Event") occur, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Bank will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published each other holder of the Seller's Certificate, the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, to the extent provided in the related Supplement, any Credit Enhancer for such Series) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

Servicing Compensation and Payment of Expenses

  The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee rates for each Series outstanding (based upon the applicable servicing fee rate for each Series and the outstanding principal amount of each Series) and
(b) the amount of Principal Receivables outstanding on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Seller's Interest, the Certificateholders' Interests of each Series and the interest represented by the Enhancement Invested Amount, if any, for such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest of a particular Series, which includes the Enhancement Invested Amount, if any, of such Series for any Monthly Period (the "Monthly Servicing Fee") will be determined in accordance with the relevant Supplement. A portion of the Servicing Fee as specified in the related Prospectus Supplement will be paid solely from Interchange allocable to such Series, before such Interchange is used for any other purpose. A portion of the Servicing Fee as specified in the related Prospectus Supplement will be paid from collections of Finance Charge Receivables allocable to Certificateholders of a Series. The portion of the Servicing Fee not so allocated to a Series or payable from Interchange will be paid by the Seller and in no event will the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the Bank or from Interchange. Except as otherwise provided in any Supplement, in the case of the first Distribution Date for any Series, the Servicing Fee and the Monthly Servicing Fee will accrue from the Series Issuance Date for such Series. The Monthly Servicing Fee will be paid on the Distribution Date for each Monthly Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account).

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees that are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Seller (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that the Bank is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

Record Date

  Payments on the Certificates of a Series offered hereby will be made as described in this Prospectus and in the relevant Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last day of the calendar month preceding the date of such payment (each, a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling Agreement Generally--Book-Entry Registration" in this Prospectus.

Optional Termination; Final Payment of Principal

  If specified in the Prospectus Supplement for any Series offered by this Prospectus and subject to any conditions described therein, on any day occurring on or after the day that the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount, if any, for such Series is reduced to a percentage of the initial outstanding aggregate principal amount of the Certificates of such Series set forth in such Prospectus Supplement, the Bank will have the option to repurchase the Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account for such Series), plus the Enhancement Invested Amount, if any, for such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates and (if applicable) on the Enhancement Invested Amount (and accrued and unpaid interest for interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable certificate rate. Following any such repurchase and the deposit of the aggregate purchase price into the Collection Account, the Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Bank shall fail for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, payments would continue to be made to the Certificateholders of such Series as described in this Prospectus and in the related Prospectus Supplement.

  In any event, the last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series or the Enhancement Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in the Pooling Agreement and the related Supplement, in an amount equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, for such Series at the close of business on the Series Termination Date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series or the Enhancement Invested Amount after such Certificateholders are paid in full, as provided in the Pooling Agreement and the Supplement for such Series.

Reports

  No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and certain providers of Series Enhancement for a Series a statement (the "Monthly Report") prepared by the Servicer setting forth certain information about the Trust and the Certificates of such Series (unless otherwise indicated), as specified in the related Prospectus Supplement.

  For each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report for any Series will include the following additional information about the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount as of the Record Date for such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

  On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Federal Income Tax Consequences" in this Prospectus.

                        THE POOLING AGREEMENT GENERALLY

Book-Entry Registration

  If specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered by this Prospectus through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until

Definitive Certificates are issued under the limited circumstances described below, all references in this Prospectus to actions by Certificateholders will refer to actions taken by DTC upon instructions from its Participants, and all references in this Prospectus to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures.

  Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries, which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Unless otherwise specified in the related Prospectus Supplement, Citibank, N.A. ("Citibank"), will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC's rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I included at the end of this Prospectus and for information with respect to tax documentation procedures relating to the Certificates, see Annex I included at the end of this Prospectus and "Federal Income Tax Consequences--Non-U.S. Certificateholders" in this Prospectus.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the

Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling Agreement and the Supplements) will be Cede, as nominee of DTC, and that Certificateholders will not be recognized by the Trustee as "Certificateholders" under the Pooling Agreement and the Supplements. Certificateholders will only be permitted to exercise the rights of Certificateholders under the Pooling Agreement and the Supplements indirectly through DTC and its Participants, which in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

  Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take action in respect to such Certificates, may be limited due to lack of a physical certificate for such Certificates.

  DTC has advised the Bank that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement or the Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Bank that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interest.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of the 32 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

  The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear Systems on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distribution with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distribution will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  According to DTC, the foregoing information about DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Definitive Certificates

  Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered by this Prospectus will be issued in fully registered, certificate form to Certificateholders or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Bank advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Bank are unable to locate a qualified successor, (ii) the Bank, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" under the Pooling Agreement and the relevant Supplement ("Holders").

  If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth in this Prospectus and in the Pooling Agreement and the relevant Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which is Harris Trust and Savings Bank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Bank Certificate; Additional Sellers

  The Pooling Agreement provides that the Bank may exchange a portion of the Bank Certificate for another certificate (a "Supplemental Certificate") or an uncertificated interest in the Seller's Interest for transfer or exchange to a person designated by the Bank upon the execution and delivery of a supplement to the Pooling Agreement (which supplement will be subject to the amendment section of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "--Amendments" below), provided that prior to such transfer or exchange (a) the Bank shall have received written notice from each Rating Agency that such transfer or exchange will not have a Ratings Effect and (b) the Bank shall have delivered to the Trustee, each

Rating Agency and certain providers of Series Enhancement a Tax Opinion about the transfer or exchange. Any transfer or exchange of a Supplemental Certificate or an uncertificated interest in the Seller's Interest is subject to the conditions set forth in the preceding sentence. See "Assumption of the Bank's Obligations" in this Prospectus. The Bank has amended the Pooling Agreement to provide that the Bank Certificate and any Supplemental Certificates may be in certificated or uncertificated form.

  The Bank may designate affiliates of the Bank to be included as a Seller (each, an "Additional Seller") under the Pooling Agreement (by means of an amendment to the Pooling Agreement that will not require the consent of any Certificateholder; see "--Amendments" in this Prospectus) and, in connection with such designation, the Bank shall surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate modified to reflect such Additional Seller's interest in the Seller's Interest; provided, however, that (i) the conditions set forth in the preceding paragraph for the issuance of a Supplemental Certificate shall have been satisfied for the designation of an Additional Seller and (ii) any applicable conditions described in "Description of the Certificates--Addition of Trust Assets" in this Prospectus shall have been satisfied for the transfer of Receivables or Participations by any Additional Seller to the Trust. Following the inclusion of an Additional Seller, the Additional Seller will be treated in the same manner as the Seller described herein and references herein to the Seller shall be references to each Seller.

Defeasance

  Pursuant to the Pooling Agreement, the Bank may terminate its substantive obligations in respect of a Series or the Pooling Agreement (the "Defeased Series") by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocable to the Defeased Series and available to purchase additional Receivables) monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the Bank has the right to use collections on Receivables to purchase Eligible Investments rather than additional Receivables. Prior to its first exercise of its right to substitute monies or Eligible Investments for Receivables, the Bank shall deliver to the Trustee a Tax Opinion about such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not have a Ratings Effect. In addition, the Bank must comply with certain other requirements set forth in the Pooling Agreement, including requirements that the Bank deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Bank deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Bank, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Bank discharges its substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series might no longer be available to make payments.

Termination of Trust

  Unless the Bank instructs the Trustee otherwise, the Trust will terminate only on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts and Enhancement Invested Amounts, if any, of all Series is zero, (b) September 1, 2014, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Description of the Certificates--Pay Out Events" in this Prospectus, immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Bank.

Conveyance of Receivables

  Pursuant to the Pooling Agreement, the Bank has sold and assigned to the Trust its interest in all Receivables in certain MasterCard and Visa consumer credit card accounts (the "Initial Accounts") outstanding as of July 30, 1993 (the "Trust Cut-Off Date") and will sell and assign all Receivables in the Additional Accounts as of the applicable additional cut-off date, all Receivables thereafter created under the Accounts, any Participations added to the Trust and the proceeds of all of the foregoing.

  In connection with the transfer of any Receivables to the Trust, the Bank is required to indicate in its computer records that the Receivables have been conveyed to the Trust. In addition, the Bank has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date (i) its account number, (ii) the collection status and (iii) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Bank has filed and is required to file UCC financing statements for the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Certain Legal Aspects of the Receivables" in this Prospectus.

Representations and Warranties

  As of the issuance date for a Series (the "Series Issuance Date") specified in the related Prospectus Supplement, the Seller will make representations and warranties to the Trust about the Accounts, the Receivables and, if any, the Funds Collateral, to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the additional cut-off date) each Account or each Additional Account was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the additional cut-off date), each of the Receivables then existing in any Account or Additional Account is an Eligible Receivable, (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and (d) each of the Receivables, and all Funds Collateral, if any, have been transferred to the Trust free and clear of any lien other than (i) liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Bank shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, and (ii) with respect to Funds Collateral, liens granted in favor of the Seller by secured credit card accountholders. If the Seller breaches any representation and warranty described in this paragraph and such breach remains uncured for 60 days, or such longer period, not in excess of 150 days, as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Seller or receipt of written notice of such breach by the Seller, and such breach has a material adverse effect on the Certificateholders' Interest of all Series in any Receivable (which determination shall be made without regard to the availability of funds under any Credit Enhancement), such Certificateholders' Interest in all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below and such Account shall no longer be included as an Account.

  An Ineligible Receivable will be reassigned to the Seller on or before the end of the Monthly Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the portion of such Ineligible Receivable that is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller's Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller's Interest would cause the Seller's Interest to be a negative number, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the Seller will make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Seller's Interest would be reduced below zero into the Excess Funding Account and the Collection Account, respectively. Any amount deposited into the Excess Funding Account and the Collection

Account, respectively, in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to in this Prospectus as a "Transfer Deposit Amount") shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the Seller is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph about such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

  The Bank will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is a Virginia banking corporation validly existing under the laws of the Commonwealth of Virginia, it has, in all material respects, full power and authority to consummate the transactions contemplated by the Pooling Agreement and the related Supplement and each of the Pooling Agreement and the related Supplement constitutes a valid, binding and enforceable agreement of the Bank and (b) subject, in each case pertaining to proceeds, to Section 9-306 of the UCC, and further subject to certain tax liens as specified in the Pooling Agreement, the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Bank in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) under the UCC as in effect in Virginia and in any other state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof, which is effective as to each Receivable then existing on the Series Issuance Date or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust.

  In the event that the breach of any of the representations and warranties described in the above paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by the Bank, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to the Bank and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct the Bank to accept the reassignment of the Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice). The Bank will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if (i) at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects as if made on such day and (ii) the Bank shall have delivered to the Trustee a certificate of an authorized officer of the Bank describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the Certificateholders and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will generally be equal to the aggregate Invested Amounts and Enhancement Invested Amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of all Receivables and the principal portion of such funds and the interest portion of such funds will be deposited in the Excess Funding Account and the Collection Account, respectively. If the Trustee or the requisite percentage of Certificateholders of all Series gives a notice as provided above, the obligation of the Bank to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

  An "Eligible Account" is defined to mean a MasterCard or Visa consumer revolving credit card account or other consumer revolving credit account owned by the Bank which as of the Trust Cut-Off Date with respect to an Initial Account or as of the related Addition Date with respect to an Additional
Account: (a) is in existence and maintained with the Bank or any affiliate thereof on the Trust Cut-Off Date or the Addition Date, as the case may be; (b) is payable in United States dollars; (c) has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to the Bank as having been lost or stolen; (d) the accountholder of which has provided, as his or her current billing address, an address located in the United States (or its territories or possessions or a military address); (e) has not been, and does not have any Receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement); (f) except as provided below, does not have any Receivables which are Defaulted Receivables; (g) does not have any Receivables which have been identified by the Bank or the relevant accountholder as having been incurred as a result of fraudulent use of any related credit card or check; (h) relates to an accountholder who is not identified by the Bank in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding; and (i) is not an account with respect to which the accountholder has requested discontinuance of responsibility. Eligible Accounts may include accounts, the receivables of which have been charged off; provided, however, that (a) the balance of all receivables included in such accounts is reflected on the books and records of the Bank (and is treated for purposes of the Pooling Agreement) as "zero" and (b) charging privileges with respect to all such accounts have been canceled in accordance with the Lending Guidelines of the Bank and will not be reinstated by the Bank or the Servicer.

  An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance in all material respects with the Lending Guidelines and all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a lending agreement which complies with all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders;
(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the Bank in connection with the creation of such Receivable or the execution, delivery and performance by the Bank of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the Bank or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Bank is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of either a valid transfer and assignment from the Bank to the Trust of all the Bank's right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) which constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the Commonwealth of Virginia and in any other state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer; (j) as to which, at the time of its transfer to the Trust, the Bank has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which, at the time of its transfer to the Trust, the Bank has not taken any action which, or failed to take any action the omission of which would, at the time of its transfer to the Trust, impair in any material respect the rights of the Trust or Certificateholders therein.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Bank's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before April 30 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

Indemnification

  The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

  Under the Pooling Agreement, the Bank has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates or those which arise from any action on the part of any Certificateholder) arising out of or based on the arrangement created by the Pooling Agreement as though such agreement created a partnership under the Uniform Partnership Act in which the Bank was a general partner. The Bank has agreed to pay, indemnify and hold harmless each holder of Certificates of any Series against and from any such losses, claims, damages or liabilities except to the extent that they arise from any action by such holder. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Bank for any losses, claims, damages and liabilities of the Bank as described in this paragraph arising from the actions or omissions of such successor Servicer.

  Except as provided in the two preceding paragraphs, the Pooling Agreement provides that none of the Bank, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certificates of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Bank, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

Collection and Other Servicing Procedures

  Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables, including the Funds Collateral, if any, in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Lending Guidelines.

  Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to accountholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the

Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

  Pursuant to the Pooling Agreement, the Bank, as Servicer, has the right to delegate its duties as Servicer to any Person who agrees to conduct such duties in accordance with the Pooling Agreement and the Lending Guidelines. The Bank has contracted with Capital One Services, Inc. ("Capital One Services"), an affiliate of the Bank, to act as sub-servicer and to perform its servicing activities. Notwithstanding any such delegation to Capital One Services, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement. In certain circumstances, however, the Bank could be relieved of its duties as Servicer upon the assumption of such duties by another entity. See "Assumption of the Bank's Obligations" in this Prospectus.

Servicer Covenants

  In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables or Accounts, and will maintain in effect all qualifications required in order to service the Receivables or Accounts the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement;
(b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other governmental authority in accordance with the Lending Guidelines; (c) it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Certificateholders in the Receivables, the Funds Collateral, if any, or the Accounts; (d) it will not reschedule, revise or defer collections due on the Receivable except in accordance with the ordinary course of business and the Lending Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause or permit any Receivables to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

  Under the terms of the Pooling Agreement, in the event any of the representations, warranties or covenants of the Servicer contained in clauses
(a) through (e) above with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' Interest of all Series in such Receivable (which determination shall be made without regard to the availability of funds under any Credit Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given, by the Trustee, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured. If the Bank is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Seller's Interest. In addition, if the deduction of such Principal Receivable would reduce the Seller's Interest below zero, the Bank as the Servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under "--Representations and Warranties." If the Bank is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be deemed a Transfer Deposit Amount hereunder. This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

Certain Matters Regarding the Servicer

  The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, subject to compliance with certain conditions described under "Assumption of the Bank's Obligations" in this Prospectus, the Bank may transfer its servicing obligations to another entity and be relieved of its obligations and duties under the Pooling Agreement and related agreements.

  Any person into which, in accordance with the Pooling Agreement, the Bank or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Bank or the Servicer is a party, or any person succeeding to the business of the Bank or the Servicer, will be the successor to the Bank, as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

Servicer Default

  In the event of any Servicer Default, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Bank delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee shall offer the Bank a right of first refusal to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of (a) the sum of the Invested Amount and the Enhancement Invested Amount, if any, of such Series on such Distribution Date (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date and (b) the sum of
(i) the average bid price quoted by two recognized dealers for similar securities rated in the same rating category as the initial rating of the Certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series and (ii) the Enhancement Invested Amount, if any, of such Series.

  The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Trust Servicing Fee. The rights and interest of the Bank under the Pooling Agreement and any Supplement in the Seller's Interest will not be affected by any Termination Notice or Service Transfer.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on or before the date the Servicer is required to do so under the Pooling Agreement or any Supplement, which is not cured within a ten business day grace period;

    (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the Certificateholders of any Series or Class (determined without regard to the availability of funds under any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns or delegates its duties under the Pooling Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (determined without regard to the availability of funds under any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for an additional period of five business days or referred to under clause (b) or (c) for an additional period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Bank, any provider of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

Evidence as to Compliance

  The Pooling Agreement provides that on or before May 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Bank) to furnish a report to the effect that they have attested to the assertion of authorized officers of the Servicer that the servicing was conducted in compliance with certain applicable provisions of the Pooling Agreement and each Supplement in all material respects.

  In addition, on or before May 31 of each year such accountants will also furnish a report to the effect they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts contained in the monthly Servicer's certificates delivered during the preceding calendar year with the Servicer's computer reports that generated such amounts, and will deliver a report to the Trustee and each Rating Agency reporting all discrepancies, regardless of materiality, revealed by such comparison.

  The Pooling Agreement provides for delivery to the Trustee, each Rating Agency and certain providers of Series Enhancement on or before May 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Amendments

  The Pooling Agreement and any Supplement may be amended from time to time (including in connection with (v) the assumption by the Assuming Entity of the Bank's obligations under the Pooling Agreement, (w) the provision of additional Series Enhancement for the benefit of Certificateholders of any Series, (x) the issuance of a Supplemental Certificate, (y) the addition of Participations to the Trust or (z) the designation of an Additional Seller) by agreement of the Trustee, the Bank and the Servicer without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) the

Bank shall have received written notice from each Rating Agency that such amendment will not have a Ratings Effect, (ii) the Bank delivers to the Trustee and each provider of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such amendment will not, based on the facts known to the officer at the time, have a material adverse effect on the interests of the Certificateholders, and (iii) in the case of an amendment relating to the assumption by the Assuming Entity of the Bank's obligations, all other conditions to such assumption specified in the Pooling Agreement shall have been satisfied (see "Assumption of the Bank's Obligations" in this Prospectus).

  The Pooling Agreement and any Supplement may also be amended from time to time by the Bank, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected; (b) change the definition or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder;
(c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

Trustee

  The Bank of New York is the Trustee under the Pooling Agreement. The Corporate Trust Department of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The Bank, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Bank, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Bank will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

  The Bank has represented and warranted in the Pooling Agreement that the transfer of Receivables by it to the Trust is either a valid sale and assignment to the Trust of all right, title and interest of the Bank in and to such Receivables, except for the interest of the Bank as holder of the Bank Certificate (or the interests of transferees, if any, of a portion of the Seller's Certificate), or a grant to the Trust of a security interest in such

Receivables. The Bank also represents and warrants in the Pooling Agreement that in the event the transfer of Receivables by the Bank to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "The Pooling Agreement Generally--Representations and Warranties" in this Prospectus.

  Certain Receivables may be added to the Trust from time to time with respect to which the related accountholders have provided the Bank with Funds Collateral as security for such accountholder's obligations to the Bank. The Funds Collateral is expected to be held by a Depositary selected by the Bank. The Bank will take certain actions as it believes are required or reasonably requested under applicable state law to perfect the Bank's security interest in the Funds Collateral. The perfection of a security interest in the Funds Collateral may not be governed by the UCC, and existing common law authority does not definitively establish what steps are necessary to perfect such a lien. This uncertainty exists both with respect to the grant of a security interest in the Funds Collateral by accountholders to the Bank and with respect to the grant of a security interest in the Bank's interest in the Funds Collateral by the Bank to the Trust. While not free from doubt, a Virginia court properly presented with the issue should determine that the Bank has taken sufficient action and has adequately divested the accountholders of control over the Funds Collateral so as to perfect a security interest therein. In connection with the transfer of the Bank's interest in the Receivables to the Trust, the Bank will also sell and assign to the Trust its interest as secured party in the related Funds Collateral, if any. Because possession of such Funds Collateral will be maintained by the Depositary and will not be transferred to the Trustee, the Trust will not have a direct claim to the Funds Collateral. The Bank will represent and warrant in the Pooling Agreement that the transfer of the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust is either a valid sale and assignment of the Bank's interest in such Receivables and such Funds Collateral to the Trust or the grant to the Trust of a security interest in the Bank's interest in such Receivables and such Funds Collateral. The Bank will also represent and warrant in the Pooling Agreement that in the event the transfer of the Bank's interest in the Receivables and the related Funds Collateral, if any, by the Bank to the Trust is deemed to create a security interest, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Bank's interest in the Receivables and the related Funds Collateral, if any, created thereafter in favor of the Trust on and after their creation, except for certain governmental liens and other non-consensual liens or certain subsequent transferees of the Funds Collateral. Although the Bank has taken steps it believes appropriate to perfect interests given to the Trust, and on the basis of its belief has made the related representations and warranties, the legal uncertainty in these areas is such that no definitive assurance can be given that a first priority perfected security interest in the Bank's interest in the Funds Collateral will exist for the benefit of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties, see "The Pooling Agreement Generally--Representations and Warranties" in this Prospectus.

  The Bank has represented as to previously conveyed Receivables, and will represent as to Receivables and the related Funds Collateral, if any, to be conveyed, that the Bank's interest in the Receivables and the related Funds Collateral, if any, are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing of an appropriate financing statement or statements is also required in order to perfect the Trust's security interest in the Receivables and the related Funds Collateral, if any. Financing statements covering the Receivables and the related Funds Collateral, if any, have been and will be filed with the appropriate state and local governmental authority to protect the interests of the Trust in the Receivables and the related Funds Collateral, if any. If a transfer of general intangibles is deemed to be a sale, the filing of a financing statement is not required to protect the Trust's interest from third parties. Although the priority of a transfer of general intangibles arising after the formation of the Trust is not as clear under the laws of the Commonwealth of Virginia as the priority of interests governed by the UCC, the Bank believes that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables and the related Funds Collateral, if any, is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables and the related Funds Collateral, if any, consisting of general intangibles would be deemed to have occurred as of the date of execution of the Pooling Agreement or the applicable date Receivables arising in Additional Accounts have been conveyed to the Trust.

  In connection with the transfer of the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust, the Bank is required to indicate in its computer records that the Bank's interest in such Receivables and such Funds Collateral has been conveyed to the Trust. In addition, the Bank has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date (i) its account number, (ii) the collection status and (iii) the aggregate amount outstanding, the aggregate amount of Principal Receivables in such Account and the amount of the related Funds Collateral, if any. The Bank as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts, the Receivables or the Funds Collateral. Except as set forth above, the records and agreements relating to the Accounts, the Receivables and the Funds Collateral will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts, the Receivables or the Funds Collateral will not be stamped or marked to reflect the transfer of the Receivables and the Funds Collateral to the Trust. The Bank has filed and is required to file UCC financing statements with respect to the sale of the Receivables and the Funds Collateral and the proceeds thereof to the Trust meeting the requirements of applicable state law. With respect to the Funds Collateral, in order to perfect its interest in the Funds Collateral, the Depositary or a person unaffiliated with the accountholders has obtained and will maintain continuous possession and control of such Funds Collateral.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables and the related Funds Collateral, if any, coming into existence after the date of the Pooling Agreement could have an interest in such Receivables and the related Funds Collateral, as applicable, with priority over the Trust's interest. Under the Pooling Agreement, however, the Bank has represented and warranted that it transferred the Receivables to the Trust, and will represent and warrant that it will transfer the Bank's interest in the Receivables and the related Funds Collateral, if any, to the Trust, free and clear of the lien of any third party except for certain governmental liens. In addition, the Bank has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or any related Funds Collateral (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien arising prior to the time a Receivable comes into existence may have priority over the interest of the Trust in such Receivables and any related Funds Collateral. In addition, through fraud or negligence of the Bank, a subsequent transferee of the Receivables or the Funds Collateral may also have priority over the interests of the Trust. Furthermore, if the FDIC were appointed as a conservator or receiver of the Bank, the conservator's or receiver's administrative expenses may also have priority over the interest of the Trust in the Bank's interest in such Receivables and related Funds Collateral.

  In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the Collection Account. In the event of the conservatorship or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections, which may result in a loss to Certificateholders.

Certain Matters Relating to Receivership

  The Bank is chartered under the laws of Virginia. In Virginia, the Virginia State Corporation Commission (the "SCC"), which supervises and examines the Bank, may apply to any Virginia court having jurisdiction over the appointment of receivers to appoint a receiver upon determination that certain events relating to the Bank's financial condition have occurred. The SCC is authorized, but not required, to apply for the appointment of the FDIC as receiver and, as a matter of Federal law, the FDIC would be authorized, but not obligated, to accept such appointment. The SCC has informally indicated that it would seek to have the FDIC appointed as receiver in any receivership proceeding involving a bank such as the Bank. Virginia law sets forth certain powers that could be exercised by the FDIC upon its appointment as receiver. There are no Virginia or statutory provisions governing the appointment of a conservator for a Virginia-chartered bank. In addition, the FDIC could be appointed as receiver or conservator of the Bank as a matter of federal law.

  The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended, "FIRREA"), sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Bank could exercise. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed as conservator or receiver for the Bank, would interfere with the timely transfer to the Trust of payments collected on the Receivables or applications of the Funds Collateral or interfere with the timely liquidation of such Receivables or the Trust's interest in such Funds Collateral, as described below. To the extent that the Bank has granted a security interest in the Receivables and in the Bank's security interest in the related Funds Collateral, if any, to the Trust, and that interest was validly perfected before the Bank's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, the FDIA and policy statements of the FDIC provide that such security interest should not be subject to avoidance. As a result, payments to the Trust with respect to the Receivables and the related Funds Collateral, if any, should not be subject to recovery by the FDIC as conservator or receiver for the Bank. These policy statements are not binding on the FDIC, however, and if the FDIC, as conservator or receiver for the Bank, were to assert a contrary position, or were to require the Trustee to establish its right to such payments or the Funds Collateral by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments on Certificates of all Series and possible reductions in the amount of those payments could occur.

  The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Trust. Pursuant to the Pooling Agreement, neither newly created Principal Receivables nor the Bank's interest in the Funds Collateral, if any, related to such newly created Principal Receivables will be transferred to the Trust and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables and the Trust's interest in the related Funds Collateral in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by each other holder of the Bank Certificate and the Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Series Enhancer with respect thereto). Under the Pooling Agreement, the proceeds from the sale of the Receivables and the Trust's interest in any related Funds Collateral would be treated as collections on the Receivables. This procedure, however, could be delayed as described above. If a conservator or receiver is appointed for the Bank and no Pay Out Event other than such conservatorship or receivership or insolvency of the Bank exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and of the Trust's interest in any related Funds Collateral and the commencement of the Early Amortization Period, and may have the power to require that new Receivables continue to be purchased by the Trust. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and of the Trust's interest in any related Funds Collateral and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables and of the Bank's security interest in the related Funds Collateral, if any, to the Trust. See "Description of the Certificates--Pay Out Events" in this Prospectus. In addition, the FDIC as conservator or receiver for the Bank has the power under the FDIA to repudiate contracts, including secured contracts of the Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC as a conservator or receiver of the Bank were to repudiate the Agreement, then the amount payable to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

  In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the requisite percentage of holders of Certificates of all Series from appointing a successor Servicer. See "The Pooling Agreement Generally--Servicer Default" in this Prospectus.

  The Bank will establish the Deposit Account and maintain records regarding each accountholder's beneficial interest in the Funds sufficient to afford each accountholder federal deposit insurance up to applicable limits. In the event of the insolvency of the Depositary, although the Funds will be FDIC insured up to applicable limits, such an insolvency may result in a delay in the payment of such Funds to the accountholder or to the Trust by the FDIC as receiver for the Depositary.

Consumer Protection Laws

  The relationship between an accountholder and consumer lender is extensively regulated by Federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the Bank, the most significant Federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables or the Funds Collateral, if any, either as assignee from the Bank with respect to obligations arising before transfer of the Receivables or the Funds Collateral, if any, to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of Receivables owing. See "Risk Factors--Seller's Ability to Change Terms of the Receivables Could Alter Payment Patterns" in this Prospectus. All Receivables, including any Funds Collateral, that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under "The Pooling Agreement Generally--Representations and Warranties" in this Prospectus, will be reassigned to the Bank. The Servicer has also agreed in the Pooling Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "The Pooling Agreement Generally-- Representations and Warranties" in this Prospectus.

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay.

  Application of Federal and state bankruptcy and debtor relief laws would affect the interests of Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectible when there are no funds available from Series Enhancement or other sources and could delay realization on any related Funds Collateral or otherwise affect the ability of the Bank to realize on such Funds Collateral. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries" in this Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of certain material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereunder. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificateholder in light of that Certificateholder's circumstances, and some Certificateholders may be subject to special tax rules and limitations not discussed below. Each prospective Certificateholder is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificateholder" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

Treatment of the Certificates as Debt

  The Bank expresses in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt of the Bank secured by the Receivables. The Bank, by entering into the Pooling Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt of the Bank for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Bank will treat the Pooling Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the Bank ("Tax Counsel"), will deliver its opinion generally to the effect that, under current law as in effect on the Series Issuance Date, although no transaction closely comparable to that contemplated in this Prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

Treatment of the Trust

  General. The Pooling Agreement permits the issuance of Certificates and certain other interests in the Trust (including certain undivided interests in the Trust, or "Collateral Indebtedness Interests" or "Class C Interests" such as may be set forth in the Supplement), each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Seller's Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Bank (or other holder of the Seller's Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests (other than the Seller's Certificate) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Bank (or other holder of the Seller's Certificate) and the other holders of equity interests in the Trust. However, Tax Counsel will deliver its opinion generally to the effect that, under current law as in effect on the Series Issuance Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Tax Counsel will deliver its opinion that the Certificates offered hereunder will properly be treated as debt and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Certificates or any other interest in the Trust (other than the Seller's Certificate), including any Collateral Indebtedness Interest, were not debt obligations for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or a publicly traded partnership taxable as a corporation for such purposes. Because Tax Counsel will deliver its opinion that the Certificates offered hereunder will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Indebtedness Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

  If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business," however, whether the income of the Trust would be so classified is unclear.

  Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Bank has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable on a secondary market (or the substantial equivalent thereof)" are not fully within the control of the Bank, and certain Series predating the Regulations may not conform to the requirements of the regulations. As a result, there can be no assurance that the measures the Bank has taken and intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

  If the Trust was treated as a partnership but nevertheless was not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Bank (or the holder of the Seller's Certificate) and any Certificateholders treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificateholders treated as partners would likely differ from that reportable by such Certificateholders had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificateholder that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificateholder. If the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Bank may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

  If the arrangement created by the Pooling Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificateholders. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificateholders were treated as payments of interest thereon. In addition, distributions to Certificateholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificateholders may not be entitled to any dividends received deduction in respect of such income).

Taxation of Interest Income of U.S. Certificateholders

  General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificateholder's method of accounting.

  Original Issue Discount. It is not expected that the Certificates will be issued with original issue discount ("OID"). If the Certificates are issued with OID, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificateholder (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificateholders, but prospective U.S. Certificateholders should consult their own tax advisers concerning the impact to them in their particular circumstances. Except where indicated to the contrary, this discussion assumes that the interest payable on a Certificate is "unconditionally payable."

  Market Discount. A U.S. Certificateholder who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

  Market Premium. A U.S. Certificateholder who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

Sale or Exchange of Certificates

  Upon a disposition of an interest in a Certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificateholder's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

Non-U.S. Certificateholders

  In general, a non-U.S. Certificateholder will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificateholder actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Bank entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificateholder is a controlled foreign corporation that is related to the Bank (or the Trust if treated as a partnership) through stock ownership, (iii) the non-U.S. Certificateholder is a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is described in the applicable Prospectus Supplement as contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificateholder bears certain relationships to any holder of either the Seller's Certificate other than the Bank or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, under currently applicable procedures, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificateholder. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the Certificate on behalf of the non-U.S. Certificateholder. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. The U.S. Treasury Department recently issued final regulations which will revise some of the foregoing procedures whereby, a non-U.S. Certificateholder may establish an exemption from withholding beginning January 1, 2000. Non-U.S. Certificateholders should consult their tax advisers concerning the impact to them, if any, of such procedures.

  Generally, any gain or income realized by a non-U.S. Certificateholder upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax; provided that (i) in the case of a

Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificateholder should consult a tax adviser.

  If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificateholder would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificateholder generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

Information Reporting and Backup Withholding

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificateholder must be reported to the IRS, unless the U.S. Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificateholder who is not an exempt recipient.

  In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-Certificateholder certifies that the seller is a non-U.S. Certificateholder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been existence) was effectively connected with the conduct of a trade or business within the United States.

  Any amounts withheld under the backup withholding rules from a payment to a Certificateholder would be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the IRS.

  Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures beginning January 1, 2000. Certificateholders should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

State and Local Taxation

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local law. Each investor should consult its own tax advisor regarding state or local tax consequences.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A violation of the prohibited transaction rules could occur if Certificates or any Class or Series were to be purchased with "plan assets" of any Plan if the Seller, the Trustee, any underwriters of such Class or Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory, or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor (the "DOL"). The Seller, the Trustee, any underwriters of a Class or Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Seller, the Trustee, any underwriters of such Class or Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DOL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the
Certificates: DOL Prohibited Transaction Class Exemptions ("PTCE") 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

  Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Certificates will represent beneficial interests in the Trust, and despite the agreement of the Seller and the Certificateholders to treat each Class of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and
Section 4975 of the Code and result in non-exempt prohibited transactions, unless one of the following exceptions applies.

  The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the accompanying Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust.

  A second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Seller as to whether the value of each class of equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

  A third exception may also be available. On October 28, 1998, the DOL authorized Capital One (the "Authorization") to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by Plans of classes of senior certificates ("Senior Certificates") representing an undivided interest in a credit card trust with respect to which Capital One is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the Authorization are satisfied. The Authorization will apply to the acquisition, holding and resale of the Senior Certificates by, on behalf of, or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Authorization to apply are the following:

    (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for such Senior Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is either in one of the two highest generic rating categories from a Rating Agency or (ii) for Senior Certificates of one year or less, the highest short-term generic rating category from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the Senior Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Senior Certificates at the time of such acquisition;

    (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting such Senior Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Senior Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Senior Certificates, represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Act;

    (7) The Trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Certificateholders, including Plans;

    (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Senior Certificates held by any Plan pursuant to the Authorization;

    (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Pooling Agreement and the Rating Agencies require the Seller to maintain a Seller's Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

    (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Pooling Agreement, and the Pooling Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by the Bank which are part of the same program or have the same or substantially similar characteristics;

    (11) The Pooling Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period, 15% of the number of existing Accounts designated to the Trust as of the first day of such period, and (b) with respect to any twelve-month period, 20% of the number of existing Accounts designated to the Trust as of the first day of such twelve-month period;

    (12) The Pooling Agreement requires the Seller to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust if such an opinion is not delivered with respect to each interim addition; and

    (13) The Pooling Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Senior Certificates as a result of (a) a proposed transfer of Receivables in newly originated Accounts to the Trust, or (b) the transfer of Receivables in all newly originated Accounts added to the Trust during the preceding three-month period (beginning at quarterly intervals specified in the Pooling Agreement and ending in the calendar month prior to the date such confirmation is issued); provided that a Rating Agency confirmation shall not be required under clause (b) for any three-month period in which any additions of Receivables in newly originated Accounts occurred only after receipt of prior Rating Agency confirmation pursuant to clause (a).

  The Trust also must meet the following requirements:

    (a) The corpus of the Trust must consist only of Receivables of the type which have been included in other investment pools;

    (b) Certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

    (c) Certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

  Moreover, the Authorization provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Senior Certificates if the fiduciary (or its affiliate) is an obligor on the Receivables held in the Trust; provided that among other requirements: (a) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in Senior Certificates does not exceed 25% of all of the Senior Certificates outstanding after the acquisition; and (d) no more than 25% of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Authorization does not apply to Plans sponsored by the Seller, any underwriter of the Senior Certificates, the Trustee, the Servicer, any obligor with respect to obligations included in the Trust constituting more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to the Senior Certificates of a Series, determined on the date of the initial issuance of such Series, or any affiliate of any such party (the "Restricted Group").

  The DOL has designated the Authorization as an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold certain subordinated Certificates of a Series; provided that (i) the Senior Certificates of that Series are eligible for relief under the Authorization and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60.

  If none of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets" of Plans, transactions involving the Trust and Parties in Interest with respect to a Plan that is a Certificateholder might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Certificate by a Plan.

  The Certificates of any Series may not be purchased with "plan assets" of a Plan if the Seller, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such Plan.

  In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust Assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust Assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules under the Authorization or otherwise.

  Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of other factors discussed in this Prospectus and in the accompanying Prospectus Supplement.

                              PLAN OF DISTRIBUTION

  The Bank may sell Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Bank from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Bank. Any remarketing firm will be identified and the terms of its agreement, if any, with the Bank and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

  Certificates may also be sold directly by the Bank or through agents designated by the Bank from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Bank to such agent will be set forth in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Certain agents and underwriters may be entitled under agreements entered into with the Bank to indemnification by the Bank against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Bank or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Bank and the Trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., and McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia and for any underwriters, agents or dealers by counsel named in the applicable Prospectus Supplement. Certain Federal income tax matters will be passed upon for the Bank by Tax Counsel, Orrick, Herrington & Sutcliffe LLP.

                         REPORTS TO CERTIFICATEHOLDERS

  The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Certificates are issued, the reports will be sent to Cede, as the nominee of DTC and the registered holder of the Certificates. No financial reports will be sent to you.

                      WHERE YOU CAN FIND MORE INFORMATION

  We filed a registration statement relating to the Certificates with the Commission. This Prospectus is part of the registration statement, but the registration statement includes additional information.

  The Servicer will file with the Commission all required annual, monthly and special Commission reports and other information about the Trust.

  You may read and copy any reports, statements or other information we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at
(800) SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available to the public on the Commission Internet site (http://www.sec.gov).

  The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the Commission will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future annual, monthly and special reports for the Commission and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

  As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at:
Capital One Bank, in care of Capital One Services, Inc., 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525, attention: Treasury Department or calling us at (703) 205-1000.

                         INDEX OF TERMS FOR PROSPECTUS

Term                                                                        Page
----                                                                        ----
Accounts.............................................................         14
Accumulation Period..................................................         24
Act..................................................................         29
Addition.............................................................         26
Addition Date........................................................         26
Addition Discount Receivables........................................         39
Additional Accounts..................................................         27
Additional Seller....................................................         47
Adjustment Payment...................................................         36
Aggregate Addition Limit.............................................         26
Assigned Assets......................................................         21
Assumed Obligations..................................................         21
Assuming Entity......................................................         21
Authorization........................................................         66
Automatic Additional Accounts........................................         26
Bank.................................................................     14, 21
Bank Certificate.....................................................         22
Bank Portfolio.......................................................         14
Capital One..........................................................         14
Capital One Services.................................................         52
Cash Collateral Account..............................................         38
Cash Collateral Guaranty.............................................         38
Cash Collateral Guaranty Account.....................................         38
Cash Collateral Trust................................................         38
Cede.................................................................         23
Cedel................................................................         44
Cedel Participants...................................................         44
Certificateholder....................................................         44
Certificateholders................................................... 18, 23, 46
Certificateholders' Interest.........................................         23
Certificates.........................................................         21
Citibank.............................................................         43
Class................................................................         22
Class C Interests....................................................         61
Code.................................................................         62
Collateral Indebtedness Interests....................................         61
Collection Account...................................................         30
Commission...........................................................         20
Controlled Accumulation Amount.......................................         24
Controlled Amortization Amount.......................................         24
Controlled Amortization Period.......................................         24
Controlled Deposit Amount............................................         24
Controlled Distribution Amount.......................................         24
Cooperative..........................................................         45
Credit Enhancement...................................................         36
Credit Enhancer......................................................         37
Date of Processing...................................................         32
Defaulted Amount.....................................................         36
Defaulted Receivables................................................         35
Defeased Series......................................................         47

Term                                                                        Page
----                                                                        ----
Deficit Controlled Accumulation
 Amount....................................................................  24
Deficit Controlled Amortization Amount.....................................  24
Definitive Certificates....................................................  46
Deposit Account............................................................  16
Depositaries...............................................................  43
Depositary.................................................................  16
Depository.................................................................  23
Determination Date.........................................................  19
Discount Option Receivables................................................  39
Discount Option Receivables Collections....................................  39
Discount Percentage........................................................  39
Distribution Date..........................................................  19
DOL........................................................................  65
DTC........................................................................  22
DTC Services...............................................................  45
Early Amortization Period..................................................  25
Eligible Account...........................................................  50
Eligible Deposit Account...................................................  30
Eligible Institution.......................................................  30
Eligible Investments.......................................................  31
Eligible Receivable........................................................  50
Enhancement Invested Amount................................................  37
ERISA......................................................................  65
Euroclear..................................................................  45
Euroclear Operator.........................................................  45
Euroclear Participants.....................................................  44
Excess Finance Charges.....................................................  34
Excess Funding Account.....................................................  34
Excess Shared Principal Collections........................................  33
Exchange Act...............................................................  20
Excluded Series............................................................  33
Expected Final Payment Date................................................  23
FDIA.......................................................................  58
FDIC.......................................................................  20
FFIEC......................................................................  18
Finance Charge Receivables.................................................  22
FIRREA.....................................................................  58
Floating Allocation Percentage.............................................  32
Funding Period.............................................................  35
Funds......................................................................  15
Funds Collateral...........................................................  16
Group......................................................................  34
Holders....................................................................  46
Independent Investors......................................................  65
Indirect Participants......................................................  43
Industry...................................................................  45
Ineligible Receivables.....................................................  48
Initial Accounts...........................................................  48
Initial Invested Amount....................................................  33

Term                                                                        Page
----                                                                        ----
Initial Investor Amount....................................................  35
Initial Principal Payment Date.............................................  24
Insolvency Event...........................................................  40
Interchange................................................................  17
Interest Funding Account...................................................  23
Interest Payment Dates.....................................................  29
Invested Amount............................................................  29
IRS........................................................................  60
L/C Issuer.................................................................  38
Lending Guidelines.........................................................  15
MasterCard.................................................................  17
Miscellaneous Payments.....................................................  31
Monthly Period.............................................................  19
Monthly Report.............................................................  42
Monthly Servicing Fee......................................................  41
Moody's....................................................................  31
Morgan.....................................................................  43
New Issuance...............................................................  29
Non-Code Entity............................................................  21
OID........................................................................  62
Paired Series..............................................................  35
Participants...............................................................  43
Participations.............................................................  26
Parties in Interest........................................................  65
Pay Out Event..............................................................  40
Paying Agent...............................................................  31
Payment Date...............................................................  42
Plan Asset Regulation......................................................  65
Plans......................................................................  65
Pooling Agreement..........................................................  14
Prefunded Amount...........................................................  35
Prefunding Account.........................................................  35
Principal Allocation Percentage............................................  32
Principal Commencement Date................................................  23
Principal Funding Account..................................................  24
Principal Payment Event....................................................  24
Principal Payment Period...................................................  24
Principal Receivables......................................................  22
Principal Sharing Series...................................................  33
Principal Shortfalls.......................................................  33
Principal Terms............................................................  29
Prospectus Supplement......................................................  22
PTCE.......................................................................  65
Rating Agency..............................................................  26
Ratings Effect.............................................................  26
Receivables................................................................  14
Record Date................................................................  41
Recoveries.................................................................  36
Regulations................................................................  61
Related Account............................................................  19
Removal Date...............................................................  28

Term                                                                       Page
----                                                                      ------
Removal Notice Date......................................................     28
Removed Accounts.........................................................     19
Required Designation Date................................................     26
Required Principal Balance...............................................     33
Required Sellers' Interest...............................................     25
Required Sellers' Percentage.............................................     25
Reserve Account..........................................................     38
Restricted Group.........................................................     68
Revolving Period.........................................................     23
SCC......................................................................     57
Seller...................................................................     14
Seller's Certificate.....................................................     22
Seller's Interest........................................................     31
Senior Certificates......................................................     66
Separation...............................................................     20
Separation Agreement.....................................................     20
Series...................................................................     21
Series Cut-Off Date......................................................     23
Series Enhancement.......................................................     37
Series Issuance Date.....................................................     48
Series Termination Date..................................................     42
Service Transfer.........................................................     53
Servicer ................................................................     14
Servicer Default.........................................................     53
Servicing Fee............................................................     40
Shared Principal Collections.............................................     33
Signet...................................................................     20
Signet Bank..............................................................     20
Special Payment Date.....................................................     40
Spread Account...........................................................     38
Standard & Poor's........................................................     31
Subordinated Excess Principal Series.....................................     33
Subordinated Excess Principal Shortfall..................................     34
Supplement............................................................... 18, 22
Supplemental Certificate.................................................     46
Systems..................................................................     45
Tax Counsel..............................................................     60
Tax Opinion..............................................................     21
Termination Notice.......................................................     53
Terms and Conditions.....................................................     45
Transfer Deposit Amount..................................................     49
Trust....................................................................     14
Trust Assets.............................................................     22
Trust Cut-Off Date.......................................................     48
Trust Termination Date...................................................     47
Trustee..................................................................     14
U.S. Certificateholder...................................................     60
U.S. Person..............................................................     60
UCC......................................................................     22
VISA.....................................................................     17
Withholding Agent........................................................     63

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Unless otherwise specified in a Prospectus Supplement for a Series, investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of Cedel and Euroclear and as participants in DTC.

  Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day, when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside of the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust of the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedure.

                     [LOGO OF CAPITAL ONE(R) APPEARS HERE]

                            Capital One Master Trust
                                     Issuer

                                Capital One Bank
                              Seller and Servicer

                                   $
                    Floating Rate Asset Backed Certificates

                                 SERIES 199 -

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               Dated        ,

                               ----------------

                 Underwriters of the Series 199 -  certificates

                A Co.

                                 B Co.

                                                  C Co.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Class A certificates and Class B certificates in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A certificates and Class B certificates will deliver
    a prospectus supplement and prospectus until     ,    .

                                    PART II

Item 14. Other Expenses of Issuance and Distribution.

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

   Registration Statement Fee..................................... $  695,000**
   Printing and Engraving Expenses................................    300,000*
   Trustee's Fees and Expenses....................................     30,000*
   Legal Fees and Expenses........................................    400,000*
   Blue Sky Fees and Expenses.....................................     50,000*
   Accountants' Fees and Expenses.................................    120,000*
   Rating Agency Fees.............................................  1,600,000*
   Miscellaneous Fees and Expenses................................     20,000*
                                                                   ----------
         Total.................................................... $3,215,000*
                                                                   ==========

--------

*  Estimate
** Actual

Item 15. Indemnification of Directors and Officers.

  Article 10 of the Virginia Stock Corporation Act and the Bank's Articles of Incorporation provide for indemnification of the Bank's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the Bank carries insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933.

  Pursuant to Section [7] of the form of Underwriting Agreement, which is attached as Exhibit 1.1 hereto, the Underwriters will agree to indemnify the registrant, its directors and certain of its officers against certain civil liabilities under the Securities Act of 1933.

Item 16. Exhibits.

 1.1 --Form of Underwriting Agreement for the Certificates.

 4.1 --Pooling and Servicing Agreement (incorporated by reference to Exhibit
       5.1 to the registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on February 2,
       1994).

 4.2 --Amendment No. 1 to the Pooling and Servicing Agreement, dated as of May 17, 1994, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 2 to the registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on July 29, 1994).


4.3 --Form of Transfer and Assumption Agreement, dated as of November 22, 1994, by and among Signet Bank/Virginia, Capital One Bank, as Assuming Entity, The Bank of New York, as Trustee and the other parties thereto (incorporated by reference to Exhibit 4.5 to the registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on January 13, 1995).

 4.4 --Amendment No. 2 to the Pooling and Servicing Agreement, dated as of May 23, 1995, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to the registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on September 29, 1995).

 4.5 --Amendment No. 3 to the Pooling and Servicing Agreement, dated as of October 15, 1997, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on October 16, 1997).

 4.6 --Amendment No. 4 to the Pooling and Servicing Agreement, dated as of April 24, 1998, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee.

 4.7 --Form of Series Supplement (including form of Certificates).

 5.1 --Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

 8.1 --Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.

23.1 --Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1).

23.2 --Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).

24.1 --Powers of Attorney (included on Page II-4).*
--------

* Previously filed.

Item 17. Undertakings.

  The undersigned Registrant on behalf of the Capital One Master Trust (the "Trust") hereby undertakes as follows:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Falls Church, Virginia, on January 28, 1999.

                                          Capital One Bank, as Servicer,
                                          on behalf of Capital One Master
                                          Trust

                                               /s/ John G. Finneran, Jr.
                                          By: _________________________________

                                                 John G. Finneran, Jr.

                                               Senior Vice President, General
                                                        Counsel

                                                and Corporate Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on January 28, 1999 by the following persons in the capacities indicated.

              Signature                                 Title
              ---------                                 -----

       /s/ Richard D. Fairbank*         Chairman of the Board of Directors and
______________________________________   Chief Executive Officer
         Richard D. Fairbank

         /s/ Nigel W. Morris*           President, Chief Operating Officer and
______________________________________   Director
           Nigel W. Morris

          /s/ James M. Zinn*            Chief Financial Officer and Director
______________________________________   (Principal Financial Officer and
            James M. Zinn                Principal Accounting Officer)

       /s/ James A. Flick, Jr.*         Director
______________________________________
         James A. Flick, Jr.

         /s/ James V. Kimsey*           Director
______________________________________
           James V. Kimsey

      /s/ Stanley I. Westreich*         Director
______________________________________
         Stanley I. Westreich

      /s/ John G. Finneran, Jr.*
______________________________________
        John G. Finneran, Jr.
           Attorney-in-Fact

*Note: A Power of Attorney appointing John G. Finneran, Jr. and James M. Zinn, or either of them acting singly, to execute the Registration Statements and any amendments thereto on behalf of the above-named individuals previously was filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX

Ehibitx
Number                            Descriptiion

 1.1--Form of Underwriting Agreement for the Certificates.

 4.1--Pooling and Servicing Agreement (incorporated by reference to Exhibit
      5.1 to the registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on February 2,
      1994).

 4.2--Amendment No. 1 to the Pooling and Servicing Agreement, dated as of May 17, 1994, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 2 to the registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on July 29, 1994).

 4.3--Form of Transfer and Assumption Agreement, dated as of November 22,
      1994, by and among Signet Bank/Virginia, Capital One Bank, as Assuming Entity, The Bank of New York, as Trustee and the other parties thereto (incorporated by reference to Exhibit 4.5 to the registrant's Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission on January 13, 1995).

 4.4--Amendment No. 2 to the Pooling and Servicing Agreement, dated as of May 23, 1995, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to the registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on September 29, 1995).

 4.5--Amendment No. 3 to the Pooling and Servicing Agreement, dated as of October 15, 1997, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on October 16, 1997).

 4.6--Amendment No. 4 to the Pooling and Servicing Agreement, dated as of April 24, 1998, between Capital One Bank, as Seller and Servicer, and The Bank of New York, as Trustee.

 4.7--Form of Series Supplement (including form of Certificates).

 5.1--Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

 8.1--Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.

23.1--Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1).

23.2--Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).

24.1--Powers of Attorney (included on Page II-4).*
--------
* Previously filed.